As filed with the Securities and Exchange Commission on December 26, 2024

 1940 Act File No. 811-22033

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM N-1A

REGISTRATION STATEMENT

UNDER THE INVESTMENT COMPANY ACT OF 1940

AMENDMENT NO. 21

MFS® SERIES TRUST XIV

(Exact Name of Registrant as Specified in Charter)

111 Huntington Avenue, Boston, Massachusetts 02199

(Address of Principal Executive Offices)

Registrant's Telephone Number, including Area Code: 617-954-5000

Christopher R. Bohane, Massachusetts Financial Services Company,

111 Huntington Avenue, Boston, Massachusetts 02199

(Name and Address of Agent for Service)

EXPLANATORY NOTE

The MFS Series Trust XIV has filed this Registration Statement pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”). Beneficial interests in the Registrant have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), because interests are being issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make investments in the Registrant. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

It is intended that this filing become effective on December 27, 2024, in accordance with Section 8 under the Investment Company Act of 1940.

MFS® Institutional Money Market Portfolio

Part A of Registration Statement

December 27, 2024

SUMMARY OF KEY INFORMATION	1
INVESTMENT OBJECTIVE, STRATEGIES, AND RISKS	1
MANAGEMENT OF THE FUND	3
DESCRIPTION OF SHARES	3
HOW TO PURCHASE AND REDEEM SHARES	3
OTHER INFORMATION	4

IMM-PRO-122724

Summary of Key Information

Investment Adviser

MFS (Massachusetts Financial Services Company, the fund's investment adviser) serves as the investment adviser for the fund.

Purchase and Sale of Fund Shares

You may purchase and redeem shares of the fund each day the New York Stock Exchange (the "NYSE") is open for trading by contacting MFS Service Center, Inc. (MFSC), P.O. Box 219341, Kansas City, MO 64121-9341 or 1-800-225-2606. There are no initial or subsequent investment requirements.

Taxes

If your shares are held in a taxable account, the fund’s distributions will be taxed to you as ordinary income and/or capital gains. The fund expects that substantially all its distributions will consist of investment income taxable as ordinary income. If your shares are held in a tax-advantaged account, you will generally be taxed only upon withdrawals from the account.

Investment Objective, Strategies, and Risks

Investment Objective

The fund’s investment objective is to seek current income consistent with preservation of capital and liquidity. The fund's objective may be changed without shareholder approval.

Principal Investment Strategies

MFS normally invests the fund’s assets in U.S. dollar-denominated money market instruments and repurchase agreements.

The fund does not seek to maintain a stable share price. In buying and selling investments for the fund, MFS follows U.S. Securities and Exchange Commission rules for money market funds regarding credit quality, diversification, liquidity, and maturity.

Principal Investment Types

The principal investment types in which the fund may invest are:

Money Market Instruments: Money market instruments are short-term instruments that pay a fixed, variable, or floating interest rate. Money market instruments include bank certificates of deposit and other bank obligations of U.S. and foreign banks; notes, commercial paper, and asset-backed securities of U.S. and foreign issuers; U.S. and foreign government securities; and municipal instruments.

U.S. Government Securities: U.S. Government securities are securities issued or guaranteed as to the payment of principal and interest by the U.S. Treasury, by an agency or instrumentality of the U.S. Government, or by a U.S. Government-sponsored entity, including mortgage-backed securities and other types of securitized instruments issued or guaranteed by such entities. Certain U.S. Government securities are not supported as to the payment of principal and interest by the full faith and credit of the U.S. Treasury or the ability to borrow from the U.S. Treasury. Some U.S. Government securities are supported as to the payment of principal and interest only by the credit of the entity issuing or guaranteeing the security.

Municipal Instruments: Municipal instruments are issued by or for states, territories, or possessions of the United States or by their political subdivisions, agencies, authorities, or other government entities, to raise money for a variety of public and private purposes, including general financing for state and local governments, or financing for a specific project or public facility. Municipal instruments include general obligation bonds of municipalities, state or local governments, project or revenue-specific bonds, municipal lease obligations, and prerefunded or escrowed bonds. Municipal instruments may be fully or partially supported by the state or local governments, by the credit of a private issuer, by the current or anticipated revenues from a specific project or assets, by the issuer’s pledge to make annual appropriations for lease payments, or by domestic or foreign entities providing credit support, such as insurance, letters of credit, or guarantees. Many municipal instruments are supported by insurance, which typically guarantees the timely payment of all principal and interest due on the underlying municipal instrument.

Repurchase Agreements: Repurchase agreements are agreements to buy a security from a third party at one price, with simultaneous agreements to sell it back to the third party at an agreed-upon price.

Principal Risks

The yield and share price of the fund will change daily based on changes in interest rates and other market, economic, industry, political, regulatory, geopolitical, environmental, public health, and other conditions. You could lose money by investing in the fund. Because the share price of the fund will fluctuate, when you sell your shares, they may be worth more or less than what you originally paid for them. The fund may impose a fee upon the sale of your shares. The fund generally must impose a fee when net sales of fund shares exceed certain levels. An investment in the fund is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. The fund's sponsor has no legal obligation to provide financial support to the fund, and you should not expect that the sponsor will provide financial support to the fund at any time. The significance of any specific risk to an investment in the fund will vary over time depending on the composition of the fund's portfolio, market conditions, and other factors. You should read all of the risk information below carefully, because any one or more of these risks may result in losses to the fund.

The principal risks of investing in the fund are:

Floating Share Price Risk: The value of the fund's shares will be calculated to four decimal places and will vary reflecting the value of the fund's investments. A decrease in the value of the fund's investments could cause the fund's share price to decrease.

Interest Rate Risk: In general, the price of a money market instrument falls when interest rates rise and rises when interest rates fall. A major or unexpected increase in interest rates could cause the fund's share price to decrease. Inflationary price movements may cause fixed income

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securities markets to experience heightened levels of interest rate volatility and liquidity risk. Potential future changes in government and/or central bank monetary policy and action may also affect the level of interest rates. Monetary policy measures have in the past, and may in the future, exacerbate risks associated with rising interest rates.

Credit and Market Risk: The value of a money market instrument depends on the credit quality of the issuer, borrower, counterparty, or other entity responsible for payment. The value of a money market instrument can also decline in response to changes in, or perceptions of, the financial condition of the issuer or borrower, changes in, or perceptions of, specific market, economic, industry, political, regulatory, geopolitical, environmental, public health, and other conditions that affect a particular type of instrument, issuer, or borrower, and changes in, or perceptions of, general market, economic, industry, political, regulatory, geopolitical, environmental, public health, and other conditions.

Investment Selection Risk: MFS' investment analysis and its selection of investments may not produce the intended results and/or can lead to an investment focus that results in the fund underperforming other funds with similar investment strategies and/or underperforming the markets in which the fund invests. In addition, to the extent MFS considers quantitative tools in managing the fund, such tools may not work as expected or produce the intended results. In addition, MFS or the fund's other service providers may experience disruptions or operating errors that could negatively impact the fund.

Redemption Risk: Large or frequent redemptions could cause the fund's share price to decrease.

Municipal Risk: The price of a municipal instrument can be volatile and significantly affected by adverse tax changes or court rulings, legislative or political changes, market and economic conditions and developments, issuer, industry-specific and other conditions, including as the result of events that cannot be reasonably anticipated or controlled such as social conflict or unrest, labor disruption and natural disasters. Municipal instruments can be less liquid than other types of investments and there may be less publicly available information about the issuers of municipal instruments compared to other issuers. If the Internal Revenue Service (the IRS) or a state taxing authority determines that an issuer of a municipal instrument has not complied with applicable tax requirements, interest from the instrument could become taxable (including retroactively) and the instrument could decline significantly in price. Because many municipal instruments are issued to finance similar projects, especially those relating to education, health care, housing, utilities, and water and sewer, conditions in these industries can significantly affect the fund and the overall municipal market. In addition, changes in the financial condition of an individual municipal insurer can affect the overall municipal market.

Municipal instruments may be more susceptible to downgrades or defaults during economic downturns or similar periods of economic stress, which in turn could affect the market values and marketability of many or all municipal obligations of issuers in a state, U.S. territory, or possession. Factors contributing to the economic stress on municipal issuers may include a decrease in revenues supporting the issuer's bonds due to factors such as lower sales tax revenue as a result of decreased consumer spending, lower income tax revenue due to higher unemployment, and a decrease in the value of collateral backing revenue bonds due to closures and/or curtailment of services and/or changes in consumer behavior.

Foreign Risk: Investments in securities of foreign issuers and securities of companies with significant foreign exposure can involve additional risks relating to market, economic, industry, political, regulatory, geopolitical, environmental, public health, and other conditions. Political, social, diplomatic, and economic developments, U.S. and foreign government action, or the threat thereof, such as the imposition of currency or capital blockages, controls, or tariffs, economic and trade sanctions or embargoes, security trading suspensions, entering or exiting trade or other intergovernmental agreements, or the expropriation or nationalization of assets in a particular country, can cause dramatic declines in certain or all securities with exposure to that country and other countries. Sanctions, or the threat of sanctions, may cause volatility in regional and global markets and may negatively impact the performance of various sectors and industries, as well as companies in other countries, which could have a negative effect on the performance of the fund. In the event of nationalization, expropriation, confiscation, or other government action, intervention, or restriction, the fund could lose its entire investment in a particular foreign issuer or country. Civil unrest, geopolitical tensions, armed conflicts, wars, and acts of terrorism are other potential risks that could adversely affect an investment in a foreign security or in foreign markets or issuers generally. Economies and financial markets are interconnected, which increases the likelihood that conditions in one country or region can adversely impact issuers in different countries and regions. Less stringent regulatory, accounting, auditing, and disclosure requirements for issuers and markets are more common in certain foreign countries. Enforcing legal rights can be difficult, costly, and slow in certain foreign countries and with respect to certain types of investments, and can be particularly difficult against foreign governments. Additional risks of foreign investments include trading, settlement, custodial, and other operational risks, and withholding and other taxes. These factors can make foreign investments more volatile and less liquid than U.S. investments. In addition, foreign markets can react differently to market, economic, industry, political, regulatory, geopolitical, environmental, public health, and other conditions than the U.S. market.

Counterparty and Third Party Risk: Transactions involving a counterparty other than the issuer of the instrument, including clearing organizations, or a third party responsible for servicing the instrument or effecting the transaction, are subject to the credit risk of the counterparty or third party, and to the counterparty’s or third party’s ability or willingness to perform in accordance with the terms of the transaction. If a counterparty or third party fails to meet its contractual obligations, goes bankrupt, or otherwise experiences a business interruption, the fund could miss investment opportunities, lose value on its investments, or otherwise hold investments it would prefer to sell, resulting in losses for the fund.

Liquidity Risk: Certain investments and types of investments are subject to restrictions on resale, may trade in the over-the-counter market, or may not have an active trading market due to adverse market, economic, industry, political, regulatory, geopolitical, environmental, public health, and other conditions, including trading halts, sanctions, or wars. Investors trying to sell large quantities of a particular investment or type of investment, or lack of market makers or other buyers for a particular investment or type of investment may also adversely affect liquidity. At times, all or a significant portion of a market may not have an active trading market. Without an active trading market, it may be difficult to value, and it may not be possible to sell, these investments and the fund could miss other investment opportunities and hold investments it would prefer to sell, resulting in losses for the fund. In addition, the fund may have to sell certain of these investments at prices or times that are not advantageous in order to meet redemptions or other cash needs, which could result in dilution of remaining investors' interests in the fund. The prices of illiquid securities may be more volatile than more liquid investments.

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Other Investment Strategies and Risks

Further Information on Investment Strategies, Types, and Risks: Information about investment strategies and investment types not described in the Part A of the Registration Statement ("Prospectus") and the risks associated with those investment strategies and investment types are described in the fund’s Part B of the Registration Statement ("Part B" or "SAI").

Management of the Fund

Investment Adviser

MFS, located at 111 Huntington Avenue, Boston, Massachusetts 02199, serves as the investment adviser for the fund. Subject to the supervision of the fund’s Board of Trustees, MFS is responsible for managing the fund’s investments, executing transactions, and providing related administrative services and facilities under an Investment Advisory Agreement between the fund and MFS.

The fund does not pay a management fee to MFS; however, the MFS funds that invest in the fund may pay management fees to MFS which are reflected in the “Summary of Key Information-Fees and Expenses” section of such MFS funds’ prospectuses.

A discussion regarding the basis for the Board of Trustees’ approval of the Investment Advisory Agreement is available in the fund’s Form N-CSR filed with the SEC for the period ended August 31, 2024 and in the related financial statements posted online at funds.mfs.com.

MFS is America’s oldest mutual fund organization. MFS and its predecessor organizations have a history of money management dating from 1924 and the founding of the first mutual fund, Massachusetts Investors Trust. Net assets under the management of the MFS organization were approximately $625 billion as of October 31, 2024.

Disclosure of Portfolio Holdings. The fund has established a policy with respect to the disclosure of fund portfolio holdings. A description of this policy is provided in the Part B.

The following information is available to you at mfs.com/immp, after you have accepted the terms and conditions:

Information	Approximate Date of Posting
Fund’s full holdings as of each month’s end (under "Monthly Portfolio Holding Reports")	• 5 business days after month end

Note that the fund or MFS may suspend the posting of this information or modify the elements of this Web posting policy without notice to shareholders. Once posted, the above information will generally remain available on mfs.com until at least the date on which the information is filed with the SEC for the period that includes the date as of which the mfs.com information is current.

Administrator

MFS provides the fund with certain financial, legal, and other administrative services under a Master Administrative Services Agreement between the fund and MFS. Under the Agreement, MFS is paid an annual fee for providing these services.

Shareholder Servicing Agent

MFS Service Center, Inc. (‘‘MFSC’’), a wholly-owned subsidiary of MFS, provides dividend and distribution disbursing and transfer agent and recordkeeping functions in connection with the issuance, transfer, and redemption of shares of the fund under a Shareholder Servicing Agent Agreement. MFSC is not paid a fee for providing these services, but is reimbursed for out-of-pocket expenses.

Description of Shares

Shares of the fund are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(a)(2) of the Securities Act of 1933, as amended (the "1933 Act"). Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may invest in the fund. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act. Currently, the fund is only offered to certain investment companies advised by MFS.

The securities offered by the fund have not been registered under the 1933 Act or under the securities laws of any state, and may not be transferred or resold unless so registered or in transactions exempt therefrom. However, a shareholder may withdraw all or any portion of its investment at any time at net asset value.

Shares of the fund are not subject to a sales charge or Rule 12b-1 distribution or service fee.

How to Purchase and Redeem Shares

You may purchase and redeem shares in the fund in the manner described below.

How to Purchase Shares

Your shares will be bought at the net asset value per share next calculated after your purchase is received. A purchase of shares by an MFS fund is treated as received by the fund when the MFS fund receives the purchase order in proper form to be allocated to the fund. The fund may reject for any reason, or cancel as permitted or required by law, any purchase orders. The fund may stop offering shares completely, or may offer shares only on a limited basis, for a period of time or permanently.

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The fund is required by law to obtain from you certain information that will be used to verify the identity of the account owner. If you do not provide the information, the fund will not be able to open your account. The fund must also take certain steps to verify that the account information you provide is correct.

Shares may be purchased through MFSC.

Shares of the fund may be purchased with securities acceptable to the fund. The fund need not accept any security offered for an in-kind purchase unless it is consistent with the fund's investment objective, policies, and restrictions, and is otherwise acceptable to the fund. Securities accepted in-kind for shares will be valued in accordance with the fund's usual valuation procedures. An investor interested in making an in-kind purchase of fund shares must first telephone MFSC to advise of its intended action and obtain instructions for in-kind purchases.

How to Redeem Shares

Shares may be redeemed through MFSC. Your shares will be sold at the net asset value per share next calculated after your redemption order is received. The fund typically processes your redemption proceeds, after your request is received in proper form, by the end of the next business day. However, the fund may delay processing your redemption request for up to seven days. Under unusual circumstances, such as when the NYSE is closed, trading on the NYSE is restricted, the fund's Board of Trustees has suspended redemptions as described below, or as permitted by the SEC, the fund may suspend redemptions or postpone payment for more than seven days.

Effective October 2, 2024, the fund is required to impose a mandatory liquidity fee when the fund experiences daily net redemptions that exceed 5% of the fund’s net assets (based on flow information available within a reasonable period after the last computation of the fund’s net asset value on that day) (a Mandatory Liquidity Fee). The amount of the Mandatory Liquidity Fee to be charged must be based on a good faith estimate, supported by data, of the costs the fund would incur if it sold a pro rata amount of each security in its portfolio to satisfy the amount of the net redemptions. If these costs cannot be estimated in good faith, a 1% default Mandatory Liquidity Fee will be applied. The fund will not be required to apply a Mandatory Liquidity Fee if the amount of the fee is less than 0.01% of the value of the shares redeemed. The imposition of a Mandatory Liquidity Fee will reduce the amount you receive upon redemption of your shares. Mandatory Liquidity Fees will be used by the fund to help offset the cost of redemptions by allocating liquidity costs to those shareholders who cause such costs by their redemptions of shares. Additionally, if the Board of Trustees (including a majority of the independent Trustees) determines it is in the best interests of the fund, the fund may impose a liquidity fee of not more than 2% (such fee hereinafter referred to as a Discretionary Liquidity Fee) as early as the next business day. Discretionary Liquidity Fees will be charged on all redemption orders submitted after the effective time of the imposition of the liquidity fee and will reduce the amount you receive upon redemption of your shares. Once imposed, Discretionary Liquidity Fees will be in effect until the Board of Trustees determines that that imposition of the liquidity fee is no longer in the best interests of the fund.

A liquidity fee may be imposed without prior shareholder notices. Information regarding the imposition and termination of a Mandatory or Discretionary Liquidity Fee will be reported to the SEC on Form N-MFP. Such information will also be provided to shareholders in writing. In addition, a fund may further communicate such action through mfs.com, a press release, or other means.

If the Board of Trustees determines that it would not be in the best interest of the fund to continue operation, the Board of Trustees will permanently suspend the right of redemption and approve a plan of liquidation for the fund pursuant to which the assets of the fund will be liquidated and the proceeds remaining after payment of or provision for liabilities and obligations of the fund will be distributed to shareholders. Shareholders of record as of the close of business on the liquidation date will receive the cash equivalent of their proportionate interest in the fund which may be more or less than the value of their shares on the liquidation date.

The fund typically expects to meet redemption requests by holding cash and/or cash equivalents, selling investments, and using overdraft provisions or lines of credit. The fund may also meet redemption requests by redeeming shares in kind for large redemptions or during stressed market conditions. If MFS determines it to be feasible and appropriate, the fund may pay the redemption amount by a distribution in kind of portfolio securities (redemption in kind). In the event that the fund makes a redemption in kind, you should expect to incur brokerage and other transaction charges when converting the securities to cash, and the securities will likely increase or decrease in value before you sell them.

Frequent Trading

MFS anticipates that shareholders will purchase and sell shares of the fund frequently because the fund is intended to serve as an overnight cash investment. As a result, the Board of Trustees has not adopted policies and procedures designed to discourage frequent fund share transactions. To the extent there are large or frequent purchases and/or redemptions in the fund, these purchases and/or redemptions can interfere with the efficient management of the fund's portfolio, may result in increased transaction and administrative costs, and may adversely impact the fund’s performance.

Anti-Money Laundering Restrictions

U.S. law requires the fund to implement policies and procedures reasonably designed to prevent, detect and report money laundering and other illegal activity. The fund, consistent with applicable U.S. law, may redeem your shares and close your account; suspend, restrict or cancel purchase and redemption orders; process redemption requests and withhold your proceeds; and take other action if MFSC is unable to verify your identity within a reasonable time or conduct required due diligence on your account or as otherwise permitted by its anti-money laundering policies and procedures.

Other Information

Valuation

The price of the fund’s shares is based on its net asset value. The net asset value of the fund’s shares is determined each day the NYSE is open for trading as of 1:00 p.m. Eastern time. However, net asset value may be calculated earlier in emergency situations or as otherwise permitted by the SEC. Net asset value per share is computed by dividing the net assets allocated to the fund by the number of shares outstanding for that fund. On days when the NYSE is closed (such as weekends and holidays), net asset value is not calculated, and the fund does not transact purchase and

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redemption orders. To the extent the fund’s assets are traded in other markets on days when the fund does not price its shares, the value of the fund’s assets will likely change when you will not be able to purchase or redeem shares of the fund.

To determine net asset value, the fund’s investments for which reliable market quotations are readily available are valued at market value. Certain short term debt instruments may be valued at amortized cost.

The Board of Trustees has delegated primary responsibility for determining or causing to be determined the value of the fund's investments to MFS pursuant to the fund's valuation policy and procedures approved by the Board of Trustees. The Board of Trustees has designated MFS as the "valuation designee" of the fund. As valuation designee, MFS will determine the fair value, in good faith, of securities and other instruments held by the fund for which market quotations are not readily available and, among other things, will assess and manage material risks associated with fair value determinations, select, apply, and test fair value methodologies, and oversee and evaluate pricing services used in valuing the fund's investments. If MFS determines that reliable market quotations are not readily available, investments are valued at fair value as determined in good faith by MFS in accordance with the fair valuation policy and procedures adopted by MFS.

Under the fund's valuation policy and procedures, market quotations are not considered to be readily available for debt instruments. These investments are generally valued at fair value as determined by MFS based on information from third-party pricing services or otherwise determined by MFS in accordance with its fair valuation policy and procedures. These valuations can be based on both transaction data and market information such as yield, quality, coupon rate, maturity, type of issue, trading characteristics, spreads, and other market data.

The value of an investment for purposes of calculating the fund’s net asset value can differ depending on the source and method used to determine value. When fair valuation is used, the value of an investment used to determine the fund’s net asset value may differ from quoted or published prices for the same investment. There can be no assurance that the fund could obtain the fair value assigned to an investment if it were to sell the investment at the same time at which the fund determines its net asset value per share.

Distributions

The fund intends to declare a dividend daily and to pay any dividends to shareholders at least monthly.

Any capital gains are distributed at least annually.

Distribution Options

Dividend and capital gain distributions are automatically reinvested in additional shares.

Tax Considerations

The following discussion is very general. You are urged to consult your tax adviser regarding the effect that an investment in the fund will have on your particular tax situation, including possible U.S. federal, state, and local and non-U.S. taxes.

The fund expects to distribute substantially all of its income and gains annually. The fund expects that substantially all its distributions will consist of investment income. Distributions from the fund are taxable.

For U.S. federal income tax purposes, distributions of investment income are generally taxable as ordinary income. Distributions designated as capital gain dividends are taxable as long-term capital gains includible in net capital gain.

Any gain resulting from the redemption or sale of your shares will generally also be subject to tax. Taxpayers may use a simplified method of accounting for gains and losses realized upon the disposition of shares of a regulated investment company that is a money market fund. If you elect to adopt this simplified method of accounting, rather than compute gain or loss on every taxable disposition of fund shares, you would determine your gain or loss based on the change in the aggregate value of your fund shares during a computation period (such as your taxable year), reduced by your net investment (purchases minus redemptions) in those shares during that period. Under this simplified method, any resulting net capital gain or loss would be treated as short-term capital gain or loss.

A liquidity fee imposed by the fund will reduce the amount you will receive upon the redemption of your shares, and will decrease the amount of any capital gain or increase the amount of any capital loss you will recognize from such redemption. There is some degree of uncertainty with respect to the tax treatment of liquidity fees received by money market funds. In the absence of further guidance from the IRS, the fund expects to treat such liquidity fees as reducing proceeds paid to shareholders in redemption of fund shares, and therefore potentially generating a tax loss for redeeming shareholders, but not constituting income to the fund.

The fund's investments in foreign securities may be subject to foreign withholding or other taxes, which will decrease the fund's return on those securities; you generally are not expected to be eligible to claim a credit (or a deduction) for such amounts on your U.S. federal income tax return.

Information about the Prospectus and SAI

The prospectus and SAI for a fund provide information concerning the fund. The prospectus and SAI are updated at least annually and any information provided in a prospectus or SAI can be changed without a shareholder vote unless specifically stated otherwise. The prospectus and SAI are not contracts between the fund and its shareholders and do not give rise to any contractual rights or obligations or any shareholder rights other than any rights conferred explicitly by federal or state securities laws that may not be waived.

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SUPPLEMENT TO PART B OF THE REGISTRATION STATEMENT

The date of this supplement is December 27, 2024.

MFS® Institutional Money Market Portfolio

Effective January 1, 2025, the section entitled "APPENDIX D – PROXY VOTING POLICIES AND PROCEDURES" is restated in its entirety as follows:

APPENDIX D - PROXY VOTING POLICIES AND PROCEDURES

MASSACHUSETTS FINANCIAL SERVICES COMPANY

PROXY VOTING POLICIES AND PROCEDURES

January 1, 2025

At MFS Investment Management, our core purpose is to create value responsibly. In serving the long-term economic interests of our clients, we rely on deep fundamental research, risk awareness, engagement, and effective stewardship to generate long-term risk-adjusted returns for our clients. A core component of this approach is our proxy voting activity. We believe that robust ownership practices can help protect and enhance long-term shareholder value. Such ownership practices include diligently exercising our voting rights as well as engaging with our issuers on a variety of proxy voting topics. We recognize that environmental, social and governance (“ESG”) issues may impact the long-term value of an investment, and, therefore, we consider ESG issues in light of our fiduciary obligation to vote proxies in what we believe to be in the best long- term economic interest of our clients.

MFS Investment Management and its subsidiaries that perform discretionary investment activities (collectively, “MFS”) have adopted these proxy voting policies and procedures (“MFS Proxy Voting Policies and Procedures”) with respect to securities owned by the clients for which MFS serves as investment adviser and has been delegated the power to vote proxies on behalf of such clients. These clients include pooled investment vehicles sponsored by MFS (an “MFS Fund” or collectively, the “MFS Funds”).

Our approach to proxy voting is guided by the overall principle that proxy voting decisions are made in what MFS believes to be the best long-term economic interests of our clients for which we have been delegated with the authority to vote on their behalf, and not in the interests of any other party, including company management or in MFS' corporate interests, including interests such as the distribution of MFS Fund shares and institutional client relationships. These Proxy Voting Policies and Procedures include voting guidelines that govern how MFS generally will vote on specific matters as well as how we monitor potential material conflicts of interest on the part of MFS that could arise in connection with the voting of proxies on behalf of MFS’ clients.

Our approach to proxy voting is guided by the following additional principles:

1. Consistency in application of the policy across multiple client portfolios: While MFS generally seeks a single vote position on the same matter when securities of an issuer are held by multiple client portfolios, MFS may vote differently on the matter for different client portfolios under certain circumstances. For example, we may vote differently for a client portfolio if we have received explicit voting instructions to vote differently from such client for its own account. Likewise, MFS may vote differently if the portfolio management team responsible for a particular client account believes that a different voting instruction is in the best long-term economic interest of such account.

2. Consistency in application of policy across shareholder meetings in most instances: As a general matter, MFS seeks to vote consistently on similar proxy proposals across all shareholder meetings. However, as many proxy proposals (e.g., mergers, acquisitions,

IMM-SAI-SUP-I-122724

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and shareholder proposals) are analyzed on a case-by-case basis in light of the relevant facts and circumstances of the issuer and proposal MFS may vote similar proposals differently at different shareholder meetings. In addition, MFS also reserves the right to override the guidelines with respect to a particular proxy proposal when such an override is, in MFS’ best judgment, consistent with the overall principle of voting proxies in the best long-term economic interests of MFS’ clients.

3. Consideration of company specific context and informed by engagement: As noted above MFS will seek to consider a company’s specific context in determining its voting decision. Where there are significant, complex or unusual voting items we may seek to engage with a company before making the vote to further inform our decision. Where sufficient progress has not been made on a particular issue of engagement, MFS may determine a vote against management is warranted to reflect our concerns and encourage change in the best long-term economic interests of our clients for which MFS has been delegated with the authority to vote on their behalf.

4. Clear decisions to best support issuer processes and decision making: To best support improved issuer decision making we strive to generally provide clear decisions by voting either For or Against each item. We may however vote to Abstain in certain situations if we believe a vote either For or Against may produce a result not in the best long-term economic interests of our clients.

5. Transparency in approach and implementation: In addition to the publication of the MFS Proxy Voting Policies and Procedures on our website, we are open to communicating our vote intention with companies, including ahead of the annual meeting. We may do this proactively where we wish to make our view or corresponding rationale clearly known to the company. Our voting data is reported to clients upon request and publicly on a quarterly and annual basis on our website (under Proxy Voting Records & Reports). For more information about reporting on our proxy voting activities, please refer to Section F below.

A. VOTING GUIDELINES

The following guidelines govern how MFS will generally vote on specific matters presented for shareholder vote. These guidelines are not exhaustive, and MFS may vote on matters not identified below. In such circumstances, MFS will be governed by its general policy to vote in what MFS believes to be in the best long-term economic interest of its clients.

These guidelines are written to apply to the markets and companies where MFS has significant assets invested. There will be markets and companies, such as controlled companies and smaller markets, where local governance practices are taken into consideration and exceptions may need to be applied that are not explicitly stated below. There are also markets and companies where transparency and related data limit the ability to apply these guidelines.

Board structure and performance

MFS generally supports the election and/or discharge of directors proposed by the board in uncontested or non-contentious elections, unless concerns have been identified, such as in relation to:

Director independence

MFS believes that good governance is enabled by a board with at least a simple majority of directors who are “independent” (as determined by MFS in its sole discretion)1 of management, the company and each other. MFS may not support the non-independent nominees, or other relevant director (e.g., chair of the board or the chair of the nominating committee), where insufficient independence is identified and determined to be a risk to the board’s and/or company’s effectiveness.

As a general matter we will not support a nominee to a board if, as a result of such nominee being elected to the board, the board will consist of less than a simple majority of members who are “independent.” However, there are also governance structures and markets where we may accept lower levels of independence, such as companies required to have non-shareholder representatives on the board, controlled companies, and companies in certain markets. In these circumstances we generally expect the board to be at least one-third independent or at least half of shareholder representatives to be independent, and as a general matter we will not support the nominee to the board if as a result of such nominee’s election these expectations are not met. In certain circumstances, we may not support another relevant director’s election. For example, in Japan, we will generally not support the most senior director where the board is not comprised of at least one-third independent directors or is not majority independent for those companies listed on the Prime Market with a controlling shareholder.

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1 MFS’ determination of “independence” may be different than that of the company, the exchange on which the company is listed, or of a third party (e.g., proxy advisory firm).

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MFS also believes good governance is enabled by a board whose key committees, in particular audit, nominating and compensation/remuneration, consist entirely of “independent” directors. For Canada and US companies, MFS generally votes against any non-independent nominee that would cause any of the audit, compensation, nominating committee to not be fully independent. For Australia, Benelux, Ireland, New Zealand, Switzerland, and UK companies MFS generally votes against any non-independent nominee that would cause the audit or compensation/remuneration committee to not be fully independent. For Korea companies, MFS generally votes against any non-independent nominee or other relevant director that would cause the audit committee to not be fully independent, would result in the chair of the nominating and compensation/remuneration committee to not be independent, or would cause the nominating and compensation/remuneration committees to be less than majority independent. In other markets MFS generally votes against non-independent nominees or other relevant director if a majority of committee members or the chair of the audit committee are not independent. However, there are also governance structures (e.g., controlled companies or boards with non-shareholder representatives) and markets where we may accept lower levels of independence for these key committees.

While there are currently markets where we accept lower levels of independence, we expect to expand these independence guidelines to all markets over time.

Independent chairs

MFS believes boards should include some form of independent leadership responsible for amplifying the views of independent directors and setting meeting agendas, and this is often best positioned as an independent chair of the board or a lead independent director. We review the merits of a change in leadership structure on a case-by-case basis.

Tenure in leadership roles

We may vote against a chair who is designated independent, or a lead independent director whose overall tenure on the board equals or exceeds twenty (20) years, if progress on refreshment is not made or being considered by the company’s board or we identify other concerns that suggest more immediate refreshment is necessary, such as the director’s role on a key committee.

Overboarding

All directors on a board should have sufficient time and attention to fulfil their duties and play their part in achieving effective oversight, both in normal and exceptional circumstances.

MFS may also vote against any director if we deem such nominee to have board or committee roles or other outside time commitments that we believe would impair their ability to dedicate sufficient time and attention to their director role.

As a general guideline, MFS will generally vote against a director’s election if they:

• Are not a CEO or executive chair of a public company but serve on more than four (4) public company boards in total at US companies and more than five (5) public boards for companies in other non-US markets.

• Are a CEO or executive chair of a public company and serve on more than two (2) public company boards in total at US companies and two (2) outside public company boards for companies in non-US markets. In these cases, MFS would likely only apply a vote against at the meetings of the companies where the director is non-executive.

MFS may consider exceptions to this guideline if: (i) the company has disclosed the director's plans to step down from the number of public company boards exceeding the above limits, as applicable, within a reasonable time; or (ii) the director exceeds the permitted number of public company board seats solely due to either his/her board service on an affiliated company (e.g., a subsidiary), or service on more than one investment company within the same investment company complex (as defined by applicable law), or iii) after engagement we believe the director’s ability to dedicate sufficient time and attention is not impaired by the external roles.

Diversity

MFS believes that a well-balanced board with diverse perspectives is a foundation for sound corporate governance, and this is best spread across the board rather than concentrated in one or a few individuals. We take a holistic view on the dimensions of diversity that can lead to diversity of perspectives and stronger oversight and governance.

Gender diversity is one such dimension and where good disclosure and data enables a specific expectation and voting guideline.

On gender representation specifically MFS wishes to see companies in all markets achieve a consistent minimum representation of women of at least a third of the board, and we are likely to increase our voting guideline towards this over time.

Currently, where data is available, MFS will generally vote against the chair of the nominating and governance committee or other most relevant position at any company whose board is comprised of an insufficient representation of directors who are women for example:

• At US, Canadian, European, Australian, New Zealand companies: less than 24%.

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• At Brazilian companies: less than 20%.

• At Chinese, Hong Kong, Indian, Japanese, Korean, other Latin American companies: less than 10%.

As a general matter, MFS will vote against the chair of the nominating committee of US S&P 500 companies and UK FTSE 100 companies that have failed to appoint at least one director who identifies as either an underrepresented ethnic/racial minority or a member of the LGBTQ+ community.

MFS may consider exceptions to these guidelines if we believe that the company is transitioning towards these goals or has provided clear and compelling reasons for why they have been unable to comply with these goals.

For other markets, we will engage on board diversity and may vote against the election of directors where we fail to see progress.

Board size

MFS believes that the size of the board can have an effect on the board's ability to function efficiently and effectively. While MFS may evaluate board size on a case-by-case basis, we will typically vote against the chair of the nominating and governance committee in instances where the size of the board is greater than sixteen (16) members. An exception to this is companies with requirements to have equal representation of employees on the board where we expect a maximum of twenty (20) members.

Other concerns related to director election:

MFS may also not support some or all nominees standing for election to a board if we determine:

• There are concerns with a director or board regarding performance, governance or oversight, which may include:

o Clear failures in oversight or execution of duties, including the identification, management and reporting of material risks and information, at the company or any other at which the nominee has served. This may include climate-related risks;

o A failure by the director or board of the issuer to take action to eliminate shareholder unfriendly provisions in the issuer's charter documents, or the introduction of shareholder unfriendly provisions or actions; or

o Allowing the hedging and/or significant pledging of company shares by executives.

• A director attended less than 75% of the board and/or relevant committee meetings in the previous year without a valid reason stated in the proxy materials or other annual governance reporting;

• The board or relevant committee has not adequately responded to an issue that received a significant vote against management from shareholders;

• The board has implemented a poison pill without shareholder approval since the last annual meeting and such poison pill is not on the subsequent shareholder meeting's agenda (including those related to net-operating loss carry-forwards); or

• In Japan, the company allocates a significant portion of its net assets to cross-shareholdings.

Unless the concern is commonly accepted market practice, MFS may also not support some or all nominees standing for election to a nominating committee if we determine (in our sole discretion) that the chair of the board is not independent and there is no strong lead independent director role in place, or an executive director is a member of a key board committee.

Where individual directors are not presented for election in the year MFS may apply the same vote position to votes on the discharge of the director. Where the election of directors is bundled MFS may vote against the whole group if there is concern with an individual director and no other vote related to that director.

Proxy contests

From time to time, a shareholder may express alternative points of view in terms of a company's strategy, capital allocation, or other issues. Such a shareholder may also propose a slate of director nominees different than the slate of director nominees proposed by the company (a "Proxy Contest"). MFS will analyze Proxy Contests on a case-by-case basis, taking into consideration the track record and current recommended initiatives of both company management and the dissident shareholder(s). MFS will support the director nominee(s) that we believe is in the best, long-term economic interest of our clients.

Other items related to board accountability:

Majority voting for the election of directors: MFS generally supports reasonably crafted proposals calling for directors to be elected with an affirmative majority of votes cast and/or the elimination of the plurality standard for electing directors (including binding resolutions requesting that the board amend the company’s bylaws), provided the proposal includes a carve-out for a plurality voting standard when there are more director nominees than board seats (e.g., contested elections).

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Declassified boards: MFS generally supports proposals to declassify a board (i.e., a board in which only a sub-set of board members is elected each year) for all issuers other than for certain closed-end investment companies. MFS generally opposes proposals to classify a board for issuers other than for certain closed-end investment companies.

The right to call a special meeting or act by written consent:

MFS believes a threshold of 15-25% is an appropriate balance of shareholder and company interests, with thresholds of 15% for large and widely held companies.

MFS will generally support management proposals to establish these rights where they do not currently exist. MFS will generally support shareholder proposals to adjust existing rights to within the thresholds described above. MFS may also support shareholder proposals to establish the right at a threshold of 10% or above if no existing right exists and no right is presented for vote by management within the threshold range described above.

MFS will support shareholder proposals to establish the right to act by majority written consent if shareholders do not have the right to call a special meeting at the thresholds described above or lower.

Proxy access: MFS believes that the ability of qualifying shareholders to nominate a certain number of directors on the company's proxy statement ("Proxy Access") may have corporate governance benefits. However, such potential benefits must be balanced by its potential misuse by shareholders. Therefore, MFS generally supports Proxy Access proposals at U.S. issuers that establish ownership criteria of 3% of the company held continuously for a period of 3 years. In our view, such qualifying shareholders should have the ability to nominate at least 2 directors. We also believe companies should be mindful of imposing any undue impediments within their bylaws that may render Proxy Access impractical, including re-submission thresholds for director nominees via Proxy Access.

Items related to shareholder rights:

Anti-takeover measures: In general, MFS votes against any measure that inhibits capital appreciation in a stock, including proposals that protect management from action by shareholders. These types of proposals take many forms, ranging from “poison pills” and “shark repellents” to super-majority requirements. While MFS may consider the adoption of a prospective “poison pill” or the continuation of an existing “poison pill" on a case-by-case basis, MFS generally votes against such anti-takeover devices.

MFS will consider any poison pills designed to protect a company’s net-operating loss carryforwards on a case-by-case basis, weighing the accounting and tax benefits of such a pill against the risk of deterring future acquisition candidates. MFS will also consider, on a case-by-case basis, proposals designed to prevent tenders which are disadvantageous to shareholders such as tenders at below market prices and tenders for substantially less than all shares of an issuer.

MFS generally supports proposals that seek to remove governance structures that insulate management from shareholders. MFS generally votes for proposals to rescind existing “poison pills” and proposals that would require shareholder approval to adopt prospective “poison pills.”

Cumulative voting: MFS generally opposes proposals that seek to introduce cumulative voting and supports proposals that seek to eliminate cumulative voting. In either case, MFS will consider whether cumulative voting is likely to enhance the interests of MFS’ clients as minority shareholders.

One-share one-vote: As a general matter, MFS supports proportional alignment of voting rights with economic interest and may not support a proposal that deviates from this approach. For companies listing with multiple share classes or other forms of disproportionate control are in place, we expect these to have sunset provisions of generally no longer than seven years after which the structure becomes single class one-share one-vote.

Reincorporation and reorganization proposals: When presented with a proposal to reincorporate a company under the laws of a different state, or to effect some other type of corporate reorganization, MFS considers the underlying purpose and ultimate effect of such a proposal in determining whether or not to support such a measure. MFS generally votes with management in regard to these types of proposals, however, if MFS believes the proposal is not in the best long-term economic interests of its clients, then MFS may vote against management (e.g., the intent or effect would be to create additional inappropriate impediments to possible acquisitions or takeovers).

Other business: MFS generally votes against "other business" proposals as the content of any such matter is not known at the time of our vote.

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Items related to capitalization proposals, capital allocation and corporate actions:

Issuance of stock: There are many legitimate reasons for the issuance of stock. Nevertheless, as noted below under “Stock Plans,” when a stock option plan (either individually or when aggregated with other plans of the same company) would substantially dilute the existing equity (e.g., by more than approximately 10-15%), MFS generally votes against the plan.

MFS typically votes against proposals where management is asking for authorization to issue common or preferred stock with no reason stated (a “blank check”) because the unexplained authorization could work as a potential anti-takeover device. MFS may also vote against the authorization or issuance of common or preferred stock if MFS determines that the requested authorization is excessive or not warranted. MFS will consider the duration of the authority and the company’s history in using such authorities in making its decision.

Repurchase programs: MFS generally supports proposals to institute share repurchase plans in which all shareholders have the opportunity to participate on an equal basis. Such plans may include a company acquiring its own shares on the open market, or a company making a tender offer to its own shareholders.

Mergers, acquisitions & other special transactions: MFS considers proposals with respect to mergers, acquisitions, sale of company assets, share and debt issuances and other transactions that have the potential to affect ownership interests on a case-by-case basis. When analyzing such proposals, we use a variety of materials and information, including our own internal research as well as the research of third-party service providers.

Independent Auditors

MFS generally supports the election of auditors but may determine to vote against the election of a statutory auditor and/or members of the audit committee in certain markets if MFS reasonably believes that the statutory auditor is not truly independent, sufficiently competent or there are concerns related to the auditor’s work or opinion. To inform this view, MFS may evaluate the use of non-audit services in voting decisions when the percentage of non-audit fees to total auditor fees exceeds 40%, in particular if recurring.

Executive Compensation

MFS believes that competitive compensation packages are necessary to attract, motivate and retain executives. We seek compensation plans that are geared towards durable long-term value creation and aligned with shareholder interests and experience, such as where we believe:

• The plan is aligned with the company’s current strategic priorities with a focused set of clear, suitably ambitious and measurable performance conditions;

o Practices of concern may include an incentive plan without financial performance conditions, without a substantial majority weighting to quantitative metrics or that vests substantially below median performance.

• Meaningful portions of awards are paid in shares and based on long performance periods (e.g., at least three years);

o Practices of concern may include low executive share ownership in the context of total pay and tenure.

• Awards and potential future awards, reflect the nature of the business, value created and the executive’s performance;

o Practices of concern may include large windfall gains or award increases without justification.

• Awards are fair, not detrimental to firm culture and reflect the policies approved by shareholders at previous meetings with appropriate use of discretion (positive and negative); and

o Practices of concern may include one-off awards without justification or robust performance conditions, equity awards repriced without shareholder approval, substantial executive or director share pledging, egregious perks or substantial internal pay imbalances.

• The calculation and justification for awards is sufficiently transparent for investors to appraise alignment with performance and future incentives.

MFS will analyze votes on executive compensation on a case-by-case basis. When analyzing compensation practices, MFS generally uses a two-step process. MFS first seeks to identify any compensation practices that are potentially of concern by using both internal research and the research of third-party service providers. Where such practices are identified, MFS will then analyze the compensation practices in light of relevant facts and circumstances. MFS will vote against an issuer's executive compensation practices if MFS determines that such practices are not geared towards durable long-term value creation and are misaligned with the best, long-term economic interest of our clients. When analyzing whether an issuer’s compensation practices are aligned with the best, long-term economic interest of our clients, MFS uses a variety of materials and information, including our own internal research and engagement with issuers as well as the research of third-party service providers.

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MFS generally supports proposals to include an advisory shareholder vote on an issuer’s executive compensation practices on an annual basis.

MFS does not have formal voting guideline in regard to the inclusion of ESG incentives in a company’s compensation plan; however, where such incentives are included, we believe:

• The incentives should be tied to issues that are financially material for the issuer in question.

• They should predominantly include quantitative or other externally verifiable outcomes rather than qualitative measures.

• The weighting of incentives should be appropriately balanced with other strategic priorities.

We believe non-executive directors may be compensated in cash or stock but these should not be performance-based.

Stock Plans

MFS may oppose stock option programs and restricted stock plans if they:

• Provide unduly generous compensation for officers, directors or employees, or could result in excessive dilution to other shareholders. As a general guideline, MFS votes against restricted stock, stock option, non-employee director, omnibus stock plans and any other stock plan if all such plans for a particular company involve potential excessive dilution (which we typically consider to be, in the aggregate, of more than 15%). MFS will generally vote against stock plans that involve potential dilution, in aggregate, of more than 10% at U.S. issuers that are listed in the Standard and Poor’s 100 index as of December 31 of the previous year.

• Allow the board or the compensation committee to re-price underwater options or to automatically replenish shares without shareholder approval.

• Do not require an investment by the optionee, give “free rides” on the stock price, or permit grants of stock options with an exercise price below fair market value on the date the options are granted.

In the cases where a stock plan amendment is seeking qualitative changes and not additional shares, MFS will vote on a case-by-case basis.

MFS will consider proposals to exchange existing options for newly issued options, restricted stock or cash on a case-by-case basis, taking into account certain factors, including, but not limited to, whether there is a reasonable value-for-value exchange and whether senior executives are excluded from participating in the exchange.

From time to time, MFS may evaluate a separate, advisory vote on severance packages or “golden parachutes” to certain executives at the same time as a vote on a proposed merger or acquisition. MFS will vote on a severance package on a case-by-case basis, and MFS may vote against the severance package regardless of whether MFS supports the proposed merger or acquisition.

MFS supports the use of a broad-based employee stock purchase plans to increase company stock ownership by employees, provided that shares purchased under the plan are acquired for no less than 85% of their market value and do not result in excessive dilution.

MFS may also not support some or all nominees standing for election to a compensation/remuneration committee if:

• MFS votes against consecutive pay votes;

• MFS determines that a particularly egregious executive compensation practice has occurred. This may include use of discretion to award excessive payouts. MFS believes compensation committees should have flexibility to apply discretion to ensure final payments reflect long-term performance as long as this is used responsibly;

• MFS believes the committee is inadequately incentivizing or rewarding executives, or is overseeing pay practices that we believe are detrimental the long-term success of the company; or

• An advisory pay vote is not presented to shareholders, or the company has not implemented the advisory vote frequency supported by a plurality/majority of shareholders.

 Shareholder Proposals on Executive Compensation

MFS generally opposes shareholder proposals that seek to set rigid restrictions on executive compensation as MFS believes that compensation committees should retain flexibility to determine the appropriate pay package for executives.

MFS may support reasonably crafted shareholder proposals that:

• Require shareholder approval of any severance package for an executive officer that exceeds a certain multiple of such officer’s annual compensation that is not determined in MFS’ judgment to be excessive;

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• Require the issuer to adopt a policy to recover the portion of performance-based bonuses and awards paid to senior executives that were not earned based upon a significant negative restatement of earnings, or other significant misconduct or corporate failure, unless the company already has adopted a satisfactory policy on the matter;

• Expressly prohibit the backdating of stock options; or,

• Prohibit the acceleration of vesting of equity awards upon a broad definition of a "change-in-control" (e.g., single or modified single-trigger).

Environmental and Social Proposals

Where management presents climate action/transition plans to shareholder vote, we will evaluate the level of ambition over time, scope, credibility and transparency of the plan in determining our support. Where companies present climate action progress reports to shareholder vote we will evaluate evidence of implementation of and progress against the plan and level of transparency in determining our support.

Most vote items related to environmental and social topics are presented by shareholders. As these proposals, even on the same topic, can vary significantly in scope and action requested, these proposals are typically assessed on a case-by-case basis.

For example, MFS may support reasonably crafted proposals:

• On climate change: that seek disclosure consistent with the recommendations of a generally accepted global framework (e.g., Task Force on Climate-related Financial Disclosures) that is appropriately audited and that is presented in a way that enables shareholders to assess and analyze the company's data; or request appropriately robust and ambitious plans or targets.

• Other environmental: that request the setting of targets for reduction of environmental impact or disclosure of key performance indicators or risks related to the impact, where materially relevant to the business. An example of such a proposal could be reporting on the impact of plastic use or waste stemming from company products or packaging.

• On diversity: that seek to amend a company’s equal employment opportunity policy to prohibit discrimination; that request good practice employee-related DEI disclosure; or that seek external input and reviews on specific related areas of performance.

• On lobbying: that request good practice disclosure regarding a company’s political contributions and lobbying payments and policy (including trade organizations and lobbying activity).

• On tax: that request reporting in line with the GRI 207 Standard on Tax.

• On corporate culture and/or human/worker rights: that request additional disclosure on corporate culture factors like employee turnover and/or management of human and labor rights.

MFS is unlikely to support a proposal if we believe that the proposal is unduly costly, restrictive, unclear, burdensome, has potential unintended consequences, is unlikely to lead to tangible outcomes or we don’t believe the issue is material or the action a priority for the business. MFS is also unlikely to support a proposal where the company already provides publicly available information that we believe is sufficient to enable shareholders to evaluate the potential opportunities and risks on the subject of the proposal, if the request of the proposal has already been substantially implemented, or if through engagement we gain assurances that it will be substantially implemented.

The laws of various states or countries may regulate how the interests of certain clients subject to those laws (e.g., state pension plans) are voted with respect to environmental, social and governance issues. Thus, it may be necessary to cast ballots differently for certain clients than MFS might normally do for other clients.

B. GOVERNANCE OF PROXY VOTING ACTIVITIES

From time to time, MFS may receive comments on the MFS Proxy Voting Policies and Procedures from its clients. These comments are carefully considered by MFS when it reviews these MFS Proxy Voting Policies and Procedures and revises them as appropriate, in MFS' sole judgment.

1. MFS Proxy Voting Committee

The administration of these MFS Proxy Voting Policies and Procedures is overseen by the MFS Proxy Voting Committee, which includes senior personnel from the MFS Legal and Global Investment and Client Support Departments as well as members of the investment team. The Proxy Voting Committee does not include individuals whose primary duties relate to client relationship management, marketing, or sales. The MFS Proxy Voting Committee:

a. Reviews these MFS Proxy Voting Policies and Procedures at least annually and recommends any amendments considered to be necessary or advisable;

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b. Determines whether any potential material conflict of interest exists with respect to instances in which MFS (i) seeks to override these MFS Proxy Voting Policies and Procedures; (ii) votes on ballot items not governed by these MFS Proxy Voting Policies and Procedures; (iii) evaluates an excessive executive compensation issue in relation to the election of directors; or (iv) requests a vote recommendation from an MFS portfolio manager or investment analyst (e.g., mergers and acquisitions);

c. Considers special proxy issues as they may arise from time to time; and

d. Determines engagement priorities and strategies with respect to MFS' proxy voting activities

The day-to-day application of the MFS Proxy Voting Policies and Procedures are conducted by the MFS Stewardship Team led by MFS’ Director of Global Stewardship. The Stewardship Team are members of MFS’ investment team.

2. Potential Conflicts of Interest

These policies and procedures are intended to address any potential material conflicts of interest on the part of MFS or its subsidiaries that are likely to arise in connection with the voting of proxies on behalf of MFS’ clients. If such potential material conflicts of interest do arise, MFS will analyze, document and report on such potential material conflicts of interest (see below) and shall ultimately vote the relevant ballot items in what MFS believes to be the best long-term economic interests of its clients.

The MFS Proxy Voting Committee is responsible for monitoring potential material conflicts of interest on the part of MFS or its subsidiaries that could arise in connection with the voting of proxies on behalf of MFS’ clients. Due to the client focus of our investment management business, we believe that the potential for actual material conflict of interest issues is small. Nonetheless, we have developed precautions to assure that all votes are cast in the best long-term economic interest of its clients.2 Other MFS internal policies require all MFS employees to avoid actual and potential conflicts of interests between personal activities and MFS’ client activities. If an employee (including investment professionals) identifies an actual or potential conflict of interest with respect to any voting decision (including the ownership of securities in their individual portfolio), then that employee must recuse himself/herself from participating in the voting process. Any significant attempt by an employee of MFS or its subsidiaries to unduly influence MFS’ voting on a particular proxy matter should also be reported to the MFS Proxy Voting Committee.

In cases where ballots are voted in accordance with these MFS Proxy Voting Policies and Procedures, no material conflict of interest will be deemed to exist. In cases where (i) MFS is considering overriding these MFS Proxy Voting Policies and Procedures, (ii) matters presented for vote are not governed by these MFS Proxy Voting Policies and Procedures, (iii) MFS identifies and evaluates a potentially concerning executive compensation issue in relation to an advisory pay or severance package vote, or (iv) a vote recommendation is requested from an MFS portfolio manager or investment analyst for proposals relating to a merger, an acquisition, a sale of company assets or other similar transactions (collectively, “Non-Standard Votes”); the MFS Proxy Voting Committee will follow these procedures:

a. Compare the name of the issuer of such ballot or the name of the shareholder (if identified in the proxy materials) making such proposal against a list of significant current (i) distributors of MFS Fund shares, and (ii) MFS institutional clients (the “MFS Significant Distributor and Client List”);

b. If the name of the issuer does not appear on the MFS Significant Distributor and Client List, then no material conflict of interest will be deemed to exist, and the proxy will be voted as otherwise determined by the MFS Proxy Voting Committee;

c. If the name of the issuer appears on the MFS Significant Distributor and Client List, then the MFS Proxy Voting Committee will be apprised of that fact and each member of the MFS Proxy Voting Committee (with the participation of MFS' Conflicts Officer) will carefully evaluate the proposed vote in order to ensure that the proxy ultimately is voted in what MFS believes to be the best long-term economic interests of MFS’ clients, and not in MFS' corporate interests; and

d. For all potential material conflicts of interest identified under clause (c) above, the MFS Proxy Voting Committee will document: the name of the issuer, the issuer’s relationship to MFS, the analysis of the matters submitted for proxy vote, the votes as to be cast and the reasons why the MFS Proxy Voting Committee determined that the votes were cast in the best long-term economic interests of MFS’ clients, and not in MFS' corporate interests. A copy of the foregoing documentation will be provided to MFS’ Conflicts Officer.

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2 For clarification purposes, note that MFS votes in what we believe to be the best, long-term economic interest of our clients entitled to vote at the shareholder meeting, regardless of whether other MFS clients hold “short” positions in the same issuer or whether other MFS clients hold an interest in the company that is not entitled to vote at the shareholder meeting (e.g., bond holder).

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The members of the MFS Proxy Voting Committee are responsible for creating and maintaining the MFS Significant Distributor and Client List, in consultation with MFS’ distribution and institutional business units. The MFS Significant Distributor and Client List will be reviewed and updated periodically, as appropriate.

For instances where MFS is evaluating a director nominee who also serves as a director/trustee of the MFS Funds, then the MFS Proxy Voting Committee will adhere to the procedures described in section (c) above regardless of whether the portfolio company appears on our Significant Distributor and Client List. In doing so, the MFS Proxy Voting Committee will adhere to such procedures for all Non-Standard Votes at the company’s shareholder meeting at which the director nominee is standing for election.

If an MFS client has the right to vote on a matter submitted to shareholders by Sun Life Financial, Inc. or any of its affiliates (collectively "Sun Life"), MFS will cast a vote on behalf of such MFS client as such client instructs or in the event that a client instruction is unavailable pursuant to the recommendations of Institutional Shareholder Services, Inc.'s ("ISS") benchmark policy, or as required by law. Likewise, if an MFS client has the right to vote on a matter submitted to shareholders by a public company for which an MFS Fund director/trustee serves as an executive officer, MFS will cast a vote on behalf of such MFS client as such client instructs or in the event that client instruction is unavailable pursuant to the recommendations of ISS or as required by law.

Except as described in the MFS Fund's Prospectus, from time to time, certain MFS Funds (the “top tier fund”) may own shares of other MFS Funds (the “underlying fund”). If an underlying fund submits a matter to a shareholder vote, the top tier fund will generally vote its shares in the same proportion as the other shareholders of the underlying fund. If there are no other shareholders in the underlying fund, the top tier fund will vote in what MFS believes to be in the top tier fund’s best long-term economic interest. If an MFS client has the right to vote on a matter submitted to shareholders by a pooled investment vehicle advised by MFS (excluding those vehicles for which MFS' role is primarily portfolio management and is overseen by another investment adviser), MFS will cast a vote on behalf of such MFS client in the same proportion as the other shareholders of the pooled investment vehicle.3

3. Review of Policy

The MFS Proxy Voting Policies and Procedures are available on www.mfs.com and may be accessed by both MFS’ clients and the companies in which MFS’ clients invest. The MFS Proxy Voting Policies and Procedures are reviewed by the Proxy Voting Committee annually. From time to time, MFS may receive comments on the MFS Proxy Voting Policies and Procedures from its clients. These comments are carefully considered by MFS when it reviews these MFS Proxy Voting Policies and Procedures and revises them as appropriate, in MFS' sole judgment.

C. OTHER ADMINISTRATIVE MATTERS & USE OF PROXY ADVISORY FIRMS

1. Use of Proxy Advisory Firms

MFS, on behalf of itself and certain of its clients (including the MFS Funds) has entered into an agreement with an independent proxy administration firm pursuant to which the proxy administration firm performs various proxy vote related administrative services such as vote processing and recordkeeping functions. Except as noted below, the proxy administration firm for MFS and its clients, including the MFS Funds, is ISS. The proxy administration firm for MFS Development Funds, LLC is Glass, Lewis & Co., Inc. (“Glass Lewis”; Glass Lewis and ISS are each hereinafter referred to as the “Proxy Administrator”).

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3 MFS Fund Distributors, Inc. (“MFD”), the principal underwriter of each series of the MFS Active Exchange Traded Funds Trust (each series, an “MFS Active ETF” and collectively, the “MFS Active ETFs”), has been appointed by each authorized participant with authority to vote such participant’s shares of each MFS Active ETF on any matter submitted to a vote of the shareholders of the MFS Active ETF. If an MFS Active ETF submits a matter to a shareholder vote, MFD will vote (or abstain from voting) an authorized participant’s shares in the same proportion as the other shareholders of the MFS Active ETF. If there are no other shareholders in the MFS Active ETF, MFS will vote in what MFS believes to be in the MFS Active ETF’s best interest.

In addition, in the event MFS or an MFS subsidiary hold shares of an MFS Fund (including an MFS Active ETF) as seed money and the MFS Fund submits a matter to a shareholder vote, MFS or the MFS subsidiary, as the case may be, will vote (or abstain from voting) its shares in the same proportion as the other shareholders of the MFS Fund. If there are no other shareholders in the MFS Fund, MFS or the MFS subsidiary, as the case may be, will vote in what MFS believes to be in the MFS Fund’s best interest.

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The Proxy Administrator receives proxy statements and proxy ballots directly or indirectly from various custodians, logs these materials into its database and matches upcoming meetings with MFS Fund and client portfolio holdings, which are inputted into the Proxy Administrator’s system by an MFS holdings data-feed. The Proxy Administrator then reconciles a list of all MFS accounts that hold shares of a company’s stock and the number of shares held on the record date by these accounts with the Proxy Administrator’s list of any upcoming shareholder’s meeting of that company. If a proxy ballot has not been received, the Proxy Administrator and/or MFS may contact the client’s custodian requesting the reason as to why a ballot has not been received. Through the use of the Proxy Administrator system, ballots and proxy material summaries for all upcoming shareholders’ meetings are available on-line to certain MFS employees and members of the MFS Proxy Voting Committee.

MFS also receives research reports and vote recommendations from proxy advisory firms. These reports are only one input among many in our voting analysis, which includes other sources of information such as proxy materials, company engagement discussions, other third-party research and data. MFS has due diligence procedures in place to help ensure that the research we receive from our proxy advisory firms is materially accurate and that we address any material conflicts of interest involving these proxy advisory firms. This due diligence includes an analysis of the adequacy and quality of the advisory firm staff, its conflict of interest policies and procedures and independent audit reports. We also review the proxy policies, methodologies and peer-group-composition methodology of our proxy advisory firms at least annually. Additionally, we also receive reports from our proxy advisory firms regarding any violations or changes to conflict of interest procedures.

2. Analyzing and Voting Proxies

Proxies are voted in accordance with these MFS Proxy Voting Policies and Procedures. The Proxy Administrator, at the prior direction of MFS, automatically votes all proxy matters that do not require the particular exercise of discretion or judgment with respect to these MFS Proxy Voting Policies and Procedures as determined by MFS. In these circumstances, if the Proxy Administrator, based on MFS' prior direction, expects to vote against management with respect to a proxy matter and MFS becomes aware that the issuer has filed or will file additional soliciting materials sufficiently in advance of the deadline for casting a vote at the meeting, MFS will consider such information when casting its vote. With respect to proxy matters that require the particular exercise of discretion or judgment, the MFS Proxy Voting Committee or its representatives considers and votes on those proxy matters. In analyzing all proxy matters, MFS uses a variety of materials and information, including, but not limited to, the issuer's proxy statement and other proxy solicitation materials (including supplemental materials), our own internal research and research and recommendations provided by other third parties (including research of the Proxy Administrator). As described herein, MFS may also determine that it is beneficial in analyzing a proxy voting matter for members of the Proxy Voting Committee or its representatives to engage with the company on such matter. MFS also uses its own internal research, the research of Proxy Administrators and/or other third party research tools and vendors to identify (i) circumstances in which a board may have approved an executive compensation plan that is excessive or poorly aligned with the portfolio company's business or its shareholders, (ii) environmental, social and governance proposals that warrant further consideration, or (iii) circumstances in which a company is not in compliance with local governance or compensation best practices. Representatives of the MFS Proxy Voting Committee review, as appropriate, votes cast to ensure conformity with these MFS Proxy Voting Policies and Procedures.

For certain types of votes (e.g., mergers and acquisitions, proxy contests and capitalization matters), MFS’ Stewardship Team will seek a recommendation from the MFS investment analyst that is responsible for analyzing the company and/or portfolio managers that holds the security in their portfolio. For certain other votes that require a case-by-case analysis per these policies (e.g., potentially excessive executive compensation issues, or certain shareholder proposals), the Stewardship Team will likewise consult with MFS investment analysts and/or portfolio managers.4 However, the MFS Proxy Voting Committee will ultimately be responsible for the manner in which all ballots are voted.

As noted above, MFS reserves the right to override the guidelines when such an override is, in MFS’ best judgment, consistent with the overall principle of voting proxies in the best long-term economic interests of MFS’ clients. Any such override of the guidelines shall be analyzed, documented and reported in accordance with the procedures set forth in these policies.

In accordance with its contract with MFS, the Proxy Administrator also generates a variety of reports for the MFS Proxy Voting Committee and makes available on-line various other types of information so that the MFS Proxy Voting Committee or its representatives may review and monitor the votes cast by the Proxy Administrator on behalf of MFS’ clients.

For those markets that utilize a "record date" to determine which shareholders are eligible to vote, MFS generally will vote all eligible shares pursuant to these guidelines regardless of whether all (or a portion of) the shares held by our clients have been sold prior to the meeting date.

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4 From time to time, due to travel schedules and other commitments, an appropriate portfolio manager or research analyst may not be available to provide a vote recommendation. If such a recommendation cannot be obtained within a reasonable time prior to the cut-off date of the shareholder meeting, the MFS Proxy Voting Committee may determine to abstain from voting.

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3. Securities Lending

From time to time, certain MFS Funds may participate in a securities lending program. In the event MFS or its agent receives timely notice of a shareholder meeting for a U.S. security, MFS and its agent will attempt to recall any securities on loan before the meeting’s record date so that MFS will be entitled to vote these shares. However, there may be instances in which MFS is unable to timely recall securities on loan for a U.S. security, in which cases MFS will not be able to vote these shares. MFS will report to the appropriate board of the MFS Funds those instances in which MFS is not able to timely recall the loaned securities. MFS generally does not recall non-U.S. securities on loan because there may be insufficient advance notice of proxy materials, record dates, or vote cut-off dates to allow MFS to timely recall the shares in certain markets on an automated basis. As a result, non-U.S. securities that are on loan will not generally be voted. If MFS receives timely notice of what MFS determines to be an unusual, significant vote for a non-U.S. security whereas MFS shares are on loan and determines that voting is in the best long-term economic interest of shareholders, then MFS will attempt to timely recall the loaned shares.

4. Potential impediments to voting

In accordance with local law or business practices, some companies or custodians prevent the sale of shares that have been voted for a certain period beginning prior to the shareholder meeting and ending on the day following the meeting (“share blocking”). Depending on the country in which a company is domiciled, the blocking period may begin a stated number of days prior or subsequent to the meeting (e.g., one, three or five days) or on a date established by the company. While practices vary, in many countries the block period can be continued for a longer period if the shareholder meeting is adjourned and postponed to a later date. Similarly, practices vary widely as to the ability of a shareholder to have the “block” restriction lifted early (e.g., in some countries shares generally can be “unblocked” up to two days prior to the meeting whereas in other countries the removal of the block appears to be discretionary with the issuer’s transfer agent). Due to these restrictions, MFS must balance the benefits to its clients of voting proxies against the potentially serious portfolio management consequences of a reduced flexibility to sell the underlying shares at the most advantageous time. For companies in countries with share blocking periods or in markets where some custodians may block shares, the disadvantage of being unable to sell the stock regardless of changing conditions generally outweighs the advantages of voting at the shareholder meeting for routine items. Accordingly, MFS will not vote those proxies in the absence of an unusual, significant vote that outweighs the disadvantage of being unable to sell the stock.

From time to time, governments may impose economic sanctions which may prohibit us from transacting business with certain companies or individuals. These sanctions may also prohibit the voting of proxies at certain companies or on certain individuals. In such instances, MFS will not vote at certain companies or on certain individuals if it determines that doing so is in violation of the sanctions.

In limited circumstances, other market specific impediments to voting shares may limit our ability to cast votes, including, but not limited to, late delivery of proxy materials, untimely vote cut-off dates, power of attorney and share re-registration requirements, or any other unusual voting requirements. In these limited instances, MFS votes securities on a best-efforts basis in the context of the guidelines described above.

D. ENGAGEMENT

As part of its approach to stewardship MFS engages with companies in which it invests on a range of priority issues. Where sufficient progress has not been made on a particular issue of engagement, MFS may determine a vote against management may be warranted to reflect our concerns and influence for change in the best long-term economic interests of our clients.

MFS may determine that it is appropriate and beneficial to engage in a dialogue or written communication with a company or other shareholders specifically regarding certain matters on the company’s proxy statement that are of concern to shareholders, including environmental, social and governance matters. This may be to discuss and build our understanding of a certain proposal, or to provide further context to the company on our vote decision.

A company or shareholder may also seek to engage with members of the MFS Proxy Voting Committee or Stewardship Team in advance of the company’s formal proxy solicitation to review issues more generally or gauge support for certain contemplated proposals. For further information on requesting engagement with MFS on proxy voting issues or information about MFS' engagement priorities, please contact proxyteam@mfs.com.

E. RECORDS RETENTION

MFS will retain copies of these MFS Proxy Voting Policies and Procedures in effect from time to time and will retain all proxy voting reports submitted to the Board of Trustees of the MFS Funds for the period required by applicable law. Proxy solicitation materials, including electronic versions of the proxy ballots completed by representatives of the MFS Proxy Voting Committee, together with their respective notes and comments, are maintained in an electronic format by the Proxy Administrator and are accessible on-line by the MFS Proxy Voting Committee and other MFS employees. All proxy voting materials and supporting documentation, including records generated by the Proxy Administrator’s

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system as to proxies processed, including the dates when proxy ballots were received and submitted, and the votes on each company’s proxy issues, are retained as required by applicable law.

F. REPORTS

U.S. Registered MFS Funds

MFS publicly discloses the proxy voting records of the U.S. registered MFS Funds on a quarterly basis. MFS will also report the results of its voting to the Board of Trustees of the U.S. registered MFS Funds. These reports will include: (i) a summary of how votes were cast (including advisory votes on pay and “golden parachutes”); (ii) a summary of votes against management’s recommendation; (iii) a review of situations where MFS did not vote in accordance with the guidelines and the rationale therefore; (iv) a review of the procedures used by MFS to identify material conflicts of interest and any matters identified as a material conflict of interest; (v) a review of these policies and the guidelines; (vi) a review of our proxy engagement activity; (vii) a report and impact assessment of instances in which the recall of loaned securities of a U.S. issuer was unsuccessful; and (viii) as necessary or appropriate, any proposed modifications thereto to reflect new developments in corporate governance and other issues. Based on these reviews, the Trustees of the U.S. registered MFS Funds will consider possible modifications to these policies to the extent necessary or advisable.

Other MFS Clients

MFS may publicly disclose the proxy voting records of certain other clients (including certain MFS Funds) or the votes it casts with respect to certain matters as required by law. A report can also be printed by MFS for each client who has requested that MFS furnish a record of votes cast. The report specifies the proxy issues which have been voted for the client during the year and the position taken with respect to each issue and, upon request, may identify situations where MFS did not vote in accordance with the MFS Proxy Voting Policies and Procedures.

Firm-wide Voting Records

MFS also publicly discloses its firm-wide proxy voting records on a quarterly basis.

Except as described above, MFS generally will not divulge actual voting practices to any party other than the client or its representatives because we consider that information to be confidential and proprietary to the client. However, as noted above, MFS may determine that it is appropriate and beneficial to engage in a dialogue with a company regarding certain matters. During such dialogue with the company, MFS may disclose the vote it intends to cast in order to potentially effect positive change at a company in regard to environmental, social or governance issues.

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Part B of the Registration Statement

December 27, 2024

MFS® Institutional Money Market Portfolio

A series of MFS Series Trust XIV

This Part B of the Registration Statement (hereinafter referred to as the "Part B" or "SAI") contains additional information about the Fund listed above (the "Fund"), and should be read in conjunction with the Fund's Part A of the Registration Statement dated December 27, 2024. The Fund’s financial statements are incorporated into this Part B by reference to the Fund’s most recent annual Form N-CSR ("Form N-CSR") filed with the U.S. Securities and Exchange Commission (the "SEC"). The Fund's financial statements are set forth in Item 7 of the Fund’s annual Form N-CSR, which is available at the hyperlink noted below for the Trust.

MFS Series Trust XIV

You may obtain a copy of the Fund's Part A of the Registration Statement and Annual Report without charge by contacting the Fund's transfer agent at: MFS Service Center, Inc., P.O. Box 219341, Kansas City, MO 64121-9341; Telephone: 1-800-225-2606.

This Part B is NOT a Part A of the Registration Statement and is authorized for distribution to prospective investors only if preceded or accompanied by a current Part A to the Registration Statement.

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Table of Contents:

DEFINITIONS

“1940 Act” -- the Investment Company Act of 1940 and the rules and regulations thereunder, as amended from time to time, and as such Act, rules or regulations are interpreted by the SEC.

"Board" – the Board of Trustees of the Trust.

"Independent Trustees" – trustees who are not "interested persons" (as defined in the 1940 Act) of the Fund.

“Majority Shareholder Vote” -- as defined currently in the 1940 Act to be the lesser of (i) 67% or more of the voting securities present at a meeting at which holders of voting securities representing more than 50% of the outstanding voting securities are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities.

"MFD" – MFS Fund Distributors, Inc.

"MFS" or the "Adviser" – Massachusetts Financial Services Company, a Delaware corporation.

"MFSC" – MFS Service Center, Inc., a Delaware corporation.

"MFS Fund" – a fund managed by MFS and overseen by the Board.

"MFS Funds" – collectively, the funds managed by MFS and overseen by the Board.

"Part A" – Part A of the Registration Statement of the Fund, dated December 27, 2024, as may be amended or supplemented from time to time.

“SEC” – U.S. Securities and Exchange Commission.

"Trust" – references to the "Trust" mean the Massachusetts business trust of which the Fund is a series.

MANAGEMENT OF THE FUND

Organization of the Fund

MFS Institutional Money Market Portfolio, an open-end investment company, is a series of MFS Series Trust XIV, a Massachusetts business trust organized in 2007. MFS Institutional Money Market Portfolio is a diversified fund.

Trustees/Officers

Board Leadership Structure and Oversight — The following provides an overview of the leadership structure of the Board and the Board’s oversight of the MFS Funds’ risk management process. As of the date of this SAI, the Board consists of 10 Trustees, nine of whom are Independent Trustees. An Independent Trustee serves as Chair of the Board. Taking into account the number, the diversity and the complexity of the MFS Funds overseen by the Board and the aggregate amount of assets under management in the MFS Funds, the Board has determined that the efficient conduct of its affairs makes it desirable to delegate responsibility for certain specific matters to Committees of the Board. Each of the seven standing Committees of the Board, to which the Board has delegated certain authority and oversight responsibilities, consists exclusively of Independent Trustees. In connection with each of the Board’s regular meetings, the Independent Trustees meet separately from MFS with their counsel. The Independent Trustees also meet regularly with the MFS Funds’ Chief Compliance Officer (who is also MFS' Chief Compliance Officer) to receive reports regarding the compliance of the MFS Funds with the federal securities laws and the MFS Funds’ compliance policies and procedures. The Board reviews its leadership structure periodically and believes that its structure is appropriate to enable the Board to exercise its oversight of the MFS Funds.

Each MFS Fund has retained MFS as its investment adviser and administrator. MFS provides each MFS Fund with investment advisory services, and is responsible for day-to-day administration of each MFS Fund and management of the risks that arise from each MFS Fund's investments and operations. Certain employees of MFS serve as each MFS Fund's officers, including each MFS Fund's principal executive officer and principal financial and accounting officer. The Board provides oversight of the services provided by MFS and its affiliates, including the risk management activities of MFS and its affiliates (including those related to cybersecurity). In addition, each Committee of the Board provides oversight of its risk management activities with respect to the particular activities within the Committee’s purview. In the course of providing oversight, the Board and the Committees receive a wide range of reports on each MFS Fund’s activities, including reports on each MFS Fund’s investment portfolio, the compliance of each MFS Fund with applicable laws, and each MFS Fund’s financial accounting and reporting. The Board also meets periodically with the portfolio managers of each MFS Fund to receive reports regarding the management of each MFS Fund, including its investment risks. The Board and the relevant Committees meet periodically with MFS’ Chief Enterprise Risk Officer and MFS’ Senior Director of Enterprise Risk to receive reports on MFS’ and its affiliates’ risk management activities, including their efforts to (i) identify key risks that could adversely affect the MFS Funds or MFS; (ii) implement processes and controls to mitigate such key risks; and (iii) monitor business and market conditions in order to facilitate the processes described in (i) and (ii) above. In addition, the Board and the relevant Committees oversee risk management activities related to the key risks associated with services provided by various non-affiliated service providers through the receipt of reports prepared by MFS, and, in certain circumstances, through the receipt of reports directly from service providers, such as in the case of each MFS Fund's auditor and custodian service providers. As the Fund's operations are carried out by service providers, the Board's oversight of the risk management processes of the service providers, including processes to address cybersecurity and other operational failures, is inherently limited.

Trustees and Officers -- Identification and Background — The identification and background of the Trustees and Officers of the Trust, as well as an overview of the considerations that led the Board to conclude that each individual serving as a Trustee of the Fund should so serve, are set forth in APPENDIX A.

Trustee Compensation and Committees — Compensation paid to the Independent Trustees for certain specified periods, as well as information regarding Committees of the Board, is set forth in APPENDIX B.

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Share Ownership

Information concerning the ownership of Fund shares (i) by Trustees and officers of the Trust as a group, as well as the dollar value range of each Trustee’s share ownership in the Fund and, on an aggregate basis, in the MFS Funds, (ii) by investors who are deemed to “control” the Fund, if any, and (iii) by investors who own 5% or more of any class of Fund shares, (if no classes, of the Fund), if any, is set forth in APPENDIX C.

Contractual Arrangements

The Fund has entered into contractual arrangements with an investment adviser, administrator, distributor, shareholder servicing agent, and custodian, among others, who each provide services to the Fund. Unless expressly stated otherwise, shareholders of the Fund are not parties to, or intended beneficiaries of, these contractual arrangements, and these contractual arrangements are not intended to create any shareholder right to enforce them against the service providers or to seek any remedy under them against the service providers, either directly or on behalf of the Fund, other than any rights conferred explicitly by federal or state securities laws that may not be waived.

Investment Adviser

MFS provides the Fund with investment advisory services. MFS and its predecessor organizations have a history of money management dating from 1924. MFS is a subsidiary of Sun Life of Canada (U.S.) Financial Services Holdings, Inc., which in turn is an indirect majority-owned subsidiary of Sun Life Financial Inc. (a diversified financial services company).

In rendering investment advisory services to the Fund, MFS may use the resources of one or more foreign (non-U.S.) affiliates of MFS that are not registered under the Investment Advisers Act of 1940, as amended (the Advisers Act) (the MFS Non-U.S. Advisory Affiliates) to provide portfolio management, research and/or trading services to the Fund. Under a Memorandum of Understanding (the MOU), each of the MFS Non-U.S. Advisory Affiliates are "Participating Affiliates" of MFS as that term is used in relief granted by the staff of the SEC allowing U.S. registered investment advisers to use investment advisory and trading resources of advisory affiliates not registered under the Advisers Act subject to the supervision of the U.S. registered adviser. Any employees of the Participating Affiliates who provide services to the Fund are considered under the MOU to be “associated persons” of MFS as that term is defined in the Advisers Act and are subject to the supervision of MFS.

MFS may participate in organizations, initiatives, or other collaborative industry efforts to enhance MFS' knowledge of specific environmental, social, and corporate governance (ESG) issues or to further ESG-related initiatives that MFS deems materially impactful to its investment decisions. For example, MFS is a signatory to the Principles for Responsible Investment, the Net Zero Asset Managers Initiative (NZAMI), the CDP, and Climate Action 100+, among other ESG-related organizations and initiatives. MFS also engages regarding financially material ESG topics with other organizations, such as the Financial Accounting Standards Board, the International Accounting Standards Board, and the Global Reporting Initiative. The requirements for participation in these organizations and initiatives vary, and certain organizations, initiatives and efforts require a commitment from MFS to adopt a framework for achieving the aims of such organization or initiative. Pursuant to its commitment to NZAMI, MFS publishes a framework for achieving net zero carbon emissions by 2050 ("net zero") for a designated portion of its assets under management. MFS has designed its net zero framework to be based on engagement with portfolio companies to implement and execute their own net zero plans and targets. As such, MFS will not introduce investment restrictions or goals with respect to the Fund solely for the purposes of meeting MFS' commitment under NZAMI. MFS' participation in NZAMI and these other organizations or initiatives is subject to its fiduciary responsibilities to the Fund, and therefore MFS may fail to act or may take actions that are inconsistent with the purpose, goals or aspirations of these organizations or initiatives if, in MFS' judgment, it is in the best economic interests of the Fund to do so.

MFS votes proxies on behalf of the Fund pursuant to the proxy voting policies and procedures set forth in APPENDIX D. Information regarding how the Fund voted proxies relating to portfolio securities during the 12-month period ended June 30 is available by August 31 of each year without charge by visiting mfs.com/proxyvoting and selecting the Fund's name, or by visiting the SEC’s website at http://www.sec.gov.

In addition to the conflicts of interest discussed elsewhere in this SAI, MFS may have other conflicts of interest related to its service as investment adviser to the Fund and other funds and accounts (collectively, accounts), its other business activities, and its employees. In order to minimize conflicts of interest, all employees of MFS are subject to policies and/or procedures regarding conflicts of interest, appropriate business conduct, confidential and proprietary information, information barriers, private investments, personal trading, insider trading, gifts and entertainment, political and charitable contributions, outside business activities, vendor management, and other topics. These policies and procedures are intended to identify and mitigate conflicts of interest with or among clients, MFS employees, and business partners, and to resolve appropriately any such conflicts of interest that may occur. There is no guarantee that MFS will be successful in identifying or mitigating conflicts of interest.

MFS advises multiple accounts (including accounts in which MFS, an affiliate, an employee, an officer, or a director has an interest). Investment and voting decisions made for one or more accounts may compete with, differ from, conflict with, or involve different timing from investment and voting decisions made for the Fund. MFS' acting as investment adviser to multiple accounts could have a detrimental effect on the price, terms, or availability of a security with respect to the Fund. In certain instances, there are securities that are suitable for the Fund as well as for one or more other accounts advised by MFS or any subsidiary of MFS (including accounts in which MFS, an affiliate, an employee, an officer, or a director has an interest) or that MFS believes should no longer be held by the Fund or by such other accounts. It is possible that a particular security is bought or sold for only one account even though it might be held by, or bought or sold for, other accounts. Some simultaneous transactions are inevitable when several accounts receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one account. The simultaneous management of multiple accounts creates conflicts of interest, including, but not limited to, circumstances where MFS, an affiliate, or an employee has an interest in one or more accounts, where one or more accounts pays higher fees or performance-based fees, or where the availability or liquidity of investment opportunities is limited. MFS also has other incentives to favor different clients or accounts, including, but not limited to, a client with greater overall assets under management or the potential for greater assets under management, accounts invested in investment strategies that are of particular focus for MFS for distribution purposes, accounts believed to be at risk of termination, or clients in a particular region or industry in which MFS would like to grow its business. This creates the potential for MFS to favor one account over

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another. MFS has adopted policies and procedures reasonably designed to ensure that it does not favor one account over another; however, this does not mean all accounts will be treated identically.

MFS has adopted policies that it believes are reasonably designed to ensure that when two or more accounts (including accounts in which MFS, an affiliate, an employee, an officer, or a director has an interest) are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among accounts in a manner believed by MFS to be fair and equitable to each account over time. Allocations may be based on many factors and may not always be pro rata based on assets managed. The allocation methodology could have a detrimental effect on the price or availability of a security with respect to the Fund.

When executing orders, MFS may aggregate multiple orders for the same instrument into a single trade as long as aggregation is unlikely to work to the overall disadvantage of any participating account over time. MFS does not generally aggregate orders for related accounts (which include certain accounts that are managed by MFS for the sole benefit of itself or its subsidiaries) with orders for other client accounts, and will trade for such related accounts in a manner that it believes will not disadvantage other client accounts. Related accounts do not include accounts owned by employees or officers of MFS or its subsidiaries, accounts created by MFS or its subsidiaries to establish a track record for future distribution, accounts that are funded by MFS or a subsidiary and open for sale to third parties, and accounts managed by MFS or its subsidiaries for Sun Life Financial, Inc., and its subsidiaries. MFS seeks to ensure fairness among client accounts over time through application and monitoring of its allocation policies and procedures.

If MFS executes purchase and sale transactions between the Fund and other accounts managed by MFS or its affiliates (cross-trades), MFS may have an incentive to favor one account over another by exchanging securities at a price that is advantageous to the favored account, or selling less liquid securities from the favored account to another account. Cross-trade transactions entered into by the Fund are executed in accordance with applicable rules and regulations under the 1940 Act and related policies approved by the Board. To the extent permitted by applicable law, certain MFS Funds may invest their assets in other funds advised by MFS, including funds that are advised by one or more of the same portfolio manager(s), which could result in conflicts of interest relating to asset allocation, timing of fund purchases and redemptions, and increased profitability for MFS and/or its personnel, including portfolio managers.

Investment Advisory Agreement – MFS manages the Fund pursuant to an Investment Advisory Agreement (the "Advisory Agreement"). Under the Advisory Agreement, MFS provides the Fund with investment advisory services. Subject to such policies as the Trustees may determine, MFS makes investment decisions for the Fund. The Fund does not pay MFS a fee for these services.

MFS pays the compensation of the Trust’s officers and of any Trustee who is an employee of MFS. MFS also furnishes at its own expense investment advisory and administrative services, office space, equipment, clerical personnel, investment advisory facilities, and executive and supervisory personnel necessary for managing the Fund’s investments and effecting its portfolio transactions.

The Trust pays the compensation of the Independent Trustees and all expenses of the Fund incurred in its operation and offering of shares (other than those assumed by MFS in writing) including management fees; administrative services fees; governmental fees; interest charges; taxes; membership dues in the Investment Company Institute allocable to the Fund; fees and expenses of independent auditors, of legal counsel, and of any transfer agent, registrar or dividend disbursing agent of the Fund; expenses of repurchasing and redeeming shares and servicing shareholder accounts; expenses of preparing, printing and mailing stock certificates, shareholder reports, notices, proxy statements and reports to governmental officers and commissions; brokerage and other expenses connected with the execution, recording and settlement of portfolio security transactions; insurance premiums; fees and expenses of the custodian for all services to the Fund, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating the net asset value of shares of the Fund; organizational and start-up costs; such non-recurring or extraordinary expenses as may arise, including those relating to actions, suits or proceedings to which the Fund is a party or otherwise may have an exposure, and the legal obligation which the Fund may have to indemnify the Trust's Trustees and officers with respect thereto; and expenses relating to the issuance, registration and qualification of shares of the Fund and the preparation, printing and mailing of prospectuses for such purposes (except to the extent that any Distribution Agreement to which the Trust is a party provides that another party is to pay some or all of such expenses).

The Advisory Agreement has an initial two-year term and continues in effect thereafter only if such continuance is specifically approved at least annually by the Board or by Majority Shareholder Vote and, in either case, by a majority of the Independent Trustees. The Advisory Agreement terminates automatically if it is assigned and may be terminated without penalty by a Majority Shareholder Vote, or by either party, on not more than 60 days’ nor less than 30 days’ written notice. The Advisory Agreement may be approved, renewed, amended, or terminated as to one MFS Fund in the Trust, even though the Agreement is not approved, renewed, amended, or terminated as to any other MFS Fund in the Trust.

The Advisory Agreement also provides that neither MFS nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution and management of the Fund, except for willful misfeasance, bad faith, gross negligence, or reckless disregard of its or their duties and obligations under the Advisory Agreement.

Administrator

MFS provides the Fund with certain financial, legal and other administrative services under a Master Administrative Services Agreement between the Fund and MFS. Under the Agreement, MFS is paid an annual fee for providing these services. For the fiscal years ended August 31, 2022, August 31, 2023, and August 31, 2024, the Fund paid $17,500, $17,500, and $17,449, respectively, under the Master Administrative Services Agreement.

Shareholder Servicing Agent

MFSC, 111 Huntington Avenue, Boston, Massachusetts 02199, a wholly-owned subsidiary of MFS, provides dividend and distribution disbursing and transfer agent and recordkeeping functions in connection with the issuance, transfer, and redemption of shares of the Fund under a Shareholder Servicing Agent Agreement. MFSC does not receive a fee for providing these services, but is reimbursed for certain out-of-pocket expenses. For the fiscal year ended August 31, 2024, MFSC was reimbursed $1,086 for out-of-pocket expenses.

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Custodian

JPMorgan Chase Bank ("JPMorgan”), with a place of business at One Chase Manhattan Plaza, New York, NY 10081, serves as the custodian of the assets of the Fund. JPMorgan is responsible for safekeeping cash and securities, handling the receipt and delivery of securities, collecting interest and dividends on investments, serving as the foreign custody manager, and providing reports on foreign securities depositaries. JPMorgan Chase Bank, N.A., as successor in interest to an affiliate of JPMorgan, J.P. Morgan Investor Services Co., with a place of business at One Beacon Street, Boston, MA 02108, is responsible for maintaining books of original entry and other required books and accounts and calculating the daily net asset value of shares.

There is an expense offset arrangement that reduces the Fund’s custodian fees based upon the amount of U.S. Dollars deposited by the Fund with JPMorgan.

Code of Ethics

The Fund, MFS, its subadvisor (if applicable), and MFD have adopted separate codes of ethics ("Codes of Ethics") as required under the 1940 Act. The Codes of Ethics contain provisions and requirements designed to identify and address certain conflicts of interest between personal investment activities of MFS employees and the interests of the Fund. Subject to certain conditions and restrictions, each code permits personnel subject to the code to invest in securities for their own accounts, including securities that may be purchased, held, or sold by the Fund.

INVESTMENT STRATEGIES, RISKS AND RESTRICTIONS

Set forth in APPENDIX E is a description of investment strategies which the Fund may generally use in pursuing its investment objective(s) and investment policies to the extent such strategies are consistent with its investment objective and investment policies, and a description of the risks associated with these investment strategies. Set forth in APPENDIX F is a description of investment restrictions to which the Fund is subject.

NET INCOME AND DISTRIBUTIONS

The net income attributable to the Fund is determined each day during which the New York Stock Exchange LLC (the "NYSE") is open for trading.

For this purpose, net income (from the time of the immediately preceding determination thereof) shall consist of (i) all interest income accrued on the portfolio assets of the Fund less (ii) all actual and accrued expenses of the Fund determined in accordance with generally accepted accounting principles. Interest income shall include discount earned (both original issue and market discount) on discount paper accrued ratably to the date of maturity.

Since the net income is declared as a dividend each time the net income is determined, the net asset value per share (i.e., the value of the net assets of the Fund divided by the number of shares outstanding) is expected to remain unchanged immediately after each such determination and dividend declaration. Any increase in the value of a shareholder's investment, representing the reinvestment of dividend income, is reflected by an increase in the number of shares in the shareholder's account.

In addition, the Fund intends to distribute net realized short- and long-term capital gains, if any, at least annually.

TAX CONSIDERATIONS

The following discussion is a brief summary of some of the important U.S. federal (and, where noted, state) income tax consequences affecting the Fund and its shareholders. The discussion is very general, and therefore prospective investors are urged to consult their tax advisers about the impact an investment in the Fund will have on their own tax situations.

Tax Treatment of the Fund

U.S. Federal Taxes — The Fund (even if it is a Fund in a Trust with multiple series) is treated as a separate entity for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended (the ‘‘Code’’). The Fund has elected to be, and intends to qualify to be treated each year as, a “regulated investment company” under Subchapter M of the Code.

To qualify for the special tax treatment accorded regulated investment companies and their shareholders, the Fund must, among other things:

(a) derive at least 90% of its gross income for each taxable year from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies and (ii) net income derived from interests in “qualified publicly traded partnerships” (as defined below);

(b) diversify its holdings so that, at the end of each quarter of the Fund’s taxable year, (i) at least 50% of the market value of the Fund’s total assets is represented by cash and cash items, U.S. Government securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund’s total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Fund’s total assets is invested, including through corporations in which the Fund owns a 20% or more voting stock interest, (x) in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers that the Fund controls and that are engaged in the same, similar, or related trades or businesses, or (y) in the securities of one or more qualified publicly traded partnerships (as defined below); and

(c) distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid; generally, taxable ordinary income and the excess, if any, of the net short-term capital gains over net long-term capital losses) and net tax-exempt income, for such year.

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In general, for purposes of the 90% gross income requirement described in paragraph (a) above, income derived from a partnership will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership which would be qualifying income if realized directly by the regulated investment company. However, 100% of the net income derived from an interest in a ‘‘qualified publicly traded partnership’’ (a partnership (i) the interests in which are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof, and (ii) that derives less than 90% of its income from the qualifying income described in paragraph (a) (i) above) will be treated as qualifying income. In general, qualified publicly traded partnerships will be treated as partnerships for U.S. federal income tax purposes because they meet the passive income requirement under Section 7704(c)(2) of the Code. In addition, although in general the passive loss rules of the Code do not apply to regulated investment companies, such rules do apply to a regulated investment company with respect to items attributable to an interest in a qualified publicly traded partnership.

For purposes of the diversification test in (b) above, identification of the issuer (or issuers) of a particular Fund investment can depend on the terms and conditions of that investment. In some cases, such identification may be uncertain under current law, and future Internal Revenue Service (“IRS”) guidance or an adverse determination by the IRS regarding issuer identification for a particular type of investment may adversely affect the Fund’s ability to meet the diversification test. In the case of the Fund’s investment in loan participations, the Fund will treat both the entity from whom the loan participation is acquired and the borrower as an issuer for the purposes of meeting the diversification requirement described in paragraph (b) above. Finally, for purposes of this diversification requirement, the term “outstanding voting securities of such issuer” will include the equity securities of a qualified publicly traded partnership.

As a regulated investment company, the Fund will not be subject to U.S. federal income or excise taxes on its net investment income and net realized capital gains that it distributes to shareholders in accordance with the timing requirements imposed by the Code. The Fund’s foreign source income, gains or proceeds, if any, may be subject to foreign withholding or other taxes, which could decrease the Fund’s return on the underlying investments.

If the Fund were to fail to meet the income, diversification or distribution test described above, the Fund could in some cases cure such failure, including by paying a fund-level tax, paying interest, making additional distributions or disposing of certain assets. If the Fund were ineligible to or otherwise did not cure such failure for any year, or were otherwise to fail to qualify as a "regulated investment company" accorded special tax treatment for such year, the Fund would be subject to U.S. federal income tax on all of its taxable income at corporate rates, and Fund distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would generally be taxable as ordinary income to the shareholders. Some portions of such distributions may be eligible for the dividends received deduction in the case of corporate shareholders and may be eligible to be treated as “qualified dividend income” in the case of shareholders taxed as individuals, provided, in both cases, the shareholder meets certain holding period and other requirements in respect of the Fund’s shares (as described below). In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before re-qualifying as a regulated investment company that is accorded special tax treatment.

The Fund intends to distribute at least annually to its shareholders all or substantially all of its investment company taxable income (computed without regard to the dividends-paid deduction), its net tax-exempt income (if any) and its net capital gain (that is, the excess of net long-term capital gain over net short-term capital loss, in each case determined with reference to any loss carryforwards) (if any). Any taxable income, including any net capital gain, retained by the Fund will generally be subject to tax at the Fund level at regular corporate rates.

If the Fund fails to distribute in a calendar year substantially all (at least 98%) of its ordinary income for such year and substantially all (at least 98.2%) of its capital gain net income for the one-year period ending October 31 (or November 30 or December 31 if the Fund is permitted to elect and so elects) plus any retained amount from the prior year, the Fund will be subject to a non-deductible 4% excise tax on the undistributed amounts. For purposes of the required excise tax distribution, ordinary gains and losses from the sale, exchange or other taxable disposition of property that would be taken into account after October 31 (or November 30 or December 31 if the Fund is permitted to elect and so elects) are treated as arising on January 1 of the following calendar year; in the case of a Fund that is permitted to make and makes the election to use December 31 as described above, there will be no gains or losses eligible to be so treated. Also, for purposes of the excise tax, the Fund will be treated as having distributed any amount on which it is subject to corporate income tax for the taxable year ending within the calendar year. A dividend paid to shareholders by the Fund in January generally is deemed to have been paid by the Fund on December 31 of the preceding year, if the dividend was declared and payable to shareholders of record on a date in October, November, or December of that preceding year. The Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax, although there can be no assurance that it will be able to do so.

Massachusetts Taxes — As long as it qualifies as a regulated investment company under the Code, the Fund will not be required to pay Massachusetts income or excise taxes.

Taxation of Shareholders

Tax Treatment of Distributions — Shareholders of the Fund generally will have to pay U.S. federal income tax and any applicable foreign, state or local income taxes on the dividends and ‘‘Capital Gain Dividends’’ (as defined below) they receive from the Fund. Except as described below, any distributions from ordinary income or from net short-term capital gains are taxable to shareholders as ordinary income for U.S. federal income tax purposes whether paid in cash or reinvested in additional shares of the Fund.

"Qualified dividend income” received by an individual will be taxed at the reduced rates applicable to net capital gains, provided holding period and other requirements are met. For some portion of the Fund’s dividends to be qualified dividend income, the Fund must meet holding period and other requirements with respect to some portion of the dividend-paying stocks in its portfolio and the Fund shareholder must meet holding period and other requirements with respect to the Fund’s shares. The Fund does not expect a significant portion of its distributions to be derived from qualified dividend income.

Distributions of net capital gain properly reported by the Fund as capital gain dividends (“Capital Gain Dividends”), whether paid in cash or reinvested in additional shares of the Fund, are taxable to shareholders for U.S. federal income tax purposes as long-term capital gains includible in net capital gain and taxed to individuals at reduced rates, without regard to the length of time the shareholders have held their shares of the Fund.

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The Fund does not expect a significant portion of its distributions to constitute Capital Gain Dividends. The Fund will notify shareholders regarding the U.S. federal tax status of its distributions after the end of each calendar year.

The Code generally imposes a 3.8% Medicare contribution tax on the net investment income of certain individuals, estates and trusts to the extent their income exceeds certain threshold amounts. For these purposes, “net investment income” generally includes, among other things, (i) distributions paid by the Fund of net investment income and capital gains as described above, and (ii) any net gain from the sale, redemption, exchange or other taxable disposition of Fund shares. Shareholders are advised to consult their tax advisors regarding the possible implications of this additional tax on their investment in the Fund.

If the Fund makes a distribution to a shareholder in excess of the Fund’s current and accumulated earnings and profits in any taxable year, the excess distribution will be treated as a return of capital to the extent of such shareholder’s tax basis in its shares, and thereafter as capital gain. A return of capital is not taxable, but it reduces a shareholder’s tax basis in its shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of its shares.

If the Fund holds, directly or indirectly, one or more “tax credit bonds” issued on or prior to December 31, 2017 (including build America bonds issued on or before December 31, 2010, clean renewable energy bonds and qualified tax credit bonds) on one or more applicable dates during a taxable year, the Fund may elect to permit its shareholders to claim a tax credit on their income tax returns equal to each shareholder’s proportionate share of tax credits from the applicable bonds that otherwise would be allowed to the Fund. In such a case, shareholders must include in gross income (as interest) their proportionate share of the amount of such credits and will be allowed a credit against their U.S. federal income tax liability equal to the amount of such deemed distribution. A shareholder’s ability to claim a tax credit associated with one or more tax credit bonds may be subject to certain limitations imposed by the Code. Even if the Fund is eligible to pass through tax credits to shareholders, the Fund may choose not to do so.

Dividends-Received Deduction — A portion of the dividends the Fund receives from U.S. corporations, if any, is normally eligible for the dividends-received deduction for corporate shareholders if the shareholder otherwise qualifies for the deduction with respect to its holding of Fund shares. Availability of the deduction for particular corporate shareholders is subject to certain limitations, and deducted amounts may result in certain basis adjustments. The Fund does not expect a significant portion of its distributions to be eligible for the dividends-received deduction.

Deduction of Certain Fund Expenses -- The Fund will be considered to be a "non-publicly offered regulated investment company" if it does not have at least 500 shareholders at all times during a taxable year. Very generally, pursuant to U.S. Treasury Department regulations, expenses of non-publicly offered regulated investment companies, except those specific to their status as a regulated investment company or separate entity (e.g., registration fees or transfer agency fees), are subject to special "pass-through" rules. These affected expenses (which include advisory fees) are treated as additional dividends to certain Fund shareholders (generally including individuals and entities that compute their taxable income in the same manner as an individual), and are not deductible under current law by those shareholders who are individuals (or entities that compute their taxable income in the same manner as an individual).

Disposition of Shares — Redemptions and exchanges of the Fund’s shares are taxable events and, accordingly, shareholders may realize gain or loss on these transactions. In general, any gain or loss realized upon a taxable disposition of Fund shares by a shareholder that holds such shares as a capital asset will be treated as long-term capital gain or loss if the shares have been held for more than 12 months. Otherwise, the gain or loss on the taxable disposition of such Fund shares will be treated as short-term capital gain or loss. Further, all or a portion of any loss realized upon a taxable disposition of Fund shares will generally be disallowed under the Code’s wash-sale rule if other substantially identical shares of the Fund are purchased, including by means of dividend reinvestment, within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares would be adjusted to reflect the disallowed loss. However, the IRS has published guidance providing that these wash-sale rules will not apply to redemptions of shares in a money market fund.

Taxpayers may use a simplified method of accounting for gains and losses realized upon the disposition of shares of a regulated investment company that is a money market fund. Very generally, rather than realizing gain or loss upon each redemption of a share, a shareholder using such method of accounting will recognize gain or loss with respect to the Fund’s shares for a given computation period (the shareholder’s taxable year or shorter period selected by the shareholder) equal to the value of all the Fund shares held by the shareholder on the last day of the computation period, less the value of all Fund shares held by the shareholder on the last day of the preceding computation period, less the shareholder’s net investment in the Fund (generally, purchases minus redemptions) made during the computation period. Shareholders of the Fund are urged to consult their own tax advisors regarding their investment in the Fund.

Upon the redemption or exchange of shares of the Fund, the Fund or, in the case of shares purchased through a financial intermediary, the financial intermediary may be required to provide shareholders and the IRS with cost basis and certain other related tax information about the Fund shares redeemed or exchanged. See the Fund's Prospectus for more information.

If the Fund were deemed a "non-publicly offered regulated investment company," depending on a shareholder's percentage ownership in the Fund, such shareholder's partial redemption of its Fund shares could cause the shareholder to be treated as receiving a "Section 301 distribution" treated as a dividend to the extent of such distribution's allocable share of the Fund's current and accumulated earnings and profits and preventing the recognition of any losses on its redeemed shares. There is a risk that other Fund shareholders, whose percentage interests in the Fund increase as a result of such redemption, will be treated as having received a taxable distribution of the Fund.

Backup Withholding — The Fund is also required in certain circumstances to apply backup withholding on taxable dividends, including Capital Gain Dividends, redemption proceeds, and certain other payments that are paid to any non-corporate shareholder (including a foreign investor) who does not furnish to the Fund certain information and certifications or who is otherwise subject to backup withholding. Shareholders who are neither citizens nor residents of the United States may qualify for exemption from backup withholding and should consult their tax advisers in this regard.

Backup withholding is not an additional tax. Any amounts withheld may be credited against the shareholder’s U.S. federal income tax liability, provided the appropriate information is timely furnished to the IRS.

Foreign Income Taxation of a Foreign Investor — Distributions received from the Fund by a foreign investor may also be subject to tax under the laws of the investor’s own jurisdiction.

Other Reporting and Withholding Requirements – Sections 1471-1474 of the Code and the U.S. Treasury Department and IRS guidance

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issued thereunder (collectively, “FATCA”) require the Fund to obtain information sufficient to identify the status of each of its shareholders under FATCA or under an applicable intergovernmental agreement (an "IGA") between the United States and a foreign government. If a shareholder fails to provide the requested information or otherwise fails to comply with FATCA or an IGA, the Fund may be required to withhold under FATCA at a rate of 30% with respect to that shareholder on ordinary dividends it pays. The IRS and the U.S. Treasury Department have issued proposed regulations providing that these withholding rules will not apply to the gross proceeds of share redemptions or Capital Gain Dividends the Fund pays. If a payment by the Fund is subject to FATCA withholding, the Fund is required to withhold even if such payment would otherwise be exempt from withholding under the rules applicable to foreign investors (e.g., short-term capital gain dividends and interest-related dividends).

Each prospective investor is urged to consult its tax adviser regarding the applicability of FATCA and any other reporting requirements with respect to the prospective investor's own situation, including investments through an intermediary.

State and Local Income Taxes: U.S. Government Securities — Dividends paid by the Fund that are derived from interest on obligations of the U.S. Government and certain of its agencies and instrumentalities (but generally not distributions of capital gains realized upon the disposition of such obligations) may be exempt from state and local income taxes. The Fund generally intends to advise shareholders of the extent, if any, to which its dividends consist of such interest. Shareholders are urged to consult their tax advisers regarding the possible exclusion of such portion of their dividends for state and local income tax purposes.

Tax Shelter Reporting — Under U.S. Treasury Department regulations, if a shareholder recognizes a loss with respect to the Fund’s shares of at least $2 million in a single tax year or $4 million in any combination of taxable years for an individual shareholder or at least $10 million in any single tax year or $20 million in any combination of taxable years for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a regulated investment company are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all regulated investment companies. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisers to determine the applicability of these regulations in light of their individual circumstances.

PORTFOLIO TRANSACTIONS AND BROKERAGE COMMISSIONS

Specific decisions to purchase or sell securities and other instruments for the Fund are made by persons affiliated with MFS. Any such person may serve other clients of MFS or any subsidiary of MFS in a similar capacity. When making trading decisions, MFS can select strategies or methods or directly select venues in order to seek best execution for client transactions. These decisions are influenced by a number of factors that are described more specifically below.

MFS seeks to obtain best execution for the Fund by executing transactions in such a manner that the Fund's total costs or proceeds in each transaction are the most favorable under the circumstances. Trading practices differ with respect to fixed income and equity securities, and the discussion of trading practices below will differ depending on security type. MFS deals with broker/dealers reasonably expected to provide the most favorable execution quality under the circumstances. The specific criteria used in selecting a broker/dealer will vary depending upon the nature of the transaction, the market in which it is executed, and the extent to which it is possible to select among multiple broker/dealers. MFS defines best execution as a process that seeks to execute portfolio transactions in a manner that MFS believes will provide the most favorable qualitative execution, including execution price and commission, spread, or other transaction costs, reasonably available under the circumstances. This process involves the evaluation of the trading process and execution results over extended periods. In seeking best execution, MFS takes into account several factors that it considers to be relevant, which include without limitation and in no particular order, the following: price; the size of the transaction; the nature of the market or the security; the amount of the commission or "spread"; the timing and potential for impact of the transaction, considering market prices and trends; the reputation, experience, and stability of the broker/dealer involved; the willingness of the broker/dealer to commit capital; the need for anonymity in the market; and the quality of services rendered by the broker/dealer in other transactions.

MFS places trades in various manners including through different broker/dealers, agency brokers, principal market-making dealers, smaller brokers and dealers, which may specialize in particular regions or asset classes, futures commission merchants, and OTC derivatives dealers (each, a “broker/dealer” for purposes of the discussion in this section) as well as via electronic trading platforms, including electronic communications networks (ECNs) (including, without limitation, multilateral trading facilities (MTFs), and alternative trading systems (ATSs)). These trading platforms often, in the case of equity transactions, execute transactions at a commission rate lower than that charged by a full-service broker/dealer. Additionally, subject to its obligation to seek best execution, MFS may also execute transactions through Luminex Trading & Analytics LLC (Luminex), an ATS of which MFS owns a small stake (i.e., less than 2%) of its parent company. Accordingly, there could be an economic incentive for MFS to route orders to Luminex to enhance its profitability.

In certain circumstances, such as a "buy-in" for failure to deliver, MFS is not able to select the broker/dealer who will transact to cover the failure. For example, if a Fund sells a security short and is unable to deliver the securities sold short, the broker/dealer through whom the Fund sold short must deliver securities purchased for cash, (i.e., effect a "buy-in," unless it knows that the Fund either is in the process of forwarding the securities to the broker/dealer or will do so as soon as possible without undue inconvenience or expense). Similarly, there can also be a failure to deliver in a long transaction and a resulting buy-in by the broker/dealer through whom the securities were sold. If the broker/dealer effects a buy-in, MFS will be unable to control the trading techniques, methods, venues, or any other aspect of the trade used by the broker/dealer.

Commission rates for equity securities and some derivatives will vary depending upon the trading methods, venues, and broker/dealers selected, as well as the market(s) in which the securities are traded and their relative liquidity. As noted above, MFS can utilize a variety of broker/dealers and trading venues and strategies in order to seek best execution for client transactions. MFS evaluates various factors in selecting broker/dealers to execute trades, including the ability to execute trades with a minimum of market impact, the speed and efficiency of executions, electronic trading capabilities, adequacy of capital, commitment of capital when necessary or desirable, market color provided to MFS, execution services, and accommodation of MFS' special needs. MFS may employ outside vendors to provide reports on the quality of broker/dealer executions. With respect to transactions in derivatives, MFS trades only with broker/dealers with whom it has legally-required or client-requested documentation in place.

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MFS utilizes a global investment platform built on the principle of close collaboration among members of its investment team, where research and investment ideas are shared. MFS investment professionals rely on their own internal research in making investment decisions even though they utilize external research provided by brokers or other research providers to help develop investment ideas. External research is also used to help understand market consensus, sentiment, or perception, and identify relative inefficiencies more quickly and effectively.

MFS makes decisions on the procurement of external research separately and distinctly from decisions on the selection of brokers that execute transactions for the Fund. However, as permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended (“Section 28(e)”), MFS may cause the Fund to pay a broker/dealer that provides “brokerage and research services” (as defined in Section 28(e)) an amount of commission for effecting a securities transaction for the Fund in excess of the amount other broker/dealers would have charged for the transaction if MFS determines in good faith that the greater commission is reasonable in relation to the value of the brokerage and research services provided viewed in terms of MFS’ overall responsibilities to the Fund. The brokerage and research services received may be useful and of value to MFS in serving both the accounts that generated the commissions and other clients of MFS. Accordingly, not all of the research and brokerage services provided by brokers through which the Fund's securities transactions are effected may be used by MFS in connection with the Fund whose account generated the brokerage commissions.

MFS has undertaken to bear the costs of external research for all accounts it advises, either by paying for external research out of its own resources, or by voluntarily reimbursing clients from its own resources for excess commissions paid to obtain external research. For accounts subject to a regulatory prohibition on the payment of excess commissions for research, including accounts that are directly or indirectly subject to the Markets in Financial Instruments Directive in the European Union or United Kingdom (“MiFID II accounts”), MFS will pay for external research out of its own resources. For all other accounts, MFS operates client commission arrangements that generate commission “credits” for the purchase of external research from commissions on equity trades in a manner consistent with Section 28(e). Under these arrangements, MFS may cause a client to pay commissions in excess of what the broker/dealer or other brokers might have charged for certain transactions in recognition of brokerage and research services provided by the executing broker/dealer. MFS has voluntarily undertaken to reimburse clients from its own resources in an amount equal to all commission credits generated under these arrangements.

The research services obtained by MFS through the use of commission credits may include: access to corporate management; industry conferences; research field trips to visit corporate management and/or to tour manufacturing, production or distribution facilities; statistical, research and other factual information or services such as investment research reports; access to analysts; a small number of expert networks; reports or databases containing corporate, fundamental, technical, and political analyses; ESG-related information; portfolio modeling strategies; and economic research services, such as publications, chart services, and advice from economists concerning macroeconomics information, and analytical investment information about particular corporations.

Through the use of eligible brokerage and research services acquired with commission credits, MFS initially avoids the additional expenses that it would incur if it developed comparable information through its own staff or if it purchased such services with its own resources. As a result, the Fund may pay more for its portfolio transactions in the first instance than if MFS had the Fund pay execution only rates. However, because MFS has voluntarily undertaken to reimburse clients from its own resources for commission credits generated from client brokerage, MFS ultimately assumes the additional expenses that it would incur if it purchased external research with its own resources.

Although MFS generally bears the costs of external research, MFS believes it generally does not pay, and therefore does not reimburse, clients with respect to research that is made available by a broker/dealer to all of its customers and that MFS considers to be of de minimis value, or for external research provided by executing brokers in fixed income transactions that incur mark-ups, mark-downs, and other fees rather than commissions. With respect to fixed income, MFS believes that executing brokers in fixed income transactions do not charge lower mark-ups, mark-downs, commission equivalents or other fees if clients forego research services. Consequently, MFS does not believe it pays higher mark-ups, mark-downs, commission equivalents or other fees to brokers on fixed income transactions than it would if it did not receive any research services from brokers. However, MiFID II generally considers external research to be an inducement and therefore MFS pays for certain categories of fixed income research received by affiliates of MFS out of its own resources. MFS may also execute purchase and sale transactions between the Fund and other funds or accounts managed by MFS or its affiliates (cross-trades). Cross-trade transactions entered into by the Fund are executed in accordance with applicable rules under the 1940 Act and related policies approved by the Board.

Brokerage commissions paid by the Fund for certain specified periods and information concerning purchases by the Fund of securities issued by its regular broker/dealers for its most recent fiscal year are set forth in APPENDIX G.

DISCLOSURE OF PORTFOLIO HOLDINGS AND OTHER FUND INFORMATION

The Fund may from time to time make available to the public information about the Fund on mfs.com, Facebook, X (formerly Twitter), YouTube, LinkedIn, and/or other social media.

The Fund has established a policy governing the disclosure of its portfolio holdings that is reasonably designed to protect the confidentiality of the Fund’s non-public portfolio holdings and prevent inappropriate selective disclosure of such holdings. The Fund’s Board has approved this policy and will be asked to approve any material amendments to this policy. Exceptions to this policy may be authorized by MFS’ general counsel or a senior member of the MFS legal department acting under the supervision of MFS’ general counsel (an ‘‘Authorized Person’’).

Neither MFS nor the Fund will receive any compensation or other consideration in connection with its disclosure of Fund portfolio holdings.

Public Disclosure of Portfolio Holdings

In addition to the public disclosure of Fund portfolio holdings through required SEC quarterly filings, the Fund may make its portfolio holdings publicly available on mfs.com in such scope and form and with such frequency as MFS reasonably determines and as described in the Fund's Prospectus.

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If approved by an Authorized Person, the Fund may from time to time make available on mfs.com and/or in a press release, information about the holdings of the Fund in a particular investment or investments as of a current date, including the equivalent exposure of such holding or holdings.

Note that the Fund or MFS may suspend the posting of this information or modify the elements of this Web posting policy without notice to shareholders. Once posted, the above information will generally remain available on mfs.com until at least the date on which the information is filed with the SEC for the period that includes the date as of which the mfs.com information is current.

The Fund’s portfolio holdings are considered to be publicly disclosed: (a) upon the disclosure of the portfolio holdings in a publicly available, routine filing with the SEC that is required to include the information; (b) the day after the Fund makes such information available on mfs.com (assuming that it discloses in its Prospectus that such information is available on mfs.com); or (c) at such additional times and on such additional basis as determined by the SEC or its staff.

Disclosure of Non-Public Portfolio Holdings

The Fund may, in certain cases, disclose to third parties its portfolio holdings which have not been made publicly available. Disclosure of non-public portfolio holdings to third parties may only be made if an Authorized Person determines that such disclosure is for a legitimate business purpose and is not impermissible under applicable law or regulation. In addition, the third party receiving the non-public portfolio holdings may, at the discretion of an Authorized Person, be required to agree in writing to keep the information confidential and/or agree not to trade directly or indirectly based on the information. Such agreements may not be required in circumstances such as where portfolio securities are disclosed to broker/dealers to obtain bids/prices or in interviews with the media. MFS will use reasonable efforts to monitor a recipient’s use of non-public portfolio holdings provided under these agreements by means that may include contractual provisions, periodic due diligence, notices reminding a recipient of their obligations or other commercially reasonable means. The restrictions and obligations described in this paragraph do not apply to non-public portfolio holdings provided to MFS or its affiliates, or to the disclosure of portfolio holdings as may be required by applicable law, rules, or regulations.

With respect to non-public portfolio holdings provided to employees and contractors of MFS or its subsidiaries, employees and contractors of MFS and its subsidiaries are subject to corporate policies which prohibit use of portfolio holdings information for personal benefit or to benefit others.

In addition, to the extent that an Authorized Person determines that there is a potential conflict with respect to the disclosure of information that is not publicly available between the interests of the Fund’s shareholders, on the one hand, and MFS, MFD or an affiliated person of MFS, MFD, or the Fund, on the other hand, the Authorized Person must inform MFS’ conflicts officer of such potential conflict, and MFS’ conflicts officer shall determine whether, in light of the potential conflict, disclosure is reasonable under the circumstances, and shall report such potential conflict of interest determinations to the Fund’s Chief Compliance Officer and the Board of the Fund. MFS also reports to the Board of the Fund regarding the disclosure of information regarding the Fund that is not publicly available.

Subject to compliance with the standards set forth in the previous two paragraphs, non-public portfolio holdings may be disclosed in the following circumstances:

Employees of MFS or MFD (collectively ‘‘Fund representatives’’) disclose non-public portfolio holdings in connection with the day-to-day operations and management of the Fund. Full portfolio holdings are disclosed to the Fund’s custodian, independent registered accounting firm, financial printers, regulatory authorities, and stock exchanges and other listing organizations. Portfolio holdings are disclosed to the Fund’s pricing service vendors and broker/dealers when requesting bids for, or price quotations on, securities, and to other persons (including independent contractors) who provide systems or software support in connection with Fund operations, including accounting, compliance support, and pricing. Portfolio holdings may also be disclosed to persons assisting the Fund in the voting of proxies or in connection with litigation relating to Fund portfolio holdings. In connection with managing the Fund, MFS may use analytical systems provided by third parties who may have access to Fund portfolio holdings. Non-public portfolio holdings may be disclosed in connection with other activities, such as to participants in in-kind purchases and redemptions of Fund shares, to service providers facilitating the distribution or analysis of portfolio holdings, and in other circumstances not described above.

In addition, subject to such disclosure not being impermissible under applicable law or regulation, Fund representatives may disclose Fund portfolio holdings and related information, which may be based on non-public portfolio holdings, under the following circumstances (among others):

Fund representatives may provide oral or written information (“portfolio commentary”) about the Fund, including how the Fund’s investments are divided among various sectors, industries, countries, value and growth stocks, small-, mid-, and large-cap stocks, among stocks, bonds, currencies and cash, types of bonds, bond maturities, bond coupons, and bond credit quality ratings. This portfolio commentary may also include information on how these various weightings and factors contributed to Fund performance. Fund representatives may also express their views orally or in writing on one or more of the Fund’s portfolio holdings or may state that the Fund has recently purchased or sold one or more holdings.

Fund representatives may also provide oral or written information (‘‘statistical information’’) about various financial characteristics of the Fund or its underlying portfolio securities including alpha, beta, coefficient of determination, duration, maturity, information ratio, Sharpe ratio, earnings growth, payout ratio, price/book value, projected earnings growth, return on equity, standard deviation, tracking error, weighted average credit quality, market capitalization, percent debt to equity, price to cash flow, dividend yield or growth, default rate, portfolio turnover, and risk and style characteristics.

The portfolio commentary and statistical information may be provided to members of the press, shareholders in the Fund, persons considering investing in the Fund, or representatives of such shareholders or potential shareholders, such as fiduciaries of a 401(k) plan or a trust and their advisers, and the content and nature of the information provided to each of these persons may differ.

Ongoing Arrangements To Make Non-Public Portfolio Holdings Available

With authorization from an Authorized Person consistent with “Disclosure of Non-Public Portfolio Holdings” above, Fund representatives may disclose non-public Fund portfolio holdings to the recipients identified on APPENDIX H or permit the recipients identified in APPENDIX H to have access to non-public Fund portfolio holdings, on an ongoing basis. Certain third-party service providers of MFS or its

9

subsidiaries have access to non-public Fund portfolio holdings only while performing their responsibilities within MFS operational or technology systems and subject to MFS corporate policies and procedures that, among other requirements, prohibit the use of portfolio holdings information for personal benefit or to benefit others. MFS does not consider such access by these service providers to constitute an ongoing arrangement to disclose non-public Fund portfolio holdings.

DETERMINATION OF NET ASSET VALUE

The net asset value per share of shares of the Fund is determined each day during which the NYSE is open for trading. (As of the date of this SAI, the NYSE is open for trading every weekday except in an emergency and for the following holidays (or the days on which they are observed): New Year’s Day; Martin Luther King Day; Presidents’ Day; Good Friday; Memorial Day; Juneteenth; Independence Day; Labor Day; Thanksgiving Day; and Christmas Day.) This determination is made once each day as of 1:00 p.m. Eastern time by deducting the amount of the liabilities attributable to the Fund from the value of the assets attributable to the Fund and dividing the difference by the number of Fund shares outstanding for that Fund. Net asset value may be calculated earlier in emergency situations or as otherwise permitted by the SEC. Debt instruments are generally valued at an evaluated or composite bid as provided by a third-party pricing service. Short-term instruments with a maturity at issuance of 60 days or less may be valued at amortized cost, which approximates market value.

DESCRIPTION OF SHARES, VOTING RIGHTS, AND LIABILITIES

The Trust’s Declaration of Trust, as amended or amended and restated from time to time, permits the Trust’s Board to issue an unlimited number of full and fractional shares of beneficial interest (without par value) of each series, to divide or combine the shares of any series into a greater or lesser number of shares without thereby changing the proportionate beneficial interests in that series, and to divide such shares into classes. The Board has reserved the right to create and issue additional series and classes of shares.

Each shareholder of the Fund or class is entitled to one vote for each dollar of net asset value (number of shares owned times net asset value per share) of such Fund or class, on each matter on which the shareholder is entitled to vote. Each fractional dollar amount is entitled to a proportionate fractional vote. Except when a larger vote is required by applicable law, a majority of the voting power of the shares voted in person or by proxy on a matter will decide that matter and a plurality of the voting power of the shares voted in person or by proxy will elect a Trustee. Shareholders of all series of the Trust generally will vote together on all matters except when a particular matter affects only shareholders of a particular class or series or when applicable law requires shareholders to vote separately by series or class.

From time to time, MFS and/or its affiliates may invest “seed capital” in the Fund. These investments are generally intended to enable the Fund or a share class of the Fund to commence investment operations and/or achieve sufficient scale. MFS and/or its affiliates are under no obligation to maintain seed capital investments in a Fund and may redeem such investments in a Fund at any time and without prior notice.

Except in limited circumstances, the Board may, without any shareholder vote, amend or otherwise supplement the Trust’s Declaration of Trust. The Trust, or any series or class thereof, may merge or consolidate or may sell, lease, or exchange all or substantially all of its assets with or without shareholder vote to the extent permitted by law. The Trust, or any series or class, may reincorporate or reorganize without any shareholder vote. The Trust, any series of the Trust, or any class of any series, may be terminated at any time: 1) by a Majority Shareholder Vote; or 2) by the Board by written notice to the shareholders of the Trust, any series of the Trust, or any class of any series.

In the event of a liquidation of a Fund, shareholders of each class of the Fund are entitled to share pro rata in the net assets of the Fund available for distribution to such shareholders. Shares of a Fund have no preemptive rights and have dividend and conversion rights (if any) as described in the Prospectus for the Fund.

The Board may cause a shareholder’s shares to be redeemed for any reason under terms set by the Board, including, 1) to protect the tax status of a Fund, 2) the failure of a shareholder to provide a tax identification number if required to do so, 3) the failure of a shareholder to pay when due for the purchase of shares issued to the shareholder, 4) in order to eliminate accounts whose values are less than a minimum amount established by the Board, 5) the failure of a shareholder to meet or maintain the qualifications for ownership of a particular class of shares, and 6) to eliminate ownership of shares by a particular shareholder when the Board determine that the particular shareholder’s ownership is not in the best interests of the other shareholders of the applicable Fund (for example, in the case of an alleged market timer).

Under the Trust's Declaration of Trust, the Fund may convert to a master/feeder structure or a fund-of-funds structure without shareholder approval. In a master/feeder structure, a Fund invests all of its assets in another investment company with similar investment objectives and policies. In a fund-of-funds structure, a Fund invests all or a portion of its assets in multiple investment companies.

The Trust is an entity commonly known as a “Massachusetts business trust.” Under Massachusetts law, shareholders of such a trust may, under certain circumstances, be held personally liable as partners for its obligations. However, the Trust's Declaration of Trust contains an express disclaimer of shareholder liability for acts or obligations of the Trust and provides for indemnification and reimbursement of expenses out of Trust property for any shareholder held personally liable for the obligations of the Trust. The Trust also maintains insurance for the protection of the Trust and its shareholders and the Board, officers, employees, and agents of the Trust covering possible tort and other liabilities. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which both inadequate insurance existed and the Trust itself was unable to meet its obligations.

The Trust's Declaration of Trust further provides that obligations of the Trust are not binding upon the Board individually but only upon the property of the Trust, and that the Board will not be liable for any action or failure to act, but nothing in the Trust's Declaration of Trust or other agreement with a Trustee protects a Trustee against any liability to which he or she would otherwise be subject by reason of his or her willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

The Trust’s Declaration of Trust provides that shareholders may not bring suit on behalf of the Fund without first requesting that the Board bring such suit unless there would be irreparable injury to the Fund or if a majority of the Board (or a majority of the Board on any committee established to consider the merits of such action) have a personal financial interest in the action. This provision of the Declaration of Trust does not apply to claims arising under federal securities laws. Trustees are not considered to have a personal financial interest by virtue of being compensated for their services as Trustees or as trustees of MFS Funds with the same or an affiliated investment adviser or distributor.

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The Trust’s Declaration of Trust provides that by becoming a shareholder of the Fund, each shareholder shall be expressly held to have assented to and agreed to be bound by the provisions of the Trust's Declaration of Trust.

Under the Trust's By-Laws and Declaration of Trust, any claims asserted against or on behalf of the MFS Funds, including claims against Trustees and Officers, must be brought in state and federal courts located within the Commonwealth of Massachusetts.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM(S) AND FINANCIAL STATEMENTS

Deloitte & Touche LLP, 115 Federal Street, Boston, MA 02110, serves as the independent registered public accounting firm for the Fund, providing audit and related services and assistance in connection with various SEC filings.

The Fund’s Financial Statements and Financial Highlights for the fiscal year ended August 31, 2024, are incorporated by reference into this SAI from the Fund’s Annual Report to shareholders and have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in its report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm, given upon its authority as an expert in accounting and auditing.

The Fund's Financial Statements and Financial Highlights and the report of the independent registered public accounting firm are set forth in Item 7 of the Fund's annual Form N-CSR, which is available at the hyperlink noted below for the Trust.

MFS Series Trust XIV

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APPENDIX A - TRUSTEES AND OFFICERS – IDENTIFICATION AND BACKGROUND

The Trustees and Officers of the Trust, as of December 1, 2024, are listed below, together with their principal occupations during the past five years (their titles may have varied during that period). The address of each Trustee and Officer is 111 Huntington Avenue, Boston, Massachusetts 02199.

TRUSTEES
Name, Age	Position(s) Held with Fund	Trustee Since(1)	Number of MFS Funds Overseen by the Trustee	Principal Occupations During the Past Five Years	Other Directorships During the Past Five Years(2)
INTERESTED TRUSTEE
Michael W. Roberge(3) age 58	Trustee	January 2021	135	Massachusetts Financial Services Company, Chairman (since January 2021); Chief Executive Officer (since January 2017); Director; Chairman of the Board (since January 2022)
INDEPENDENT TRUSTEES
John P. Kavanaugh age 70	Trustee and Chair of Trustees	January 2009	135	Private investor
Steven E. Buller age 73	Trustee	February 2014	135	Private investor
John A. Caroselli age 70	Trustee	March 2017	135	Private investor; JC Global Advisors, LLC (management consulting), President (since 2015)
Maureen R. Goldfarb age 69	Trustee	January 2009	135	Private investor
Peter D. Jones age 69	Trustee	January 2019	135	Private investor
James W. Kilman, Jr. age 63	Trustee	January 2019	135

Burford Capital Limited (finance and investment management), Senior Advisor (since 2021), Chief Financial Officer (2019 – 2021); KielStrand Capital LLC (family office), Chief Executive Officer (since 2016)

					alpha-En Corporation, Director (2016 - 2019)
Clarence Otis, Jr. age 68	Trustee	March 2017	135	Private investor	VF Corporation, Director; Verizon Communications, Inc., Director; The Travelers Companies, Director

Name, Age	Position(s) Held with Fund	Trustee Since(1)	Number of MFS Funds Overseen by the Trustee	Principal Occupations During the Past Five Years	Other Directorships During the Past Five Years(2)
Maryanne L. Roepke age 68	Trustee	May 2014	135	Private investor
Laurie J. Thomsen age 67	Trustee	March 2005	135	Private investor	The Travelers Companies, Director; Dycom Industries, Inc., Director
OFFICERS
Name, Age	Position(s) Held with Fund	Officer Since(1)	Number of MFS Funds for which the Person is an Officer	Principal Occupations During the Past Five Years	Other Directorships During the Past Five Years(2)
William T. Allen(3) age 57	Deputy Assistant Treasurer	April 2024	135	Massachusetts Financial Services Company, Vice President
Brian Balasco(3) age 46	Assistant Treasurer	April 2024	135	Massachusetts Financial Services Company, Vice President
Christopher R. Bohane(3) age 50	Assistant Secretary and Assistant Clerk	July 2005	135	Massachusetts Financial Services Company, Senior Vice President and Deputy General Counsel
James L. Byrne(3) age 48	Assistant Treasurer	April 2024	135	Massachusetts Financial Services Company, Vice President
John W. Clark, Jr.(3) age 57	Deputy Treasurer	April 2017	135	Massachusetts Financial Services Company, Vice President
David L. DiLorenzo(3) age 56	President	July 2005	135	Massachusetts Financial Services Company, Senior Vice President
Heidi W. Hardin(3) age 57	Secretary and Clerk	April 2017	135	Massachusetts Financial Services Company, Executive Vice President and General Counsel
Brian E. Langenfeld(3) age 51	Assistant Secretary and Assistant Clerk	June 2006	135	Massachusetts Financial Services Company, Vice President and Managing Counsel

Name, Age	Position(s) Held with Fund	Officer Since(1)	Number of MFS Funds for which the Person is an Officer	Principal Occupations During the Past Five Years	Other Directorships During the Past Five Years(2)
Rosa E. Licea-Mailloux(3) age 48	Chief Compliance Officer	March 2022	135

Massachusetts Financial Services Company, Vice President (since 2018); Director of Corporate Compliance (2018-2021); Senior Director Compliance (2021-2022); Senior Managing Director of North American Compliance & Chief Compliance Officer (since March 2022)

Amanda S. Mooradian(3) age 45	Assistant Secretary and Assistant Clerk	September 2018	135	Massachusetts Financial Services Company, Vice President and Senior Counsel
Susan A. Pereira(3) age 54	Assistant Secretary and Assistant Clerk	July 2005	135	Massachusetts Financial Services Company, Vice President and Managing Counsel
Kasey L. Phillips(3) age 53	Treasurer	September 2012	135	Massachusetts Financial Services Company, Vice President
Matthew A. Stowe(3) age 50	Assistant Secretary and Assistant Clerk	October 2014	135	Massachusetts Financial Services Company, Senior Vice President and Senior Managing Counsel
William B. Wilson(3) age 42	Assistant Secretary and Assistant Clerk	October 2022	135	Massachusetts Financial Services Company, Assistant Vice President and Senior Counsel

(1) Date first appointed to serve as Trustee/Officer of an MFS Fund. Each Trustee has served continuously since appointment unless indicated otherwise. From January 2012 through December 2016, Mr. DiLorenzo served as Treasurer of the Funds. From September 2012 through March 2024, Ms. Phillips served as Assistant Treasurer of the Funds. From April 2017 through March 2024, Mr. Clark served as Assistant Treasurer of the Funds.

(2) Directorships or trusteeships of companies required to report to the SEC (i.e., “public companies”).

(3) “Interested person” of the Trust within the meaning of the Investment Company Act of 1940 (referred to as the 1940 Act), which is the principal federal law governing investment companies like the Fund, as a result of position with MFS. The address of MFS is 111 Huntington Avenue, Boston, Massachusetts 02199.

Each Trustee (other than Messrs. Jones, Kilman, and Roberge) has been elected by shareholders and each Trustee and Officer holds office until his or her successor is chosen and qualified or until his or her earlier death, resignation, retirement or removal. Mr. Roberge became a Trustee of the Fund on January 1, 2021, and Messrs. Jones and Kilman became Trustees of the Fund on January 1, 2019. The Trust does not hold annual meetings for the purpose of electing Trustees, and Trustees are not elected for fixed terms. Under the terms of the Board's retirement policy, an Independent Trustee shall retire at the end of the calendar year in which he or she reaches the earlier of 75 years of age or 15 years of service on the Board (or, in the case of any Independent Trustee who joined the Board prior to 2015, 20 years of service on the Board).

The Interested Trustee and certain Officers hold comparable officer positions with certain affiliates of MFS.

The following provides an overview of the Board's process for identifying individuals for the pool from which trustee candidates are ultimately selected and the considerations that led the Board to conclude that each individual serving as a Trustee of the Trust should so serve. As part of this process, the Board works with the Nomination and Compensation Committee, which recommends qualified trustee candidates to the Board in the event that a position is vacated or created. Because the Trustees believe that a well-balanced and qualified board is an important component of a strong governance structure, the Board is committed to actively seeking individuals with diverse backgrounds, experience and perspectives, including women and underrepresented minority candidates, for the pool from which trustee candidates are selected. The current members of the Board have joined the Board at different points in time since 2005, and as of the date of this SAI, 40% of the members of the Board are either women or an individual from a diverse background, with three members of the Board identifying as female and one identifying as Black or African American. Generally, no one factor was decisive in the original selection of an individual to join the Board. Among the factors the Board considered when concluding that an individual should serve on the Board were the following: (i) the individual’s business and professional experience and accomplishments; (ii) the individual's ability to work effectively with the other members of the Board; (iii) the individual’s prior experience, if any, serving on the boards of public companies (including, where relevant, other investment companies) and other complex enterprises and organizations; and (iv) how the individual’s skills, experience and attributes would contribute to an appropriate mix of relevant skills, experience, and perspectives on the Board.

In respect of each current Trustee, the individual’s substantial professional accomplishments and prior experience, including, in some cases, in fields related to the operations of the Fund, were a significant factor in the determination that the individual should serve as a Trustee of the Trusts. Following is a summary of each Trustee’s professional experience and additional considerations that contributed to the Board’s conclusion that an individual should serve on the Board:

Interested Trustee:

Michael W. Roberge

Mr. Roberge is Chairman and Chief Executive Officer of MFS (the MFS Funds’ investment adviser) and is a member of the firm's Management Committee and Chairman of the MFS Board of Directors. As Chief Executive Officer, Mr. Roberge sets the strategic priorities for MFS, leading a team responsible for the investment, distribution, finance, human resources, legal and technology functions at the firm. He has substantial executive and investment management experience, having worked for MFS for over 25 years.

Independent Trustees:

Steven E. Buller, CPA

Mr. Buller has substantial accounting, investment management, and executive experience at firms within the investment management industry. Mr. Buller was the Chief Financial Officer and Managing Director of BlackRock, Inc. ("BlackRock"), where he oversaw BlackRock’s tax department, internal audit and control functions, and the global corporate and investment company accounting policy. Prior to joining BlackRock, Mr. Buller was an auditor at Ernst & Young LLP for over 30 years, where he served as Global Director of Asset Management and as the audit partner for various investment company complexes. Mr. Buller was chairman of the Financial Accounting Standards Advisory Council, and was a member of the Standing Advisory Group of the Public Company Accounting Oversight Board (the PCAOB). He has also served on the board of BlackRock Finco UK, a privately-held company.

John A. Caroselli

Mr. Caroselli has substantial senior executive experience in the financial services industry. Mr. Caroselli is the president of JC Global Advisors, LLC, where he provides consulting services with specialization in strategy development and execution, merger integration, market growth plan design and organizational development. He served as Executive Vice President and Chief Development Officer of First Capital Corporation, Executive Vice President and Chief Strategy Officer of KeySpan Corporation, and Executive Vice President of Corporate Development of AXA Financial. Mr. Caroselli also held senior officer positions with Chase Manhattan Corporation, Chemical Bank, and Manufacturers Hanover Trust.

Maureen R. Goldfarb

Ms. Goldfarb has substantial executive and board experience at firms within the investment management industry. She was the Chief Executive Officer and Chairman of the Board of Trustees of the John Hancock Funds and an Executive Vice President of John Hancock Financial Services, Inc. Prior to joining John Hancock, Ms. Goldfarb was a Senior Vice President with Massachusetts Mutual Life Insurance Company. She also held various marketing, distribution, and portfolio management positions with other investment management firms. Ms. Goldfarb is a former member of the Board of Governors of the Investment Company Institute.

Peter D. Jones

Mr. Jones has substantial senior executive, accounting and investment management experience at firms within the investment management industry. Mr. Jones was the Chairman of Franklin Templeton Institutional, LLC and President of Franklin Templeton Distributors Inc. Mr. Jones formerly was the President of IDEX Distributors, Inc., which oversaw the formation and launch of IDEX Mutual Funds (now part of Transamerica Funds). Mr. Jones is a member of the Investment Advisory Council of the Florida State Board of Administration. Mr. Jones was formerly a CPA and served as Tax Manager at PricewaterhouseCoopers in Tampa, Florida and Atlanta, Georgia. Mr. Jones is a member of the Governing Council of the Independent Directors Council, a unit of the Investment Company Institute which serves the mutual fund director community. Mr. Jones is also a member of the Investment Committee and a former trustee of the Florida State University Foundation.

John P. Kavanaugh

Mr. Kavanaugh has substantial executive, investment management, and board experience at firms within the investment management and mutual fund industry and is a Chartered Financial Analyst. He was the Chief Investment Officer of The Hanover Insurance Group, Inc., and the President and Chairman of Opus Investment Management, Inc., an investment adviser. Mr. Kavanaugh held research and portfolio management positions with Allmerica Financial and PruCapital, Inc. He previously served on the board of the Independent Directors Council, a unit of the Investment Company Institute which serves the mutual fund independent director community.

James W. Kilman, Jr.

Mr. Kilman has substantial senior executive and investment banking management experience at firms within the investment management industry. Mr. Kilman is currently a Senior Advisor to Burford Capital Limited, a global finance and investment management firm focusing on the law, and the Chief Executive Officer of KielStrand Capital LLC, a family office that makes and manages investments and oversees philanthropic activities. Previously, Mr. Kilman served as the Chief Financial Officer of Burford Capital Limited. Mr. Kilman formerly was the Vice Chairman, Co-Head of Diversified Financials Coverage in the

Financial Institutions Banking Group at Morgan Stanley & Co. Prior to joining Morgan Stanley, Mr. Kilman was Managing Director in the Advisory Group within the Fixed Income Division's Mortgage Department at Goldman Sachs & Co. Mr. Kilman also held managerial and investment positions with ABN AMRO Inc. and PaineWebber Inc.

Clarence Otis, Jr.

Mr. Otis has substantial executive, financial, and board experience at publicly-traded and privately-held companies. Mr. Otis was the Chairman and Chief Executive Officer of Darden Restaurants, Inc., the world’s largest full-service restaurant company, and where he previously served in other senior positions at Darden Restaurants, including Chief Financial Officer and Executive Vice President. Mr. Otis is a director of VF Corporation, Verizon Communications, Inc., and The Travelers Companies. He is a former director of the Federal Reserve Bank of Atlanta.

Maryanne L. Roepke

Ms. Roepke has substantial executive and compliance experience within the investment management industry.  She was a Senior Vice President and the Chief Compliance Officer of American Century Investments, Inc., where she worked for over 30 years. Ms. Roepke served on the board of the American Century SICAV, a mutual fund complex. She is a former member of the Investment Company Institute’s Chief Compliance Officer Committee and Risk Management Advisory Committee.

Laurie J. Thomsen

Ms. Thomsen has substantial venture capital financing experience, as well as board experience at publicly-traded and privately-held companies. Ms. Thomsen was a co-founding General Partner of Prism Venture Partners, a venture capital firm investing in healthcare and technology companies, and served as an Executive Partner of New Profit, Inc., a venture philanthropy firm. Prior to that, she was a General Partner at Harbourvest Partners, a venture capital firm. Ms. Thomsen is a director of The Travelers Companies, Inc. and Dycom Industries, Inc.

APPENDIX B - TRUSTEE COMPENSATION AND COMMITTEES

Trustee Compensation Table

	Name and Position
	Interested Trustee	Independent Trustees
Aggregate Compensation Paid by Fund	Michael W. Roberge	Steven E. Buller	John A. Caroselli	Maureen R. Goldfarb	Peter D. Jones	John P. Kavanaugh	James W. Kilman Jr.	Clarence Otis Jr.	Maryanne L. Roepke	Laurie J. Thomsen

MFS Institutional Money Market Portfolio[1]	Not Applicable	$0	$0	$0	$0	$0	$0	$0	$0	$0
Retirement Benefits Accrued as Part of Fund Expense[1]	Not Applicable	Not Applicable	Not Applicable	Not Applicable	Not Applicable	Not Applicable	Not Applicable	Not Applicable	Not Applicable	Not Applicable
Total Trustee Compensation Paid by Fund and Fund Complex[2]	Not Applicable	$461,500	$447,000	$447,000	$437,000	$536,000	$445,000	$445,000	$455,000	$447,000

[1]	For the fiscal year ended August 31, 2024.
[2]	For the calendar year 2023 for 134 funds that paid Trustee compensation.

Committees

As of December 1, 2024, the Board has established the following Committees:

Name of Committee	Number of Meetings in Last Fiscal Year[1]	Functions	Current Members
AUDIT COMMITTEE	8

Oversees the accounting and auditing procedures of the Fund and, among other duties, considers the selection of the independent accountants for the Fund and the scope of the audit, and considers the effect on the independence of those accountants of any non-audit services such accountants provide to the Fund and any audit or non-audit services such accountants provide to other MFS Funds, MFS and/or certain affiliates. The Committee is also responsible for establishing procedures for the receipt, retention, and treatment of complaints received by the Fund regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission of concerns regarding questionable fund accounting matters by officers of the Fund and employees of the Fund’s investment adviser, administrator, principal underwriter, or any other provider of accounting-related services to the Fund. Reviews and evaluates the contractual arrangements of the Fund relating to custody and fund accounting services, and makes recommendations to the full Board on these matters.

			Buller*, Caroselli*, Jones*, and Otis, Jr.*
COMPLIANCE COMMITTEE	4

Oversees the development and implementation of the Fund’s regulatory and fiduciary compliance policies, procedures, and practices under the 1940 Act, and other applicable laws, as well as oversight of compliance policies of the Fund’s investment adviser and certain other service providers as they relate to Fund activities. The Fund’s Chief Compliance Officer assists the Committee in carrying out its responsibilities.

			Goldfarb*, Kilman, Jr.*, Roepke*, and Thomsen*
CONTRACTS REVIEW COMMITTEE	4

Requests, reviews, and considers the information deemed reasonably necessary to evaluate the terms of the investment advisory and principal underwriting agreements and the Plan of Distribution under Rule 12b-1 that each Fund proposes to renew or continue, and to make its recommendations to the full Board on these matters.

			All Independent Trustees of the Board (Buller, Caroselli, Goldfarb, Jones, Kavanaugh, Kilman, Jr., Otis, Jr., Roepke, and Thomsen)
NOMINATION AND COMPENSATION COMMITTEE	2

Recommends qualified candidates to the Board in the event that a position is vacated or created. The Committee will consider recommendations by shareholders when a vacancy exists. Shareholders wishing to recommend candidates for Trustee for consideration by the Committee may do so by writing to the Fund’s Secretary at the principal executive office of the Fund. Such recommendations must be accompanied by biographical and occupational data on the candidate (including whether the candidate would be an “interested person” of the Fund), a written consent by the candidate to be named as a nominee and to serve as Trustee if elected, record and ownership information for the recommending shareholder with respect to the Fund, and a description of any arrangements or understandings regarding recommendation of the candidate for consideration. The Committee is also responsible for making recommendations to the Board regarding any necessary standards or qualifications for service on the Board. The Committee also reviews and makes recommendations to the Board regarding compensation for the Independent Trustees.

			All Independent Trustees of the Board (Buller, Caroselli, Goldfarb, Jones, Kavanaugh, Kilman, Jr., Otis, Jr., Roepke, and Thomsen)

Name of Committee	Number of Meetings in Last Fiscal Year[1]	Functions	Current Members
PORTFOLIO TRADING AND MARKETING REVIEW COMMITTEE	4

Oversees the policies, procedures, and practices of the Fund with respect to brokerage transactions involving portfolio securities as those policies, procedures, and practices are carried out by MFS and its affiliates. The Committee also oversees the lending of portfolio securities, the Trust's borrowing and lending policies, and the administration of the Fund’s proxy voting policies and procedures by MFS. The Committee also oversees the policies, procedures, and practices of the Applicable Fund Service Providers with respect to the selection and oversight of the Fund’s counterparties in derivatives, repurchase and reverse repurchase agreements, and similar investment-related transactions. The Committee is also responsible for oversight of the Fund’s derivatives risk management program. In addition, the Committee receives reports from MFS regarding the policies, procedures, and practices of MFS and its affiliates in connection with their marketing and distribution of shares of the Fund.

			All Independent Trustees of the Board (Buller, Caroselli, Goldfarb, Jones, Kavanaugh, Kilman, Jr., Otis, Jr., Roepke, and Thomsen)
PRICING COMMITTEE	4

Oversees the determination of the value of the portfolio securities and other assets held by the Fund. The Committee delegates primary responsibility for carrying out these functions to MFS pursuant to the Fund's valuation policy and procedures approved by the Committee and adopted by the Board of Trustees. The Committee has designated MFS as the Fund's "valuation designee" whereby MFS is responsible for determining the fair values of portfolio securities and other assets held by the Fund for which market quotations are not readily available pursuant to MFS' fair valuation policy and procedures. MFS' fair valuation policy and procedures includes, among other things, methodologies and processes to be followed by MFS in determining the fair value of portfolio securities and other assets held by the Fund for which market quotations are not readily available. The Committee meets periodically with the members of MFS’ internal valuation committee to review and assess MFS' fair valuation process and other pricing determinations made pursuant to the Fund’s valuation policy and procedures and MFS' fair valuation policy and procedures, and to review the policies and procedures themselves. The Committee is also responsible for oversight of the Fund’s liquidity risk management program. The Committee exercises the responsibilities of the Board under the Policy for Compliance with Rule 2a-7 approved by the Board on behalf of each Fund which holds itself out as a “money market fund” in accordance with Rule 2a-7 under the 1940 Act.

			Buller*, Goldfarb*, Kilman, Jr.*, and Thomsen*
SERVICES CONTRACTS COMMITTEE	4

Reviews and evaluates the contractual arrangements of the Fund relating to transfer agency, sub-transfer agency, administrative, and insurance services, and makes recommendations to the full Board on these matters.

			Caroselli*, Jones*, Otis, Jr.*, and Roepke*

1 For the fiscal year ended August 31, 2024.

* Independent Trustees. Although Mr. Kavanaugh is not a member of all Committees of the Board, he is invited to and attends many of the Committees’ meetings in his capacity as Chair of the Board.

APPENDIX C - SHARE OWNERSHIP

Ownership By Trustees and Officers

As of December 2, 2024, the Trustees and Officers of the Trust as a group owned of record less than 1% of the Fund's shares. The Board has adopted a policy requiring that each Independent Trustee shall have invested on an aggregate basis, within two years of membership on the Board, an amount equal to his or her prior calendar year’s base retainer and meeting attendance fees in shares of the MFS Funds.

The following table shows the dollar range of equity securities beneficially owned by each current Trustee in the Fund and, on an aggregate basis, in the MFS Funds, as of December 31, 2023.

The following dollar ranges apply:

N. None

A. $1 – $10,000

B. $10,001 – $50,000

C. $50,001 – $100,000

D. Over $100,000

Name and Position	Dollar Range of Equity Securities in MFS Institutional Money Market Portfolio[1]	Aggregate Dollar Range of Equity Securities in All MFS Funds Overseen by Trustee
Interested Trustee
Michael W. Roberge	N	D

Independent Trustees
Steven E. Buller	N	D
John A. Caroselli	N	D
Maureen R. Goldfarb	N	D
Peter D. Jones	N	D
John P. Kavanaugh	N	D
James W. Kilman, Jr.	N	D
Clarence Otis, Jr.	N	D
Maryanne L. Roepke	N	D
Laurie J. Thomsen	N	D

1 Because the Fund is only offered to certain investment companies advised by MFS, the Trustees are not eligible to invest directly in the Fund. Therefore, no Trustee owned shares of the Fund.

25% or Greater Ownership of the Fund

The following table identifies those investors who own 25% or more of the Fund’s voting shares as of December 2, 2024. Shareholders who own 25% or more of the Fund’s shares may have a significant impact on any shareholder vote of the Fund.

FUND NAME	PERCENTAGE FUND OWNERSHIP	NAME and ADDRESS of INVESTOR
MFS INSTITUTIONAL MONEY
MARKET PORTFOLIO	None	None

5% or Greater Ownership of Share Class

The following table identifies those investors who own of record or are known by a Fund to own beneficially 5% or more of the Fund’s outstanding shares as of December 2, 2024.

FUND NAME	PERCENTAGE FUND OWNERSHIP	NAME and ADDRESS of INVESTOR
MFS INSTITUTIONAL MONEY MARKET PORTFOLIO
	28.47	STATE STREET BANK 200 NEWPORT AVENUE EXT NORTH QUINCY MA

C - 1

02171-2102
10.24	MFS EMERGING MARKETS DEBT FUND 200 NEWPORT AVENUE EXT NORTH QUINCY MA 02171-2102
11.32	MFS INTERNATIONAL INTRINSIC VALUE FUND 200 NEWPORT AVENUE EXT NORTH QUINCY MA 02171-2102
5.28	MFS VALUE FUND 200 NEWPORT AVENUE EXT NORTH QUINCY MA 02171-2102
5.31	JP MORGAN CHASE 70 FARGO ST FL 3 BOSTON MA 02210-2126

C - 2

APPENDIX D - PROXY VOTING POLICIES AND PROCEDURES

MASSACHUSETTS FINANCIAL SERVICES COMPANY

PROXY VOTING POLICIES AND PROCEDURES

January 1, 2024

At MFS Investment Management, our core purpose is to create value responsibly. In serving the long-term economic interests of our clients, we rely on deep fundamental research, risk awareness, engagement, and effective stewardship to generate long-term risk-adjusted returns for our clients. A core component of this approach is our proxy voting activity. We believe that robust ownership practices can help protect and enhance long-term shareholder value. Such ownership practices include diligently exercising our voting rights as well as engaging with our issuers on a variety of proxy voting topics. We recognize that environmental, social and governance (“ESG”) issues may impact the long-term value of an investment, and, therefore, we consider ESG issues in light of our fiduciary obligation to vote proxies in what we believe to be in the best long- term economic interest of our clients.

MFS Investment Management and its subsidiaries that perform discretionary investment activities (collectively, “MFS”) have adopted these proxy voting policies and procedures (“MFS Proxy Voting Policies and Procedures”) with respect to securities owned by the clients for which MFS serves as investment adviser and has been delegated the power to vote proxies on behalf of such clients. These clients include pooled investment vehicles sponsored by MFS (an “MFS Fund” or collectively, the “MFS Funds”).

Our approach to proxy voting is guided by the overall principle that proxy voting decisions are made in what MFS believes to be the best long-term economic interests of our clients for which we have been delegated with the authority to vote on their behalf, and not in the interests of any other party, including company management or in MFS' corporate interests, including interests such as the distribution of MFS Fund shares and institutional client relationships. These Proxy Voting Policies and Procedures include voting guidelines that govern how MFS generally will vote on specific matters as well as how we monitor potential material conflicts of interest on the part of MFS that could arise in connection with the voting of proxies on behalf of MFS’ clients.

Our approach to proxy voting is guided by the following additional principles:

1. Consistency in application of the policy across multiple client portfolios: While MFS generally votes consistently on the same matter when securities of an issuer are held by multiple client portfolios, MFS may vote differently on the matter for different client portfolios under certain circumstances. For example, we may vote differently for a client portfolio if we have received explicit voting instructions to vote differently from such client for its own account. Likewise, MFS may vote differently if the portfolio management team responsible for a particular client account believes that a different voting instruction is in the best long-term economic interest of such account.

2. Consistency in application of policy across shareholder meetings in most instances: As a general matter, MFS seeks to vote consistently on similar proxy proposals across all shareholder meetings. However, as many proxy proposals (e.g., mergers, acquisitions, and shareholder proposals) are analyzed on a case-by-case basis in light of the relevant facts and circumstances of the issuer and proposal MFS may vote similar proposals differently at different shareholder meetings. In addition, MFS also reserves the right to override the guidelines with respect to a particular proxy proposal when such an override is, in MFS’ best judgment, consistent with the overall principle of voting proxies in the best long-term economic interests of MFS’ clients.

3. Consideration of company specific context and informed by engagement: As noted above MFS will seek to consider a company’s specific context in determining its voting decision. Where there are significant, complex or unusual voting items we may seek to engage with a company before making the vote to further inform our decision. Where sufficient progress has not been made on a particular issue of engagement, MFS may determine a vote against management may be warranted to reflect our concerns and influence for change in the best long-term economic interests of our clients for which MFS has been delegated with the authority to vote on their behalf.

4. Clear decisions to best support issuer processes and decision making: To best support improved issuer decision making we strive to generally provide clear decisions by voting either For or Against each item. We may however vote to Abstain in certain situations if we believe a vote either For or Against may produce a result not in the best long-term economic interests of our clients.

5. Transparency in approach and implementation: In addition to the publication of the MFS Proxy Voting Policies and Procedures on our website, we are open to communicating our vote intention with companies, including ahead of the annual meeting. We may do this proactively where we wish to make our view or corresponding rationale clearly known to the company. Our voting data is reported to clients upon request and publicly on a quarterly and annual basis on our website (under Proxy Voting Records & Reports). For more information about reporting on our proxy voting activities, please refer to Section F below.

A. VOTING GUIDELINES

The following guidelines govern how MFS will generally vote on specific matters presented for shareholder vote. These guidelines are not exhaustive, and MFS may vote on matters not identified below. In such circumstances, MFS will be governed by its general policy to vote in what MFS believes to be in the best long-term economic interest of its clients.

These guidelines are written to apply to the markets and companies where MFS has significant assets invested. There will be markets and companies, such as controlled companies and smaller markets, where local governance practices are taken into consideration and exceptions may need to be applied that are not explicitly stated below. There are also markets and companies where transparency and related data limit the ability to apply these guidelines.

Board structure and performance

MFS generally supports the election and/or discharge of directors proposed by the board in uncontested or non-contentious elections, unless concerns have been identified, such as in relation to:

Director independence

MFS believes that good governance is enabled by a board with at least a simple majority of directors who are “independent” (as determined by MFS in its sole discretion)1 of management, the company and each other. MFS may not support the non-independent nominees, or other relevant director (e.g., chair of the board or the chair of the nominating committee), where insufficient independence is identified and determined to be a risk to the board’s and/or company’s effectiveness.

As a general matter we will not support a nominee to a board if, as a result of such nominee being elected to the board, the board will consist of less than a simple majority of members who are “independent.” However, there are also governance structures and markets where we may accept lower levels of independence, such as companies required to have non-shareholder representatives on the board, controlled companies, and companies in certain markets. In these circumstances we generally expect the board to be at least one-third independent or at least half of shareholder representatives to be independent, and as a general matter we will not support the nominee to the board if as a result of such nominee’s elections these expectations are not met. In certain circumstances, we may not support another relevant director’s election. For example, in Japan, we will generally not support the most senior director where the board is not comprised of at least one-third independent directors.

MFS also believes good governance is enabled by a board whose key committees, in particular audit, nominating and compensation/remuneration, consist entirely of “independent” directors. For Canada and US companies, MFS generally votes against any non-independent nominee that would cause any of the audit, compensation, nominating committee to not be fully independent. For Australia, Benelux, Ireland, New Zealand, Switzerland, and UK companies MFS generally votes against any non-independent nominee that would cause the audit or compensation/remuneration committee to not be fully independent. For Korea companies MFS generally votes against any non-independent nominee that would cause the audit committee to not be fully independent. In other markets MFS generally votes against non-independent nominees or other relevant director if a majority of committee members or the chair of the audit committee are not independent. However, there are also governance structures (e.g., controlled companies or boards with non-shareholder representatives) and markets where we may accept lower levels of independence for these key committees.

In general, MFS believes that good governance is enabled by a board with at least a simple majority of directors who are independent and whose key committees consist entirely of independent directors. While there are currently markets where we accept lower levels of independence, we expect to expand these independence guidelines to all markets over time.

Tenure in leadership roles

For a board with a lead independent director whose overall tenure on the board equals or exceeds twenty (20) years, we will generally engage with the company to encourage refreshment of that role, and we may vote against the long tenured lead director if progress on refreshment is not made or being considered by the company’s board or we identify other concerns that suggest more immediate refreshment is necessary.

Overboarding

All directors on a board should have sufficient time and attention to fulfil their duties and play their part in achieving effective oversight, both in normal and exceptional circumstances.

MFS may also vote against any director if we deem such nominee to have board roles or outside time commitments that we believe would impair their ability to dedicate sufficient time and attention to their director role.

1 MFS’ determination of “independence” may be different than that of the company, the exchange on which the company is listed, or of a third party (e.g., proxy advisory firm).

As a general guideline, MFS will generally vote against a director’s election if they:

• Are not a CEO or executive chair of a public company, but serve on more than four (4) public company boards in total at US companies and more than five (5) public boards for companies in other non-US markets.

• Are a CEO or executive chair of a public company, and serve on more than two (2) public company boards in total at US companies and two (2) outside public company boards for companies in non-US markets. In these cases, MFS would only apply a vote against at the meetings of the companies where the director is non-executive.

MFS may consider exceptions to this guideline if: (i) the company has disclosed the director's plans to step down from the number of public company boards exceeding the above limits, as applicable, within a reasonable time; or (ii) the director exceeds the permitted number of public company board seats solely due to either his/her board service on an affiliated company (e.g., a subsidiary), or service on more than one investment company within the same investment company complex (as defined by applicable law), or iii) after engagement we believe the director’s ability to dedicate sufficient time and attention is not impaired by the external roles.

Diversity

MFS believes that a well-balanced board with diverse perspectives is a foundation for sound corporate governance, and this is best spread across the board rather than concentrated in one or a few individuals. We take a holistic view on the dimensions of diversity that can lead to diversity of perspectives and stronger oversight and governance.

Gender diversity is one such dimension and where good disclosure and data enables a specific expectation and voting guideline.

On gender representation specifically MFS wishes to see companies in all markets achieve a consistent minimum representation of women of at least a third of the board, and we are likely to increase our voting guideline towards this over time.

Currently, where data is available, MFS will generally vote against the chair of the nominating and governance committee or other most relevant position at any company whose board is comprised of an insufficient representation of directors who are women for example:

• At US, Canadian, European, Australian, New Zealand companies: less than 24%.

• At Brazilian companies: less than 20%.

• At Chinese, Hong Kong, Indian, Japanese, Korean, Chilean and Mexican companies: less than 10%.

As a general matter, MFS will vote against the chair of the nominating committee of US S&P 500 companies and UK FTSE 100 companies that have failed to appoint at least one director who identifies as either an underrepresented ethnic/racial minority or a member of the LGBTQ+ community.

MFS may consider exceptions to these guidelines if we believe that the company is transitioning towards these goals or has provided clear and compelling reasons for why they have been unable to comply with these goals.

For other markets, we will engage on board diversity and may vote against the election of directors where we fail to see progress.

Board size

MFS believes that the size of the board can have an effect on the board's ability to function efficiently and effectively. While MFS may evaluate board size on a case-by-case basis, we will typically vote against the chair of the nominating and governance committee in instances where the size of the board is greater than sixteen (16) members. An exception to this is companies with requirements to have equal representation of employees on the board where we expect a maximum of twenty (20) members.

Other concerns related to director election:

MFS may also not support some or all nominees standing for election to a board if we determine:

• There are concerns with a director or board regarding performance, governance or oversight, which may include:

o Clear failures in oversight or execution of duties, including the identification, management and reporting of material risks and information, at the company or any other at which the nominee has served. This may include climate-related risks;

o A failure by the director or board of the issuer to take action to eliminate shareholder unfriendly provisions in the issuer's charter documents; or

o Allowing the hedging and/or significant pledging of company shares by executives.

• A director attended less than 75% of the board and/or relevant committee meetings in the previous year without a valid reason stated in the proxy materials or other annual governance reporting;

• The board or relevant committee has not adequately responded to an issue that received a significant vote against management from shareholders;

• The board has implemented a poison pill without shareholder approval since the last annual meeting and such poison pill is not on the subsequent shareholder meeting's agenda (including those related to net-operating loss carry-forwards); or

• In Japan, the company allocates a significant portion of its net assets to cross-shareholdings.

Unless the concern is commonly accepted market practice, MFS may also not support some or all nominees standing for election to a nominating committee if we determine (in our sole discretion) that the chair of the board is not independent and there is no strong lead independent director role in place, or an executive director is a member of a key board committee.

Where individual directors are not presented for election in the year MFS may apply the same vote position to votes on the discharge of the director. Where the election of directors is bundled MFS may vote against the whole group if there is concern with an individual director and no other vote related to that director.

Proxy contests

From time to time, a shareholder may express alternative points of view in terms of a company's strategy, capital allocation, or other issues. Such a shareholder may also propose a slate of director nominees different than the slate of director nominees proposed by the company (a "Proxy Contest"). MFS will analyze Proxy Contests on a case-by-case basis, taking into consideration the track record and current recommended initiatives of both company management and the dissident shareholder(s). MFS will support the director nominee(s) that we believe is in the best, long-term economic interest of our clients.

Other items related to board accountability:

Majority voting for the election of directors: MFS generally supports reasonably crafted proposals calling for directors to be elected with an affirmative majority of votes cast and/or the elimination of the plurality standard for electing directors (including binding resolutions requesting that the board amend the company’s bylaws), provided the proposal includes a carve-out for a plurality voting standard when there are more director nominees than board seats (e.g., contested elections).

Declassified boards: MFS generally supports proposals to declassify a board (i.e., a board in which only a sub-set of board members is elected each year) for all issuers other than for certain closed-end investment companies. MFS generally opposes proposals to classify a board for issuers other than for certain closed-end investment companies.

The right to call a special meeting or act by written consent:

MFS believes a threshold of 15-25% is an appropriate balance of shareholder and company interests, with thresholds of 15% for large and widely held companies.

MFS will generally support management proposals to establish these rights. MFS will generally support shareholder proposals to adjust existing rights to within the thresholds described above. MFS may also support shareholder proposals to establish the right at a threshold of 10% or above if no existing right exists and no right is presented for vote by management within the threshold range described above.

MFS will support shareholder proposals to establish the right to act by majority written consent if shareholders do not have the right to call a special meeting at the thresholds described above or lower.

Independent chairs: MFS believes boards should include some form of independent leadership responsible for amplifying the views of independent directors and setting meeting agendas, and this is often best positioned as an independent chair of the board or a lead independent director. We review the merits of a change in leadership structure on a case-by-case basis.

Proxy access: MFS believes that the ability of qualifying shareholders to nominate a certain number of directors on the company's proxy statement ("Proxy Access") may have corporate governance benefits. However, such potential benefits must be balanced by its potential misuse by shareholders. Therefore, MFS generally supports Proxy Access proposals at U.S. issuers that establish ownership criteria of 3% of the company held continuously for a period of 3 years. In our view, such qualifying shareholders should have the ability to nominate at least 2 directors. We also believe companies should be mindful of imposing any undue impediments within their bylaws that may render Proxy Access impractical, including re-submission thresholds for director nominees via Proxy Access.

Items related to shareholder rights:

Anti-takeover measures: In general, MFS votes against any measure that inhibits capital appreciation in a stock, including proposals that protect management from action by shareholders. These types of proposals take many forms, ranging from “poison pills” and “shark repellents” to super-majority requirements. While MFS may consider the adoption of a prospective “poison pill” or the continuation of an existing “poison pill" on a case-by-case basis, MFS generally votes against such anti-takeover devices.

MFS will consider any poison pills designed to protect a company’s net-operating loss carryforwards on a case-by-case basis, weighing the accounting and tax benefits of such a pill against the risk of deterring future acquisition candidates. MFS will also consider, on a case-by-case basis, proposals designed to prevent tenders which are disadvantageous to shareholders such as tenders at below market prices and tenders for substantially less than all shares of an issuer.

MFS generally supports proposals that seek to remove governance structures that insulate management from shareholders. MFS generally votes for proposals to rescind existing “poison pills” and proposals that would require shareholder approval to adopt prospective “poison pills.”

Cumulative voting: MFS generally opposes proposals that seek to introduce cumulative voting and supports proposals that seek to eliminate cumulative voting. In either case, MFS will consider whether cumulative voting is likely to enhance the interests of MFS’ clients as minority shareholders.

One-share one-vote: As a general matter, MFS supports proportional alignment of voting rights with economic interest, and may not support a proposal that deviates from this approach. Where multiple share classes or other forms of disproportionate control are in place, we expect these to have sunset provisions of generally no longer than seven years after which the structure becomes single class one-share one-vote.

Reincorporation and reorganization proposals: When presented with a proposal to reincorporate a company under the laws of a different state, or to effect some other type of corporate reorganization, MFS considers the underlying purpose and ultimate effect of such a proposal in determining whether or not to support such a measure. MFS generally votes with management in regards to these types of proposals, however, if MFS believes the proposal is not in the best long-term economic interests of its clients, then MFS may vote against management (e.g., the intent or effect would be to create additional inappropriate impediments to possible acquisitions or takeovers).

Other business: MFS generally votes against "other business" proposals as the content of any such matter is not known at the time of our vote.

Items related to capitalization proposals, capital allocation and corporate actions:

Issuance of stock: There are many legitimate reasons for the issuance of stock. Nevertheless, as noted above under “Stock Plans,” when a stock option plan (either individually or when aggregated with other plans of the same company) would substantially dilute the existing equity (e.g., by more than approximately 10-15%), MFS generally votes against the plan.

MFS typically votes against proposals where management is asking for authorization to issue common or preferred stock with no reason stated (a “blank check”) because the unexplained authorization could work as a potential anti-takeover device. MFS may also vote against the authorization or issuance of common or preferred stock if MFS determines that the requested authorization is excessive or not warranted. MFS will consider the duration of the authority and the company’s history in using such authorities in making its decision.

Repurchase programs: MFS generally supports proposals to institute share repurchase plans in which all shareholders have the opportunity to participate on an equal basis. Such plans may include a company acquiring its own shares on the open market, or a company making a tender offer to its own shareholders.

Mergers, acquisitions & other special transactions: MFS considers proposals with respect to mergers, acquisitions, sale of company assets, share and debt issuances and other transactions that have the potential to affect ownership interests on a case-by-case basis. When analyzing such proposals, we use a variety of materials and information, including our own internal research as well as the research of third-party service providers.

Independent Auditors

MFS generally supports the election of auditors but may determine to vote against the election of a statutory auditor and/or members of the audit committee in certain markets if MFS reasonably believes that the statutory auditor is not truly independent, sufficiently competent or there are concerns related to the auditor’s work or opinion. To inform this view, MFS may evaluate the use of non-audit services in voting decisions when the percentage of non-audit fees to total auditor fees exceeds 40%, in particular if recurring.

Executive Compensation

MFS believes that competitive compensation packages are necessary to attract, motivate and retain executives. We seek compensation plans that are geared towards durable long-term value creation and aligned with shareholder interests and experience, such as where we believe:

• The plan is aligned with the company’s current strategic priorities with a focused set of clear, suitably ambitious and measurable performance conditions;

o Practices of concern may include an incentive plan without financial performance conditions, without a substantial majority weighting to quantitative metrics or that vests substantially below median performance.

· Meaningful portions of awards are paid in shares and based on long performance periods (e.g., at least three years);

· Awards and potential future awards, reflect the nature of the business, value created and the executive’s performance;

o Practices of concern may include large windfall gains or award increases without justification.

· Awards are fair, not detrimental to firm culture and reflect the policies approved by shareholders at previous meetings with appropriate use of discretion (positive and negative); and

o Practices of concern may include one-off awards without justification or robust performance conditions, equity awards repriced without shareholder approval, substantial executive or director share pledging, egregious perks or substantial internal pay imbalances.

· The calculation and justification for awards is sufficiently transparent for investors to appraise alignment with performance and future incentives.

MFS will analyze votes on executive compensation on a case-by-case basis. When analyzing compensation practices, MFS generally uses a two-step process. MFS first seeks to identify any compensation practices that are potentially of concern by using both internal research and the research of third-party service providers. Where such practices are identified, MFS will then analyze the compensation practices in light of relevant facts and circumstances. MFS will vote against an issuer's executive compensation practices if MFS determines that such practices are not geared towards durable long-term value creation and are misaligned with the best, long-term economic interest of our clients. When analyzing whether an issuer’s compensation practices are aligned with the best, long-term economic interest of our clients, MFS uses a variety of materials and information, including our own internal research and engagement with issuers as well as the research of third-party service providers.

MFS generally supports proposals to include an advisory shareholder vote on an issuer’s executive compensation practices on an annual basis.

MFS does not have formal voting guideline in regards to the inclusion of ESG incentives in a company’s compensation plan; however, where such incentives are included, we believe:

• The incentives should be tied to issues that are financially material for the issuer in question.

• They should predominantly include quantitative or other externally verifiable outcomes rather than qualitative measures.

• The weighting of incentives should be appropriately balanced with other strategic priorities.

We believe non-executive directors may be compensated in cash or stock but these should not be performance-based.

Stock Plans

MFS may oppose stock option programs and restricted stock plans if they:

• Provide unduly generous compensation for officers, directors or employees, or could result in excessive dilution to other shareholders. As a general guideline, MFS votes against restricted stock, stock option, non-employee director, omnibus stock plans and any other stock plan if all such plans for a particular company involve potential excessive dilution (which we typically consider to be, in the aggregate, of more than 15%). MFS will generally vote against stock plans that involve potential dilution, in aggregate, of more than 10% at U.S. issuers that are listed in the Standard and Poor’s 100 index as of December 31 of the previous year.

• Allow the board or the compensation committee to re-price underwater options or to automatically replenish shares without shareholder approval.

• Do not require an investment by the optionee, give “free rides” on the stock price, or permit grants of stock options with an exercise price below fair market value on the date the options are granted.

In the cases where a stock plan amendment is seeking qualitative changes and not additional shares, MFS will vote on a case-by-case basis.

MFS will consider proposals to exchange existing options for newly issued options, restricted stock or cash on a case-by-case basis, taking into account certain factors, including, but not limited to, whether there is a reasonable value-for-value exchange and whether senior executives are excluded from participating in the exchange.

From time to time, MFS may evaluate a separate, advisory vote on severance packages or “golden parachutes” to certain executives at the same time as a vote on a proposed merger or acquisition. MFS will vote on a severance package on a case-by-case basis, and MFS may vote against the severance package regardless of whether MFS supports the proposed merger or acquisition.

MFS supports the use of a broad-based employee stock purchase plans to increase company stock ownership by employees, provided that shares purchased under the plan are acquired for no less than 85% of their market value and do not result in excessive dilution.

MFS may also not support some or all nominees standing for election to a compensation/remuneration committee if:

• MFS votes against consecutive pay votes;

• MFS determines that a particularly egregious executive compensation practice has occurred. This may include use of discretion to award excessive payouts. MFS believes compensation committees should have flexibility to apply discretion to ensure final payments reflect long-term performance as long as this is used responsibly;

• MFS believes the committee is inadequately incentivizing or rewarding executives, or is overseeing pay practices that we believe are detrimental the long-term success of the company; or

• An advisory pay vote is not presented to shareholders, or the company has not implemented the advisory vote frequency supported by a plurality/majority of shareholders.

 Shareholder Proposals on Executive Compensation

MFS generally opposes shareholder proposals that seek to set rigid restrictions on executive compensation as MFS believes that compensation committees should retain flexibility to determine the appropriate pay package for executives.

MFS may support reasonably crafted shareholder proposals that:

• Require shareholder approval of any severance package for an executive officer that exceeds a certain multiple of such officer’s annual compensation that is not determined in MFS’ judgment to be excessive;

• Require the issuer to adopt a policy to recover the portion of performance-based bonuses and awards paid to senior executives that were not earned based upon a significant negative restatement of earnings, or other significant misconduct or corporate failure, unless the company already has adopted a satisfactory policy on the matter;

• Expressly prohibit the backdating of stock options; or,

• Prohibit the acceleration of vesting of equity awards upon a broad definition of a "change-in-control" (e.g., single or modified single-trigger).

Environmental and Social Proposals

Where management presents climate action/transition plans to shareholder vote, we will evaluate the level of ambition over time, scope, credibility and transparency of the plan in determining our support. Where companies present climate action progress reports to shareholder vote we will evaluate evidence of implementation of and progress against the plan and level of transparency in determining our support.

Most vote items related to environmental and social topics are presented by shareholders. As these proposals, even on the same topic, can vary significantly in scope and action requested, these proposals are typically assessed on a case-by-case basis.

For example, MFS may support reasonably crafted proposals:

• On climate change: that seek disclosure consistent with the recommendations of a generally accepted global framework (e.g., Task Force on Climate-related Financial Disclosures) that is appropriately audited and that is presented in a way that enables shareholders to assess and analyze the company's data; or request appropriately robust and ambitious plans or targets.

• Other environmental: that request the setting of targets for reduction of environmental impact or disclosure of key performance indicators or risks related to the impact, where materially relevant to the business. An example of such a proposal could be reporting on the impact of plastic use or waste stemming from company products or packaging.

• On diversity: that seek to amend a company’s equal employment opportunity policy to prohibit discrimination; that request good practice employee-related DEI disclosure; or that seek external input and reviews on specific related areas of performance.

• On lobbying: that request good practice disclosure regarding a company’s political contributions and lobbying payments and policy (including trade organizations and lobbying activity).

• On tax: that request reporting in line with the GRI 207 Standard on Tax.

• On corporate culture and/or human/worker rights: that request additional disclosure on corporate culture factors like employee turnover and/or management of human and labor rights.

MFS is unlikely to support a proposal if we believe that the proposal is unduly costly, restrictive, unclear, burdensome, has potential unintended consequences, is unlikely to lead to tangible outcomes or we don’t believe the issue is material or the action a priority for the business. MFS is also unlikely to support a proposal where the company already provides publicly available information that we believe is sufficient to enable shareholders to evaluate the potential opportunities and risks on the subject of the proposal, if the request of the proposal has already been substantially implemented, or if through engagement we gain assurances that it will be substantially implemented.

The laws of various states or countries may regulate how the interests of certain clients subject to those laws (e.g., state pension plans) are voted with respect to environmental, social and governance issues. Thus, it may be necessary to cast ballots differently for certain clients than MFS might normally do for other clients.

B. GOVERNANCE OF PROXY VOTING ACTIVITIES

From time to time, MFS may receive comments on the MFS Proxy Voting Policies and Procedures from its clients. These comments are carefully considered by MFS when it reviews these MFS Proxy Voting Policies and Procedures and revises them as appropriate, in MFS' sole judgment.

1. MFS Proxy Voting Committee

The administration of these MFS Proxy Voting Policies and Procedures is overseen by the MFS Proxy Voting Committee, which includes senior personnel from the MFS Legal and Global Investment and Client Support Departments as well as members of the investment team. The Proxy Voting Committee does not include individuals whose primary duties relate to client relationship management, marketing, or sales. The MFS Proxy Voting Committee:

a. Reviews these MFS Proxy Voting Policies and Procedures at least annually and recommends any amendments considered to be necessary or advisable;

b. Determines whether any potential material conflict of interest exists with respect to instances in which MFS (i) seeks to override these MFS Proxy Voting Policies and Procedures; (ii) votes on ballot items not governed by these MFS Proxy Voting Policies and Procedures; (iii) evaluates an excessive executive compensation issue in relation to the election of directors; or (iv) requests a vote recommendation from an MFS portfolio manager or investment analyst (e.g., mergers and acquisitions);

c. Considers special proxy issues as they may arise from time to time; and

d. Determines engagement priorities and strategies with respect to MFS' proxy voting activities

The day-to-day application of the MFS Proxy Voting Policies and Procedures are conducted by the MFS stewardship team led by MFS’ Director of Global Stewardship. The stewardship team are members of MFS’ investment team.

2. Potential Conflicts of Interest

These policies and procedures are intended to address any potential material conflicts of interest on the part of MFS or its subsidiaries that are likely to arise in connection with the voting of proxies on behalf of MFS’ clients. If such potential material conflicts of interest do arise, MFS will analyze, document and report on such potential material conflicts of interest (see below) and shall ultimately vote the relevant ballot items in what MFS believes to be the best long-term economic interests of its clients. The MFS Proxy Voting Committee is responsible for monitoring and reporting with respect to such potential material conflicts of interest.

The MFS Proxy Voting Committee is responsible for monitoring potential material conflicts of interest on the part of MFS or its subsidiaries that could arise in connection with the voting of proxies on behalf of MFS’ clients. Due to the client focus of our investment management business, we believe that the potential for actual material conflict of interest issues is small. Nonetheless, we have developed precautions to assure that all votes are cast in the best long-term economic interest of its clients.2 Other MFS internal policies require all MFS employees to avoid actual and potential conflicts of interests between personal activities and MFS’ client activities. If an employee (including investment professionals) identifies an actual or potential conflict of interest with respect to any voting decision (including the ownership of securities in their individual portfolio), then that employee must recuse himself/herself from participating in the voting process. Any significant attempt by an employee of MFS or its subsidiaries to unduly influence MFS’ voting on a particular proxy matter should also be reported to the MFS Proxy Voting Committee.

In cases where ballots are voted in accordance with these MFS Proxy Voting Policies and Procedures, no material conflict of interest will be deemed to exist. In cases where (i) MFS is considering overriding these MFS Proxy Voting Policies and Procedures, (ii) matters presented for vote are not governed by these MFS Proxy Voting Policies and Procedures, (iii) MFS identifies and evaluates a potentially concerning executive compensation issue in relation to an advisory pay or severance package vote, or (iv) a vote recommendation is requested from an MFS portfolio manager or investment analyst for proposals relating to a merger, an acquisition, a sale of company assets or other similar transactions (collectively, “Non-Standard Votes”); the MFS Proxy Voting Committee will follow these procedures:

[2]  For clarification purposes, note that MFS votes in what we believe to be the best, long-term economic interest of our clients entitled to vote at the shareholder meeting, regardless of whether other MFS clients hold “short” positions in the same issuer or whether other MFS clients hold an interest in the company that is not entitled to vote at the shareholder meeting (e.g., bond holder).

a. Compare the name of the issuer of such ballot or the name of the shareholder (if identified in the proxy materials) making such proposal against a list of significant current (i) distributors of MFS Fund shares, and (ii) MFS institutional clients (the “MFS Significant Distributor and Client List”);

b. If the name of the issuer does not appear on the MFS Significant Distributor and Client List, then no material conflict of interest will be deemed to exist, and the proxy will be voted as otherwise determined by the MFS Proxy Voting Committee;

c. If the name of the issuer appears on the MFS Significant Distributor and Client List, then the MFS Proxy Voting Committee will be apprised of that fact and each member of the MFS Proxy Voting Committee (with the participation of MFS' Conflicts Officer) will carefully evaluate the proposed vote in order to ensure that the proxy ultimately is voted in what MFS believes to be the best long-term economic interests of MFS’ clients, and not in MFS' corporate interests; and

d. For all potential material conflicts of interest identified under clause (c) above, the MFS Proxy Voting Committee will document: the name of the issuer, the issuer’s relationship to MFS, the analysis of the matters submitted for proxy vote, the votes as to be cast and the reasons why the MFS Proxy Voting Committee determined that the votes were cast in the best long-term economic interests of MFS’ clients, and not in MFS' corporate interests. A copy of the foregoing documentation will be provided to MFS’ Conflicts Officer.

The members of the MFS Proxy Voting Committee are responsible for creating and maintaining the MFS Significant Distributor and Client List, in consultation with MFS’ distribution and institutional business units. The MFS Significant Distributor and Client List will be reviewed and updated periodically, as appropriate.

For instances where MFS is evaluating a director nominee who also serves as a director/trustee of the MFS Funds, then the MFS Proxy Voting Committee will adhere to the procedures described in section (c) above regardless of whether the portfolio company appears on our Significant Distributor and Client List. In doing so, the MFS Proxy Voting Committee will adhere to such procedures for all Non-Standard Votes at the company’s shareholder meeting at which the director nominee is standing for election.

If an MFS client has the right to vote on a matter submitted to shareholders by Sun Life Financial, Inc. or any of its affiliates (collectively "Sun Life"), MFS will cast a vote on behalf of such MFS client as such client instructs or in the event that a client instruction is unavailable pursuant to the recommendations of Institutional Shareholder Services, Inc.'s ("ISS") benchmark policy, or as required by law. Likewise, if an MFS client has the right to vote on a matter submitted to shareholders by a public company for which an MFS Fund director/trustee serves as an executive officer, MFS will cast a vote on behalf of such MFS client as such client instructs or in the event that client instruction is unavailable pursuant to the recommendations of ISS or as required by law.

Except as described in the MFS Fund's Prospectus, from time to time, certain MFS Funds (the “top tier fund”) may own shares of other MFS Funds (the “underlying fund”). If an underlying fund submits a matter to a shareholder vote, the top tier fund will generally vote its shares in the same proportion as the other shareholders of the underlying fund. If there are no other shareholders in the underlying fund, the top tier fund will vote in what MFS believes to be in the top tier fund’s best long-term economic interest. If an MFS client has the right to vote on a matter submitted to shareholders by a pooled investment vehicle advised by MFS (excluding those vehicles for which MFS' role is primarily portfolio management and is overseen by another investment adviser), MFS will cast a vote on behalf of such MFS client in the same proportion as the other shareholders of the pooled investment vehicle.

3. Review of Policy

The MFS Proxy Voting Policies and Procedures are available on www.mfs.com and may be accessed by both MFS’ clients and the companies in which MFS’ clients invest. The MFS Proxy Voting Policies and Procedures are reviewed by the Proxy Voting Committee annually. From time to time, MFS may receive comments on the MFS Proxy Voting Policies and Procedures from its clients. These comments are carefully considered by MFS when it reviews these MFS Proxy Voting Policies and Procedures and revises them as appropriate, in MFS' sole judgment.

C. OTHER ADMINISTRATIVE MATTERS & USE OF PROXY ADVISORY FIRMS

1. Use of Proxy Advisory Firms

MFS, on behalf of itself and certain of its clients (including the MFS Funds) has entered into an agreement with an independent proxy administration firm pursuant to which the proxy administration firm performs various proxy vote related administrative services such as vote processing and recordkeeping functions. Except as noted below, the proxy administration firm for MFS and its clients, including the MFS Funds, is ISS. The proxy administration firm for MFS Development Funds, LLC is Glass, Lewis & Co., Inc. (“Glass Lewis”; Glass Lewis and ISS are each hereinafter referred to as the “Proxy Administrator”).

The Proxy Administrator receives proxy statements and proxy ballots directly or indirectly from various custodians, logs these materials into its database and matches upcoming meetings with MFS Fund and client portfolio holdings, which are inputted into the Proxy Administrator’s system by an MFS holdings data-feed. The Proxy Administrator then reconciles a list of all MFS accounts that hold shares of a company’s stock and the number of shares held on the record date by these accounts with the Proxy Administrator’s list of any upcoming shareholder’s meeting of that company. If a proxy ballot has not been received, the Proxy Administrator and/or MFS may contact the client’s custodian requesting the reason as to why a ballot has not been received. Through the use of the Proxy Administrator system, ballots and proxy material summaries for all upcoming shareholders’ meetings are available on-line to certain MFS employees and members of the MFS Proxy Voting Committee.

MFS also receives research reports and vote recommendations from proxy advisory firms. These reports are only one input among many in our voting analysis, which includes other sources of information such as proxy materials, company engagement discussions, other third-party research and data. MFS has due diligence procedures in place to help ensure that the research we receive from our proxy advisory firms is materially accurate and that we address any material conflicts of interest involving these proxy advisory firms. This due diligence includes an analysis of the adequacy and quality of the advisory firm staff, its conflict of interest policies and procedures and independent audit reports. We also review the proxy policies, methodologies and peer-group-composition methodology of our proxy advisory firms at least annually. Additionally, we also receive reports from our proxy advisory firms regarding any violations or changes to conflict of interest procedures.

2. Analyzing and Voting Proxies

Proxies are voted in accordance with these MFS Proxy Voting Policies and Procedures. The Proxy Administrator, at the prior direction of MFS, automatically votes all proxy matters that do not require the particular exercise of discretion or judgment with respect to these MFS Proxy Voting Policies and Procedures as determined by MFS. In these circumstances, if the Proxy Administrator, based on MFS' prior direction, expects to vote against management with respect to a proxy matter and MFS becomes aware that the issuer has filed or will file additional soliciting materials sufficiently in advance of the deadline for casting a vote at the meeting, MFS will consider such information when casting its vote. With respect to proxy matters that require the particular exercise of discretion or judgment, the MFS Proxy Voting Committee or its representatives considers and votes on those proxy matters. In analyzing all proxy matters, MFS uses a variety of materials and information, including, but not limited to, the issuer's proxy statement and other proxy solicitation materials (including supplemental materials), our own internal research and research and recommendations provided by other third parties (including research of the Proxy Administrator). As described herein, MFS may also determine that it is beneficial in analyzing a proxy voting matter for members of the Proxy Voting Committee or its representatives to engage with the company on such matter. MFS also uses its own internal research, the research of Proxy Administrators and/or other third party research tools and vendors to identify (i) circumstances in which a board may have approved an executive compensation plan that is excessive or poorly aligned with the portfolio company's business or its shareholders, (ii) environmental, social and governance proposals that warrant further consideration, or (iii) circumstances in which a company is not in compliance with local governance or compensation best practices. Representatives of the MFS Proxy Voting Committee review, as appropriate, votes cast to ensure conformity with these MFS Proxy Voting Policies and Procedures.

For certain types of votes (e.g., mergers and acquisitions, proxy contests and capitalization matters), MFS’ stewardship team will seek a recommendation from the MFS investment analyst that is responsible for analyzing the company and/or portfolio managers that holds the security in their portfolio.3 For certain other votes that require a case-by-case analysis per these policies (e.g., potentially excessive executive compensation issues, or certain shareholder proposals), the stewardship team will likewise consult with MFS investment analysts and/or portfolio managers.3 However, the MFS Proxy Voting Committee will ultimately be responsible for the manner in which all ballots are voted.

As noted above, MFS reserves the right to override the guidelines when such an override is, in MFS’ best judgment, consistent with the overall principle of voting proxies in the best long-term economic interests of MFS’ clients. Any such override of the guidelines shall be analyzed, documented and reported in accordance with the procedures set forth in these policies.

In accordance with its contract with MFS, the Proxy Administrator also generates a variety of reports for the MFS Proxy Voting Committee and makes available on-line various other types of information so that the MFS Proxy Voting Committee or its representatives may review and monitor the votes cast by the Proxy Administrator on behalf of MFS’ clients.

For those markets that utilize a "record date" to determine which shareholders are eligible to vote, MFS generally will vote all eligible shares pursuant to these guidelines regardless of whether all (or a portion of) the shares held by our clients have been sold prior to the meeting date.

3. Securities Lending

[3]  From time to time, due to travel schedules and other commitments, an appropriate portfolio manager or research analyst may not be available to provide a vote recommendation. If such a recommendation cannot be obtained within a reasonable time prior to the cut-off date of the shareholder meeting, the MFS Proxy Voting Committee may determine to abstain from voting.

From time to time, certain MFS Funds may participate in a securities lending program. In the event MFS or its agent receives timely notice of a shareholder meeting for a U.S. security, MFS and its agent will attempt to recall any securities on loan before the meeting’s record date so that MFS will be entitled to vote these shares. However, there may be instances in which MFS is unable to timely recall securities on loan for a U.S. security, in which cases MFS will not be able to vote these shares. MFS will report to the appropriate board of the MFS Funds those instances in which MFS is not able to timely recall the loaned securities. MFS generally does not recall non-U.S. securities on loan because there may be insufficient advance notice of proxy materials, record dates, or vote cut-off dates to allow MFS to timely recall the shares in certain markets on an automated basis. As a result, non-U.S. securities that are on loan will not generally be voted. If MFS receives timely notice of what MFS determines to be an unusual, significant vote for a non-U.S. security whereas MFS shares are on loan and determines that voting is in the best long-term economic interest of shareholders, then MFS will attempt to timely recall the loaned shares.

4. Potential impediments to voting

In accordance with local law or business practices, some companies or custodians prevent the sale of shares that have been voted for a certain period beginning prior to the shareholder meeting and ending on the day following the meeting (“share blocking”). Depending on the country in which a company is domiciled, the blocking period may begin a stated number of days prior or subsequent to the meeting (e.g., one, three or five days) or on a date established by the company. While practices vary, in many countries the block period can be continued for a longer period if the shareholder meeting is adjourned and postponed to a later date. Similarly, practices vary widely as to the ability of a shareholder to have the “block” restriction lifted early (e.g., in some countries shares generally can be “unblocked” up to two days prior to the meeting whereas in other countries the removal of the block appears to be discretionary with the issuer’s transfer agent). Due to these restrictions, MFS must balance the benefits to its clients of voting proxies against the potentially serious portfolio management consequences of a reduced flexibility to sell the underlying shares at the most advantageous time. For companies in countries with share blocking periods or in markets where some custodians may block shares, the disadvantage of being unable to sell the stock regardless of changing conditions generally outweighs the advantages of voting at the shareholder meeting for routine items. Accordingly, MFS will not vote those proxies in the absence of an unusual, significant vote that outweighs the disadvantage of being unable to sell the stock.

From time to time, governments may impose economic sanctions which may prohibit us from transacting business with certain companies or individuals. These sanctions may also prohibit the voting of proxies at certain companies or on certain individuals. In such instances, MFS will not vote at certain companies or on certain individuals if it determines that doing so is in violation of the sanctions.

In limited circumstances, other market specific impediments to voting shares may limit our ability to cast votes, including, but not limited to, late delivery of proxy materials, untimely vote cut-off dates, power of attorney and share re-registration requirements, or any other unusual voting requirements. In these limited instances, MFS votes securities on a best-efforts basis in the context of the guidelines described above.

D. ENGAGEMENT

As part of its approach to stewardship MFS engages with companies in which it invests on a range of priority issues. Where sufficient progress has not been made on a particular issue of engagement, MFS may determine a vote against management may be warranted to reflect our concerns and influence for change in the best long-term economic interests of our clients.

MFS may determine that it is appropriate and beneficial to engage in a dialogue or written communication with a company or other shareholders specifically regarding certain matters on the company’s proxy statement that are of concern to shareholders, including environmental, social and governance matters. This may be to discuss and build our understanding of a certain proposal, or to provide further context to the company on our vote decision.

A company or shareholder may also seek to engage with members of the MFS Proxy Voting Committee or Stewardship Team in advance of the company’s formal proxy solicitation to review issues more generally or gauge support for certain contemplated proposals. For further information on requesting engagement with MFS on proxy voting issues or information about MFS' engagement priorities, please contact dlstewardshipteam@mfs.com.

E. RECORDS RETENTION

MFS will retain copies of these MFS Proxy Voting Policies and Procedures in effect from time to time and will retain all proxy voting reports submitted to the Board of Trustees of the MFS Funds for the period required by applicable law. Proxy solicitation materials, including electronic versions of the proxy ballots completed by representatives of the MFS Proxy Voting Committee, together with their respective notes and comments, are maintained in an electronic format by the Proxy Administrator and are accessible on-line by the MFS Proxy Voting Committee and other MFS employees. All proxy voting materials and supporting documentation, including records generated by the Proxy Administrator’s system as to proxies processed, including the dates when proxy ballots were received and submitted, and the votes on each company’s proxy issues, are retained as required by applicable law.

F. REPORTS

U.S. Registered MFS Funds

MFS publicly discloses the proxy voting records of the U.S. registered MFS Funds on a quarterly basis. MFS will also report the results of its voting to the Board of Trustees of the U.S. registered MFS Funds. These reports will include: (i) a summary of how votes were cast (including advisory votes on pay and “golden parachutes”); (ii) a summary of votes against management’s recommendation; (iii) a review of situations where MFS did not vote in accordance with the guidelines and the rationale therefore; (iv) a review of the procedures used by MFS to identify material conflicts of interest and any matters identified as a material conflict of interest; (v) a review of these policies and the guidelines; (vi) a review of our proxy engagement activity; (vii) a report and impact assessment of instances in which the recall of loaned securities of a U.S. issuer was unsuccessful; and (viii) as necessary or appropriate, any proposed modifications thereto to reflect new developments in corporate governance and other issues. Based on these reviews, the Trustees of the U.S. registered MFS Funds will consider possible modifications to these policies to the extent necessary or advisable.

Other MFS Clients

MFS may publicly disclose the proxy voting records of certain other clients (including certain MFS Funds) or the votes it casts with respect to certain matters as required by law. A report can also be printed by MFS for each client who has requested that MFS furnish a record of votes cast. The report specifies the proxy issues which have been voted for the client during the year and the position taken with respect to each issue and, upon request, may identify situations where MFS did not vote in accordance with the MFS Proxy Voting Policies and Procedures.

Firm-wide Voting Records

MFS also publicly discloses its firm-wide proxy voting records on a quarterly basis.

Except as described above, MFS generally will not divulge actual voting practices to any party other than the client or its representatives because we consider that information to be confidential and proprietary to the client. However, as noted above, MFS may determine that it is appropriate and beneficial to engage in a dialogue with a company regarding certain matters. During such dialogue with the company, MFS may disclose the vote it intends to cast in order to potentially effect positive change at a company in regards to environmental, social or governance issues.

APPENDIX E - INVESTMENT STRATEGIES AND RISKS

In addition to the principal investment strategies and the principal risks described in the Part A, the Fund may employ other investment practices and may be subject to other risks, which are described below.

Borrowing. The Fund may borrow money from banks in an amount not exceeding 33 1/3% of its total assets (including the amount borrowed) less liabilities (other than borrowings) or in connection with engaging in transactions considered by the SEC to constitute a form of borrowing under the 1940 Act (e.g., reverse repurchase agreements) to the extent permitted by the Fund’s investment objectives and policies. Notwithstanding the foregoing, pursuant to Rule 18f-4 under the 1940 Act, the Fund has the option to treat all reverse repurchase agreements and similar financing transactions as "derivatives transactions" as opposed to including such transactions in the Fund's asset coverage ratio for borrowings. If the Fund borrows money, its share price may be subject to greater fluctuation until the borrowing is paid off. If the Fund makes additional investments while borrowings are outstanding, this may be considered a form of leverage and may cause a Fund to liquidate investments when it would not otherwise do so. Money borrowed will be subject to interest charges and may be subject to other fees or requirements which would increase the cost of borrowing above the stated interest rate.

Business Continuity. MFS has developed a Business Continuity Program (the “Program”) that is designed to minimize the disruption of normal business operations in the event of an adverse incident impacting MFS, its affiliates, or the Fund. While MFS believes that the Program is comprehensive and should enable it to reestablish normal business operations in a timely manner in the event of an adverse incident, there are inherent limitations in such programs (including the possibility that contingencies have not been anticipated and procedures do not work as intended) and under some circumstances, MFS, its affiliates, and any vendors used by MFS, its affiliates, or the Fund could be prevented or hindered from providing services to the Fund for extended periods of time. These circumstances may include, without limitation, natural disasters, outbreaks of pandemic or epidemic diseases, acts of governments, any act of declared or undeclared war (including acts of terrorism), power shortages or failures, utility or communication failure or delays (including disruptions to broadband and Internet services), labor disputes, strikes, shortages, supply shortages, system failures or malfunctions. These circumstances, including systems failures and malfunctions, could cause disruptions and negatively impact the Fund's service providers and the Fund's business operations, potentially including an inability to process Fund shareholder transactions, an inability to calculate the Fund's net asset value and price the Fund's investments, and impediments to trading portfolio securities. Disruptions to business operations may exist or persist even if employees of MFS, its affiliates, and any vendors used by MFS, its affiliates, or the Fund are able to work remotely. The Fund's ability to recover any losses or expenses it incurs as a result of a disruption of business operations may be limited by the liability, standard of care, and related provisions in its contractual arrangements with MFS and other service providers.

Cash Management. A Fund may hold uninvested cash or may invest it in cash equivalents such as money market securities, repurchase agreements, or shares of short-term bond or money market funds. Generally, these securities offer less potential for gains than other types of securities. In addition, the Fund will be subject to the risks of investments in cash equivalents, including liquidity risks that may delay the Fund from accessing its cash. The Fund normally invests uninvested cash balances in a money market fund advised by MFS. This money market fund does not pay a management fee but does incur investment and operating costs.

Commodity Pool Operator Regulation. A notice has been filed by MFS with the National Futures Association (NFA) claiming an exclusion from the definition of the term "commodity pool operator" (CPO) under the Commodity Exchange Act, as amended, and the rules of the Commodity Futures Trading Commission (CFTC) promulgated thereunder with respect to the Fund. As a result, MFS, as adviser to the Fund, is not currently subject to registration or regulation as a CPO with respect to the Fund. However, if in the future MFS, with respect to the Fund, is no longer eligible for this exclusion, the notice claiming exclusion from the definition of a CPO would be withdrawn, and MFS, as adviser to such Fund, would be subject to regulation as a CPO with respect to such Fund.

Country Location. The issuer of a security or other investment is generally deemed to be economically tied to a particular country if: (a) the security or other investment is issued or guaranteed by the government of that country or any of its agencies, authorities or instrumentalities; (b) the issuer is organized under the laws of, and maintains a principal office in, that country; (c) the issuer has its principal securities trading market in that country; (d) a third party has identified that country as an issuer’s “country of risk”; (e) the issuer is included in an index which is representative of that country; (f) the issuer derives 50% or more of its total revenues from goods sold or services performed in that country; or (g) the issuer has 50% or more of its assets in that country. For purposes of determining if a security or other investment is considered a foreign security, revenues from goods sold or services performed in all countries other than the United States and assets in all countries other than the United States may be aggregated. For purposes of determining if a security or other investment is considered an emerging market security, revenues from goods sold or services performed in all emerging market countries and assets in all emerging market countries may be aggregated.

Cybersecurity. The Fund does not directly have any operational or security systems or infrastructure that are potentially subject to cybersecurity risks, but the Fund is exposed through its service providers (including, but not limited to, MFS, MFD, the custodian, the auditor, MFSC, financial intermediaries, and subadvisor (if applicable)), to cybersecurity risks. With the increased use of technologies, such as mobile devices and "cloud"-based service offerings and the dependence on the Internet and computer systems to perform necessary business functions, the Fund's service providers are susceptible to operational and information or cybersecurity risks that could result in losses to the Fund and its shareholders. Cyber incidents can result from deliberate attacks or unintentional events. Cyberattacks include, but are not limited to, infection by computer viruses or other malicious software code, unauthorized access to the service providers' digital systems through system-wide “hacking” or other means for the purpose of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyberattacks can also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on the service providers' systems or websites rendering them unavailable to intended users or via "ransomware" that renders the systems inoperable until appropriate actions are taken. In addition, authorized persons could inadvertently or intentionally release confidential or proprietary information stored on the service providers' systems.

Cybersecurity failures or breaches resulting from the Fund’s service providers or the issuers of securities in which the Fund invests could negatively impact the value of the Fund's investments and cause disruptions and impact the service providers’ and the Fund’s business operations, potentially resulting in financial losses, the inability of Fund shareholders to transact business and the Fund to process transactions, the inability to calculate the Fund’s net asset value, impediments to trading, destruction to equipment and systems, interference with quantitative models, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. Similar adverse consequences could result from cyber incidents affecting counterparties with which the Fund engages in transactions, governmental and other regulatory authorities, exchanges and other financial market operators, and other parties. The Fund may incur incremental costs to prevent or reduce the impact of cyber incidents in the future which could negatively impact the Fund and its shareholders. Because technology is frequently changing, new ways to carry out cybersecurity attacks continue to develop. Therefore, there is a chance that certain risks have not been identified or prepared for, or that an attack may not be detected, which puts limitations on the ability of the Fund and its service providers to plan for or respond to a cybersecurity attack. Furthermore, geopolitical tensions could increase the scale and sophistication of deliberate cybersecurity attacks, particularly those from nation-states or from entities with nation-state backing.

While MFS has established information security plans, business continuity plans and risk management systems that it believes are reasonably designed to prevent or reduce the impact of such cyberattacks, there are inherent limitations in such plans and systems, including the possibility that certain risks have not been (or cannot be) adequately identified. Furthermore, the Fund cannot directly control any cybersecurity plans and systems put in place by service providers, or by issuers in which the Fund invests, and such service providers may have limited indemnification obligations to MFS or the Fund, each of whom could be negatively impacted as a result.

Foreign Markets. Investments in securities of foreign issuers, securities of companies with significant foreign exposure, and foreign currencies may involve significant risks. Foreign investments involve risks relating to local political, economic, regulatory, or social developments, military action or unrest, adverse diplomatic developments, or government involvement in the economy or in the affairs of specific companies or industries (including wholly or partially state-owned enterprises), and may be affected by actions of U.S. and foreign governments adverse to the interests of U.S. investors. Such actions may include expropriation or nationalization of assets, confiscatory taxation, imposition of tariffs or other economic and trade sanctions, embargoes, restrictions on U.S. investment or on the ability to repatriate assets or convert currency into U.S. dollars, entering or exiting trade or other intergovernmental agreements, or other government action, intervention, or restriction. Economic or other sanctions imposed on a foreign country or issuer by the United States, or on the United States or issuers by a foreign country, could impair a Fund’s ability to buy, sell, hold, receive, deliver, or otherwise transact in certain securities. Sanctions could also affect the value and/or liquidity of a foreign security. The debt instruments of foreign governments and their agencies and instrumentalities may or may not be supported by the full faith and credit of the foreign government. Additionally, governmental issuers of foreign debt securities may be unwilling to pay interest and repay principal when due and may require that the conditions for payment be renegotiated. In addition, the value of securities denominated in foreign currencies and of dividends and interest paid with respect to such securities will fluctuate based on the relative strength of the U.S. dollar.

Foreign markets, while growing in volume and sophistication, may not be as developed as those in the United States, and securities of some foreign issuers may be less liquid and more volatile than securities of comparable U.S. issuers. Foreign trading, settlement and custodial practices (including those involving settlement where Fund assets may be released prior to receipt of payment) may be less developed than those in U.S. markets, and may result in increased risk or substantial delays in the event of a failed trade or the insolvency of, or breach of duty by, a foreign broker/dealer, securities depository, or foreign subcustodian. In addition, the costs associated with foreign investments, including withholding or other taxes, brokerage commissions, and custodial costs, are generally higher than with U.S. investments. Some countries limit the ability to profit from short-term trading (as defined in that country).

Foreign markets may offer less protection to investors than U.S. markets. Foreign issuers may not be bound by uniform accounting, auditing, and financial reporting requirements and standards of practice comparable to those applicable to U.S. issuers. Adequate public information on foreign issuers may not be available, and it may be difficult to secure dividends and obtain information regarding corporate actions on a timely basis. Legislation passed in the United States effectively prohibits securities of foreign issuers (including those based in China) from being listed on a U.S. securities exchange or traded in the United States over-the-counter market if, because of a position taken by an authority in a foreign jurisdiction, the PCAOB is unable to inspect or investigate the issuer's audit work papers over a certain period of time. To the extent a Fund invests in the securities of an impacted issuer, delisting or other prohibitions on trading in the securities of the issuer could impair the Fund's ability to transact in such securities and significantly impact a security's liquidity and market price (and thus the Fund's net asset value). The Fund would also need to seek other markets in which to transact in such securities, which could increase the Fund's trading costs.

Foreign securities may trade on markets that are closed when the U.S. markets are open. As a result, accurate pricing information based on foreign market prices may not always be available. In general, there may be less overall governmental supervision and regulation of securities exchanges, brokers, and listed companies than in the United States. Over-the-counter markets tend to be less regulated than stock exchange markets and, in certain countries, may be totally unregulated. Regulatory enforcement may be influenced by economic or political concerns, and investors may have difficulty enforcing their legal rights in foreign countries. Investors in foreign countries may have limited rights and few practical remedies to pursue shareholder claims, including class actions or fraud claims, and the ability of the SEC, the U.S. Department of Justice and other U.S. authorities to bring and enforce actions against foreign issuers or foreign persons is limited.

Some foreign investments impose restrictions on transfer within the United States or to U.S. persons. Although investments subject to such transfer restrictions may be marketable abroad, they may be less liquid than foreign investments that are not subject to such restrictions.

Foreign countries may have reporting requirements with respect to the ownership of securities, and those reporting requirements may be subject to interpretation or change without prior notice to investors. While the Fund makes reasonable efforts to stay informed of foreign reporting requirements relating to the Fund's non-U.S. portfolio securities, no assurance can be given that the Fund will satisfy applicable foreign reporting requirements at all times.

Global economies and financial markets are interconnected, and conditions in one country, region, or market could adversely impact economic conditions, market conditions, and issuers in other countries, regions, or markets. For example, a member state’s decision to leave the European Monetary Union and/or the European Union, or any increased uncertainty as to the status of such entities, could have significant adverse effects on global currency and financial markets, and on the values of the Fund’s investments. The European Union faces challenges related to member states seeking to change their relationship with the European Union, exemplified by the United Kingdom’s withdrawal from the European Union in 2020 (an event commonly referred to as “Brexit”). Brexit has resulted in volatility in European and global markets and could have negative long-term impacts on financial markets in the United Kingdom and throughout Europe. There is still considerable uncertainty relating to the potential consequences of the exit, how the negotiations for new trade agreements will be conducted, and whether the United Kingdom's exit will increase the likelihood of other countries also departing the European Union. During this period of uncertainty, the negative impact on not only the United Kingdom and European economies, but the broader global economy, could be significant, potentially resulting in increased market volatility and illiquidity, political, economic, and legal uncertainty, and lower economic growth for companies that rely significantly on Europe for their business activities and revenues.

Any further exits from the European Union, or the possibility of such exits, or the abandonment of the euro, may cause additional market disruption globally and introduce new legal and regulatory uncertainties. Among other things, a member state’s decision to leave the European Union or abandon the euro could result in increased market volatility and illiquidity; fluctuations in asset values; fluctuations in exchange rates; decreased liquidity of investments located, traded, or listed within the European Union, the United Kingdom, or elsewhere; changes in the willingness or ability of financial and other counterparties to enter into transactions or the price and terms on which other counterparties are willing to transact; and/or changes in legal and legal and regulatory regimes to which Fund investments are or become subject. In addition, companies with a significant amount of business in Europe may experience lower revenue and/or profit growth. Uncertainty regarding any member state’s exit from the European Union also may lead to instability in the foreign exchange markets, including volatility in the value of the euro. These events could have a significant adverse impact on Fund performance and the value of investments held by the Fund. Additionally, certain European countries have developed increasingly strained relationships with the U.S., which could adversely affect European issuers that rely on the U.S. for trade. The national politics of certain countries in Europe have been unpredictable and subject to influence by disruptive political groups and ideologies, including for example, secessionist movements. The governments of European countries may be subject to change and such countries may experience social and political unrest. Unanticipated political or social developments may result in sudden and significant investment losses to the Fund. The occurrence of terrorist incidents or war in the European region also could negatively impact financial markets. The impact of these events could be significant and could adversely affect the value and liquidity of the Fund investments.

In February 2022, Russia commenced a large-scale military attack on Ukraine. The outbreak of hostilities between the two countries could result in more widespread conflict and could have a severe adverse effect on the regional and the global financial markets and economies. In addition, sanctions imposed on Russia, Russian individuals, including politicians, and Russian corporate and banking entities by the United States and other countries, and any sanctions imposed in the future, may have a significant adverse impact on the Russian economy and related markets. Such actions may also result in a decline in the value and liquidity of Russian securities and a weakening of the ruble, and could impair the Fund's ability to buy, sell, receive, or deliver Russian securities. In addition, securities market trading halts related to the conflict could adversely impact the value and liquidity of the Fund's holdings and could impair the Fund's ability to transact in and/or value portfolio securities. Additionally, Russia has taken retaliatory actions, including preventing repatriation of capital by U.S. and other investors. The ramifications of the ongoing conflict and related sanctions may negatively impact other regional and global financial markets (including in Europe, Asia, and the United States), companies in other countries (including those that have done business in Russia), various sectors, industries and markets for securities and commodities, such as oil and natural gas, and global supply chains, food supplies, inflation and global growth. The price and liquidity of the Fund's investments may fluctuate widely as a result of this and other geopolitical conflicts and related events. The extent and duration of any military conflict or future escalation of such hostilities (including cyberattacks), the extent and impact of existing and future sanctions, market disruptions and volatility, and the result of any diplomatic negotiations cannot be predicted. These and any related or similar future events could have a significant adverse impact on Fund performance and the value of an investment in the Fund.

Inflation. Inflation risk is the uncertainty over the future real value (after inflation) of an investment. Inflation rates may change frequently and drastically as a result of various factors, including unexpected shifts in the domestic or global economy, and the Fund’s investments may not keep pace with inflation, which may result in losses to Fund investors or adversely affect the real value of shareholders’ investments in the Fund. Monetary policy measures have in the past, and may in the future, exacerbate risks associated with rising interest rates. In periods of rising interest rates, fixed income securities markets may experience heightened levels of interest rate volatility and liquidity risk.

Interfund Borrowing and Lending Program. Pursuant to an exemptive order issued by the SEC, the Fund may borrow money from and/or lend money to other Funds advised by MFS and for which MFD acts as the principal underwriter. Any loans under the program will be set at an interest rate that is the average of the highest rate available to a lending MFS Fund from an investment in overnight repurchase agreements and the approximate lowest rate at which bank short-term loans would be available to a borrowing MFS Fund. A borrowing MFS Fund may have to borrow from a bank at a higher rate if an interfund loan is called or not renewed. Any delay in repayment of an interfund borrowing to a lending MFS Fund could result in lost investment opportunities or borrowing costs.

Liquidity. Certain investments and types of investments are subject to restrictions on resale, may trade in the over-the-counter market, or may not have an active trading market due to adverse market, economic, industry, political, regulatory, geopolitical and other conditions, including trading halts, sanctions, or wars. Investors trying to sell large quantities of a particular investment or type of investment, or lack of market makers or other buyers for a particular investment or type of investment may also adversely affect liquidity. At times, all or a significant portion of a market may not have an active trading market. Without an active trading market where frequent and large purchase and sale transactions of a security occur without significantly affecting the price of that security, it may be difficult to value and not possible to sell these investments and the Fund may have to sell certain of these investments at a price or time that is not advantageous in order to meet redemptions or other cash needs.

Money Market Instruments. Money market instruments, or short-term debt instruments, consist of obligations such as commercial paper, bank obligations (e.g., certificates of deposit and bankers’ acceptances), repurchase agreements, and various government obligations, such as U.S. Treasury bills. Money market instruments may be structured to be, or may employ a trust or other form so that they are, eligible investments for money market funds. For example, put features can be used to modify the maturity of a security or interest rate adjustment features can be used to enhance price stability. If a structure fails to function as intended, adverse tax or investment consequences may result. Neither the IRS nor any other regulatory authority has ruled definitively on certain legal issues presented by certain structured securities. Future tax or other regulatory determinations could adversely affect the value, liquidity, or tax treatment of the income received from these securities. Commercial paper is a money market instrument issued by banks or companies to raise money for short-term purposes. Unlike some other debt obligations, commercial paper is typically unsecured. Commercial paper may be issued as an asset-backed security.

During the market volatility caused by the novel coronavirus (COVID-19) outbreak, many money market instruments that were thought to be highly liquid became illiquid and lost value. The U.S. government and the U.S. Federal Reserve, as well as certain foreign governments and central banks, took extraordinary actions with respect to the financial markets generally and money market instruments in particular. While these actions have stabilized the markets for these instruments, there can be no assurances that those actions will continue or continue to be effective. If the Fund's money market instruments become illiquid, the Fund may be unable to satisfy certain of its obligations or may only be able to do so by selling other securities at prices or times that may be disadvantageous to do so.

A widespread health crisis such as a global pandemic could cause substantial market volatility and have long-term effects on the United States and world economies and markets generally. For example, the COVID-19 outbreak resulted in significant disruptions to global business activity, including closed international borders, quarantines and travel restrictions, disruptions to business operations and supply chains, and lower consumer demand and economic output. Multiple surges in cases globally, the availability and widespread adoption of vaccines, and the emergence of variant strains of the virus continue to create uncertainty as to the future and long-term impacts resulting from the pandemic. Epidemics and pandemics that may arise in the future could negatively affect the global economy, as well as the economies of individual countries, the financial performance of individual companies and sectors, and the securities and commodities markets in general in significant and unforeseen ways. A health crisis may also exacerbate other pre-existing political, social and economic risks. Any such impacts could adversely affect the prices and liquidity of the Fund's investments and the Fund's performance.

Municipal Instruments. Debt obligations or other instruments or participations therein issued by or on behalf of (or that are otherwise treated for federal tax purposes as issued by or an obligation of) states, territories and possessions of the United States and the District of Columbia and their political subdivisions, agencies or instrumentalities, are known as “municipal instruments.” Generally, interest received on municipal instruments is exempt from U.S. federal income tax. The tax-exempt nature of the interest on a municipal instrument is generally the subject of a bond counsel opinion delivered in connection with the issuance of the instrument. There is no assurance that the IRS will agree with bond counsel’s opinion that such interest is tax-exempt or that the interest payments on such municipal instruments will continue to be tax exempt for the life of the municipal instrument. Issuers or other parties generally enter into covenants requiring continuing compliance with federal tax requirements to preserve the tax-free status of interest payments over the life of the municipal instrument. If at any time the covenants are not complied with, or if the IRS otherwise determines that the issuer did not comply with relevant tax requirements, interest payments from a municipal instrument could become subject to U.S. federal income tax, possibly retroactively to the date the municipal instrument was issued. As a result, an investor may need to amend prior year income tax returns. Certain types of structured securities are designed so that tax-exempt interest from municipal instruments held by the underlying entity will pass through to the holders of the structured security. There is no assurance that the IRS will agree that such interest is tax exempt.

From time to time, proposals have been introduced before Congress and state legislatures to restrict or eliminate the federal and state income tax exemption for interest on municipal instruments. Similar proposals may be introduced in the future. Such legislation or court or tax rulings that eliminate or cap the federal and/or state deduction of interest from municipal instruments could adversely affect the price of municipal instruments and the interest paid by the municipal instruments, and may restrict or eliminate the ability of the Fund to achieve its respective investment objective. Federal policies are always a risk to the states and may affect municipal instruments. Federal elections, including presidential elections, may raise additional uncertainty and election results may result in changes in taxation, regulatory shifts, and/or funding allocations that could impact a state’s revenue streams, property values, and migration patterns.

The value of municipal instruments can be affected by changes in their actual or perceived credit quality. The credit quality and ability to pay principal and interest when due of municipal instruments can be affected by, among other things, the financial condition of the issuer or guarantor, the issuer’s future borrowing plans and sources of revenue, the economic feasibility of the revenue bond project or general borrowing purpose, or political or economic developments in the region where the instrument is issued. Municipal instruments generally trade in the over-the-counter market. Information about the financial condition of an issuer of municipal bonds may not be as extensive or frequently available as that which is made available by corporations whose securities are publicly traded.

General obligation bonds are backed by the issuer's pledge of its full faith and credit and taxing power for the repayment of principal and the payment of interest. Issuers of general obligation bonds include states, territories, counties, cities, towns, and regional districts. The proceeds of these obligations are used to fund a wide range of public projects, including construction or improvement of schools, highways and roads, and water and sewer systems. The rate of taxes that can be levied for the payment of debt service on these bonds may be limited. Additionally, there may be limits as to the rate or amount of special assessments or taxes that can be levied to meet these obligations.

Some general obligation bonds are backed by both a pledge of a specific revenue source, such as a special assessment or tax and an issuer’s pledge of its full faith and credit and taxing power. Debt service from these general obligation bonds is typically paid first from the specific revenue source and second, if the specific revenue source is insufficient, from the general taxing power.

Revenue bonds are generally backed by the specific revenues derived from a particular facility, group of facilities, or, in some cases, the proceeds of a special excise tax or other specific revenue source, such as a state's or local government's proportionate share of the payments from the Tobacco Master Settlement Agreement. Revenue bonds are issued to finance a wide variety of capital projects. Examples include electric, gas, water and sewer systems; highways, bridges, and tunnels; port and airport facilities; colleges and universities; and hospitals. Industrial development bonds, a type of revenue bond, are issued by or on behalf of public authorities to raise money to finance various privately operated facilities for a variety of purposes, including economic development, solid waste disposal, transportation, and pollution control. Although the principal security for revenue bonds is typically the revenues of the specific facility, project, company or system, many revenue bonds are secured by additional collateral in the form of a mortgage on the real estate comprising a specific facility, project or system, a lien on receivables and personal property, as well as the pledge of various reserve funds available to fund debt service, working capital, capital expenditures or other needs. Specific revenues and other security pledged may be insufficient to pay principal and interest due which will cause the price of the bonds to decline. In some cases, revenue bonds issued by an authority are backed by a revenue stream unrelated to the issuer, such as a hotel occupancy tax, a sales tax, or a special assessment. In these cases, the ability of the authority to pay debt service is solely dependent on the revenue stream generated by the special tax. Furthermore, the taxes supporting such issues may be subject to legal limitations as to rate or amount.

Municipal bond insurance policies typically insure, subject to the satisfaction of the policy conditions and certain other restrictions, timely and scheduled payment of all principal and interest due on the underlying municipal instruments. Municipal bond insurance does not insure against market fluctuations which affect the price of a security.

The insurance may be obtained by either (i) the issuer at the time the municipal instrument is issued, commonly referred to as primary market insurance, or (ii) another party after the municipal instrument has been issued, commonly referred to as secondary market insurance.

The value of a municipal bond insurance policy is dependent on the credit quality and financial strength of the company providing such insurance and its ability to fulfill its claims-paying obligations. As a result of ratings downgrades and withdrawals from the municipal bond insurance business, some municipal bond insurance policies may have little or no value.

Municipal bonds may be more susceptible to downgrades or defaults during economic downturns or similar periods of economic stress, which in turn could affect the market values and marketability of many or all municipal obligations of borrowers in a state, U.S. territory, or possession. Certain adverse events, such as the COVID-19 outbreak, may significantly stress the financial resources of certain municipal issuers, in some cases weakening their ability to meet their financial obligations and harming the value of the Fund’s investments. Factors contributing to the economic stress on municipal issuers may include a decrease in revenues supporting the bonds due to factors such as lower sales tax revenue as a result of decreased consumer spending, lower income tax revenue due to higher unemployment, and a decrease in the value of collateral backing the revenue bonds issued by hospitals, colleges and universities, toll roads, convention centers, stadiums, casinos, and others due to closures and/or curtailment of services and/or changes in consumer behavior. Since some municipal obligations may be secured or guaranteed by banks and other institutions, the risk to a Fund could increase if the banking or financial sector suffers an economic downturn and/or if the credit ratings of the institutions issuing the guarantee are downgraded or at risk of being downgraded by a national rating organization. If such events were to occur, the value of the security could decrease or the value could be lost entirely, and it may be difficult or impossible for a Fund to sell the security at the time and the price that normally prevails in the market.

In addition to being downgraded, if a municipality experiences significant financial distress, depending on applicable law, it may become subject to emergency oversight, and in some jurisdictions may be eligible to file a petition for relief under Chapter 9 of the U.S. Bankruptcy Code. As a result of these actions, a distressed municipality may be entitled to certain protections from the enforcement of rights and remedies by creditors in order to permit the municipality to negotiate and execute a plan for the reorganization of its debts. Such a reorganization of debts may include the extension of debt maturities, reduction in the amount of principal and interest due thereon, alterations to contractual provisions and other measures which may significantly affect the value of the securities issued by the municipality and the value of the Fund's investments therein.

Education. In general, there are two types of education-related bonds: (i) those issued to finance projects for public and private colleges and universities, charter schools and private schools, and (ii) those representing pooled interests in student loans. Bonds issued to supply educational institutions with funding or to fund construction and other projects which benefit the educational institution are subject to many risks, including the risks of unanticipated revenue decline, primarily the result of decreasing student enrollment, decreasing state and federal funding, or a change in general economic conditions, including the events surrounding the COVID-19 pandemic. Additionally, higher than anticipated costs associated with salaries, utilities, insurance or other general expenses could impair the ability of a borrower to make annual debt service payments. Charter schools are subject to the additional risk that the contract (or charter) may be revoked for failure to meet academic or fiscal management standards, safety or health-related issues, or other reasons. Student loan revenue bonds are typically offered by state (or substate) entities and are primarily backed by pools of private student loans. Underlying student loans are generally unsecured loans made to parents or students which may be supported by reserves or other forms of credit enhancement. Cash flows supporting student loan revenue bonds are impacted by numerous factors, including the rate of student loan defaults, seasoning of the loan portfolio, unemployment rates, the trust's overall ability to generate excess spread, and loan modifications. Since bonds are issued prior to the origination of student loans, there is risk that bond proceeds are not fully disbursed to students, in which case the issuer has the option to retire bonds prior to the stated maturity or call date. Other risks associated with student loan revenue bonds include potential changes in federal legislation regarding student loan revenue bonds, bankruptcy protection for student loan borrowers, and continued federal interest and other program subsidies currently in effect.

Electric Utilities. The electric utilities industry is highly regulated at both the state and federal level. There are generally two types of electric utilities: municipal owned and investor owned. Municipal owned utilities typically benefit from a monopoly position and self-imposed rates, whereas investor owned utilities are typically subject to state and federal oversight for rates and/or subject to competition. Regardless of type, risks include: (a) the availability and cost of fuel, (b) the availability and cost of capital, (c) the effects on demand from economic conditions, (d) the effects of conservation on energy demand, (e) the effects of rapidly changing environmental, safety, and licensing requirements, and other federal, state, and local regulations, (f) timely and sufficient rate increases allowing for reasonable cost recovery including growing retiree obligations and changing fuel prices, (g) maintenance of existing assets and (h) timely and efficient construction of new assets including those to meet renewable energy mandates.

Health Care. The health care industry includes providers such as hospitals, nursing homes, retirement communities, and community health organizations. It is subject to regulatory action by a number of governmental agencies at the federal, state, and local level. A major source of revenues for the health care industry is payments from the Medicare and Medicaid programs. As a result, the industry is sensitive to legislative changes and reductions in governmental spending for such programs. A second major source of revenues for the health care industry is payments from private insurance companies and health maintenance organizations. As such, any changes to and reductions in reimbursement rates from these entities for services provided could be detrimental to the revenues of the providers. Numerous other factors may affect the industry, such as general and local economic conditions; the real estate market; demand for services; expenses (including for example, labor, malpractice insurance premiums and pharmaceutical products); and competition among health care providers. In the future, the following factors may adversely affect health care facility operations: national health reform legislation or proposed legislation; other state or local health care reform measures; medical and technological advances which dramatically alter the need for health services or the way in which such services are delivered; changes in medical coverage which alter the traditional fee-for-service revenue stream; and efforts by employers, insurers, and governmental agencies to reduce the costs of health insurance and health care services.

Housing. Housing revenue bonds typically are issued by a state, county, or local housing authority and are secured by mortgage loan repayments. The proceeds of these bonds may be used to make mortgage loans for single-family housing, multi-family housing, or a combination of the two. Due to the difficulty in precisely predicting demand for mortgages, there is a risk that the bond proceeds will be in excess of demand, which could result in early retirement of the bonds by the issuer. Moreover, such housing revenue bonds depend for their repayment upon the cash flow from the underlying mortgages, which cannot be precisely predicted when the bonds are issued, and is negatively impacted by an increase of the rate of mortgage defaults. Any difference in the actual cash flow from such mortgages from the assumed cash flow could have an adverse impact upon the ability of the issuer to make scheduled payments of principal and interest on the bonds, or could result in early retirement of the bonds. Additionally, the scheduled payments of principal and interest depend in part upon reserve funds established from the proceeds of the bonds, assuming certain rates of return on investment of such reserve funds. The financing of housing projects is affected by a variety of factors, including general economic conditions, interest rates, and real estate prices, which may impact the borrower’s ability to pay debt service and may impair the value of the collateral securing the bonds, if any. Some authorities provide additional security for the bonds in the form of insurance, subsidies (federal, state, or local), additional collateral, or state pledges (without obligation) to make up deficiencies. With respect to multi-family housing, additional risk factors include satisfactory completion of construction within cost constraints, the achievement and maintenance of a sufficient level of occupancy, sound management of the developments, timely and adequate increases in rents to cover increases in operating expenses, including taxes, utility rates and maintenance costs, changes in applicable laws and governmental regulations and social and economic trends. With respect to single family housing, additional risk factors include the additional credit risk of first-time homebuyers with lower incomes and mortgages with little or no equity.

Prepaid Gas Bonds. Payment of principal and interest on prepaid gas bonds is subject to the key risk that the gas supplier fails to provide the natural gas as agreed over the life of the contract between the gas supplier and the municipal utility. The gas supplier’s obligation to provide the natural gas is guaranteed by a financial institution and therefore the credit quality of this financial institution is an important factor in the credit quality and value of the bonds. Additional risks include the willingness and ability of the municipal utilities to purchase the gas when delivered. Failure to do so, among other things, could result in the bond being called.

Tender Option Bonds. The Fund may invest in certificates issued in tender option bond (TOB) transactions. A TOB is a common way of referring to floating rate certificates issued by a special purpose trust into which one or more municipal instruments are deposited. In a TOB transaction, the trust issues two classes of securities. The first class, the floating rate certificates (floaters), is typically sold to third-party investors and pays an interest rate that is reset periodically based on a specified index. The second class, the inverse floating rate certificates (inverse floaters), is typically issued to the investor(s) that deposited the municipal instruments into the trust, and pays an interest rate based on the difference between the interest rate earned on the underlying municipal instruments and the interest rate paid on the floaters, after expenses.

Holders of the floaters generally have the right to tender such securities back to the TOB trust for par plus accrued interest. A remarketing agent for the trust is required to attempt to re-sell any tendered floaters to new investors for the purchase price (the stated amount of the floaters plus accrued interest). If the remarketing agent is unable to successfully re-sell the tendered floaters, depending on the structure of the trust, a liquidity provider to the trust may elect to cause the trust to sell the municipal instruments held by the trust in an amount sufficient to purchase any tendered floaters or may provide a loan to the trust, the proceeds of which will be used to purchase the tendered floaters.

Holders of the inverse floaters typically have the right to partially or totally collapse their interest in the TOB trust by causing the holders of a proportional share of the floaters to tender their notes to the TOB trust at par plus accrued interest. Thereafter, holders of the inverse floaters may withdraw a corresponding share of the municipal instruments from the TOB trust.

Because holders of the floaters have the right to tender their securities to the TOB trust at par plus accrued interest, holders of the inverse floaters are exposed to all of the gains or losses on the underlying municipal bonds, despite the fact that their net cash investment is significantly less than the value of those bonds. This multiplies the positive or negative impact of the underlying bonds’ price movements on the value of the inverse floaters, thereby creating effective leverage.

Due to the leveraged nature of these investments, the value of an inverse floater will increase and decrease to a greater extent than the value of the TOB trust’s underlying municipal bonds in response to changes in market interest rates or credit quality. An investment in inverse floaters typically will involve greater risk than an investment in a fixed rate municipal bond.

Inverse floaters have variable interest rates that typically move in the opposite direction from movements in prevailing interest rates, most often short-term rates. Accordingly, the value of inverse floaters, or other obligations or certificates structured to have similar features, generally moves in the opposite direction from interest rates. The value of an inverse floater can be more volatile than the value of other debt instruments of comparable maturity and quality; during periods of rising interest rates, the prices of inverse floaters will tend to decline more quickly than those of fixed rate instruments. Inverse floaters incorporate varying degrees of leverage. Generally, greater leverage results in greater price volatility for any given change in interest rates.

A TOB transaction typically provides for the automatic termination of the trust upon the occurrence of certain adverse events. These events may include, among others, a credit rating downgrade or decrease in the value of the underlying municipal instruments below a specified level, a bankruptcy of the liquidity provider or the inability of the remarketing agent to re-sell to new investors floaters that have been tendered for repurchase. Following such an event, the underlying municipal instruments are generally sold for current market value and the proceeds generally distributed first to holders of the floaters in an amount equal to the purchase price of their securities plus accrued interest and then to the holders of the inverse floaters. The sale of the underlying municipal instruments following such an event could be at an adverse price that might result in the loss by the Fund of a substantial portion, or even all, of its investment in the related inverse floater.

Other accounts that are advised or sub-advised by MFS or its affiliates may make concurrent side-by-side investments in the same TOB trust, with each account participating in the TOB trust independently of the other participating accounts. In such a scenario, each account will generally bear the benefits and burdens of its proportional investment in the trust.

Both Section 619 (the "Volcker Rule") and Section 941 (the "Risk Retention Rules") of the Dodd-Frank Wall Street Reform and Consumer Protection Act apply to tender option bond programs. As a result of the Volcker Rule and the Risk Retention Rules, one or more investors in each TOB trust's inverse floaters must serve as the "sponsor" of the trust and undertake certain responsibilities. To the extent the Fund serves as such a sponsor, although the Fund may use a third-party service provider to complete some of these additional responsibilities, being the sponsor of the trust may give rise to certain additional risks including compliance, securities law and operational risks.

Inverse floaters may be subject to legal or contractual restrictions on resale and therefore may be less liquid than other types of securities. In addition, inverse floaters are subject to the risk that the structure does not work as intended and are subject to the credit risk of any third party service provider and to the third party service provider's ability or willingness to perform in accordance with the terms of the arrangement.

Transportation. Transportation debt may be issued to finance the construction of airports, toll roads, highways, or other transit facilities. Airport bonds are dependent on the economic conditions of the airport’s service area and may be affected by the business strategies and fortunes of specific airlines. They may also be subject to competition from other airports and modes of transportation. Air traffic generally follows broader economic trends and may be affected by the price and availability of fuel as well as perceived global safety risks including the COVID-19 pandemic. Toll road bonds are also affected by the cost and availability of fuel as well as toll levels, the presence of competing roads and the general economic health of an area, including the shift towards telework. Fuel costs, transportation taxes and fees, and availability of fuel also affect other transportation-related securities, as do the presence of alternate forms of transportation, such as public transportation.

Tobacco Settlement Revenue Bonds. Tobacco settlement revenue bonds are secured by a single source of revenue --a state or jurisdiction’s proportionate share of periodic payments made by tobacco companies under the Master Settlement Agreement (the “MSA”) entered into by participating cigarette manufacturers, 46 states, and other jurisdictions in November of 1998 in settlement of certain smoking-related litigation. Annual payments on the bonds are dependent on the receipt by the issuer of future settlement payments under the MSA. These annual payments are subject to numerous adjustments. The actual amount of future settlement payments depends on annual domestic cigarette shipments, inflation, market share gains by non-participating cigarette manufacturers, the resolution of disputes between the states and participating tobacco companies regarding diligent enforcement of statutes requiring escrow payments from non-participating manufacturers and other factors. MSA payment adjustments may cause bonds to be repaid faster or slower than originally projected. Tobacco bonds are subject to additional risks, including the risk that a tobacco company defaults on its obligation to make payments to the state or that the MSA or state legislation enacted pursuant to the MSA is void or unenforceable. Cigarette shipments (and therefore MSA payments) will be negatively affected by increased government regulation (such as a ban on menthol cigarettes), price increases above the rate of inflation (including tax increases by federal, state, and local authorities), increased health consciousness by smokers, increases in indoor and outdoor smoking restrictions, and increases in sales of other nicotine delivery devices (such as electronic cigarettes, smoking cessation products and smokeless tobacco).

Water and Sewer. Water and sewer revenue bonds are generally secured by the fees charged to each user of the service. The issuers of water and sewer revenue bonds generally enjoy a monopoly status and latitude in their ability to raise rates. However, lack of water supply due to insufficient rain, run-off, or snowpack can be a concern and has led to past defaults. Further, public resistance to rate increases, declining numbers of customers in a particular locale, costly environmental litigation, and Federal environmental mandates and the associated costs are challenges faced by issuers of water and sewer bonds. Also, water and sewer bonds issued by an enterprise of a municipality in financial distress may not be insulated from the financial insecurity of that municipality.

Municipal Lease Obligations. Municipal lease obligations and participations in municipal leases are undivided interests in a portion of an obligation in the form of a lease or installment purchase or conditional sales contract which is issued by a state, local government, or a municipal financing corporation to acquire land, equipment, and/or facilities (collectively hereinafter referred to as “lease obligations”). Generally, lease obligations do not constitute general obligations of the municipality for which the municipality's taxing power is pledged. Instead, a lease obligation is ordinarily backed by the municipality's covenant to budget for, appropriate, and make the payments due under the lease obligation. As a result of this structure, municipal lease obligations are generally not subject to constitutional debt limitations or other statutory requirements that may apply to other municipal securities.

Lease obligations may contain "non-appropriation" clauses which provide that the municipality has no obligation to make lease or installment purchase payments in future years unless money is appropriated for that purpose on a yearly basis. If the municipality does not appropriate in its budget enough to cover the payments on the lease obligation, the lessor may have the right to repossess and relet the property to another party. Depending on the property subject to the lease, the value of the property may not be sufficient to cover the debt.

In addition to the risk of "non-appropriation," municipal lease securities may not have as liquid a market as conventional municipal bonds. Furthermore, municipal lease obligations generally have the same risk characteristics as Municipal Instruments.

Regulatory Risk. Financial entities, such as investment companies and investment advisers, are generally subject to extensive government regulation. In addition, investments in certain industries, sectors, or countries may also be subject to extensive regulation. Government regulation may change frequently and may have significant adverse consequences. Economic downturns and political changes can trigger economic, legal, budgetary, tax, and other regulatory changes. Regulatory changes may change the way a Fund is regulated or the way the Fund's investments are regulated, affect the expenses incurred directly by the Fund and the value of its investments, and limit and/or preclude a Fund’s ability to pursue its investment strategy or achieve its investment objective.

Repurchase Agreements. A repurchase agreement is an agreement under which a buyer would acquire a security for a relatively short period of time (usually not more than a week) subject to the obligation of the seller to repurchase and the buyer to resell such security at a fixed time and price (representing the buyer’s cost plus interest). The buyer bears the risk of loss in the event that the other party to a repurchase agreement defaults on its obligations and the buyer is delayed or prevented from exercising its rights to dispose of the collateral. This risk includes the risk of procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. If Fund assets and/or collateral is maintained by a third party custodian, the Fund is also subject to the credit risk of the third party custodian. The Fund may engage in repurchase agreement transactions that are novated to the Fixed Income Clearing Corporation or to another clearinghouse. In such a case, the clearinghouse acts as the common counterparty to all repurchase transactions entered into under its repurchase agreement clearing program and guarantees that participants will receive their cash or securities collateral (as applicable) back at the close of the repurchase transaction. While this guarantee is intended to mitigate the counterparty risk and credit risk that exist in the case of a bilateral repurchase agreement transaction, the Fund is exposed to the risk of delays or losses in the event of a bankruptcy, other default, or non-performance by the clearinghouse or the clearinghouse sponsoring member through which the Fund transacts.

The SEC recently finalized rules that will require certain transactions involving U.S. Treasuries, including repurchase agreements, to be centrally cleared. Although the impact of these rules on the Fund is difficult to predict, they may reduce the availability or increase the costs of such transactions and may adversely affect the Fund’s performance.

Restricted Securities. Restricted securities are securities that are subject to legal restrictions on their resale. Difficulty in selling securities may result in a loss or be costly to an investor. Restricted securities generally can be sold in privately negotiated transactions, pursuant to an exemption from registration under the Securities Act of 1933, or in a registered public offering. Where registration is required, the holder of a registered security may be obligated to pay all or part of the registration expense and a considerable period may elapse between the time it decides to seek registration and the time it may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the holder might obtain a less favorable price than when it decided to seek registration of the security.

Reverse Repurchase Agreements. In a reverse repurchase agreement, an investor sells securities and receives cash proceeds, subject to its agreement to repurchase the securities at a later date for a fixed price reflecting a market rate of interest. There is a risk that the counterparty to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the investor. Unless the appreciation and income on assets purchased with proceeds from reverse repurchase agreements exceed the costs associated with them, the investor’s performance is lower than it otherwise would have been. A reverse repurchase agreement can be viewed as a borrowing. If a Fund makes additional investments with the proceeds while a reverse repurchase agreement is outstanding, this may be considered a form of leverage.

The SEC recently finalized rules that will require certain transactions involving U.S. Treasuries, including reverse repurchase agreements, to be centrally cleared. Although the impact of these rules on the Fund is difficult to predict, they may reduce the availability or increase the costs of such transactions and may adversely affect the Fund’s performance.

Securitized Instruments. Securitized instruments are debt instruments that generally provide payments of principal and interest based on the terms of the instrument and cash flows generated by the underlying assets. Underlying assets include residential and commercial mortgages, debt instruments, bank loans, motor vehicle installment sales contracts, installment loan contracts, leases of various types of real and personal property, receivables from revolving credit (e.g., credit cards) agreements and other receivables. The assets can be a pool of assets or a single asset (e.g., a loan to a specific corporation). Securitized instruments that represent an interest in a pool of assets provide greater credit diversification than securitized instruments that represent an interest in a single asset. Securitized instruments are issued by trusts or other special purpose entities that holds the underlying assets. Payment of interest and repayment of principal on securitized instruments may be largely dependent upon the cash flows generated by the underlying assets and, in certain cases, may be supported by letters of credit, surety bonds, or other credit enhancements.

The credit quality of securitized instruments depends primarily on the quality of the underlying assets, the rights of recourse available against the underlying assets and/or the issuer, the level of credit enhancement, if any, provided for the securities, and the credit quality of the credit-enhancement provider, if any. The value of securitized instruments may be affected by the various factors described above and other factors, such as changes in interest rates, the availability of information concerning the pool of assets and its structure, the creditworthiness of the servicing agent for the pool of assets, the originator of the underlying assets, or the entities providing the credit enhancement. Securitized instruments that do not have the benefit of a security interest in the underlying assets present certain additional risks that are not present with securitized instruments that do have a security interest in the underlying assets.

Some types of securitized instruments are often subject to more rapid repayment than their stated maturity date would indicate, as a result of the pass-through of prepayments of principal on the underlying assets. The rate of principal payments on these securitized instruments is related to the rate of principal payments on the underlying pool of assets and related to the priority of payment of the security with respect to the pool of assets. The occurrence of prepayments is a function of several factors, including interest rates, general economic conditions, the location and age of the underlying obligations, asset default and recovery rates, regulatory requirements, and other social and demographic conditions. Because prepayments of principal generally occur when interest rates are declining, an investor generally has to reinvest the proceeds of such prepayments at lower interest rates than those at which its assets were previously invested. Therefore, these securitized instruments may have less potential for capital appreciation in periods of falling interest rates than other income-bearing securities of comparable maturity. In periods of rising interest rates, the rate of prepayment tends to decrease, thereby lengthening the maturity of the asset-backed security, increasing the potential for loss.

Technology and Data Risk. MFS relies on both proprietary and third-party technology and data in business operations, as well as in providing investment advisory services to the Fund and other client accounts. The technological tools MFS employs include, but are not limited to, software, computer systems, digital systems, algorithms and various forms of automation, including machine learning and natural language processing. Vendors utilized by MFS may, depending on the nature of the services they provide, use similar technologies. MFS uses these technologies to enhance operational efficiency, to support its information technology environment, and to assist various MFS employees in the performance of their roles. As technology advances, MFS expects to continue to explore, test the utility of, and potentially use, a variety of technologies, including emerging forms of technology.

While MFS seeks to utilize reputable vendors and technology partners and seeks to employ reasonable controls with respect to technology and MFS’ technology environment, there are nonetheless risks associated with the use of technology. These risks include, but are not limited to: that a technology will not perform as expected or intended; that a technology will change over time without detection by MFS; and that a technology is susceptible to cyber security risk and can be configured or used in a way that leads to unexpected or unintended results. Additionally, legal and regulatory changes, such as those related to information privacy and data protection, may have an impact on the use of existing or emerging technologies, and may impact MFS and the Fund. For these and other reasons, the use of technology may result in losses, financial or otherwise, to the Fund.

MFS uses a range of data sourced internally or from third-party providers for a variety of purposes, including for use in the investment management process. MFS seeks to implement reasonable internal data governance practices and use reliable third-party data sources. Nevertheless, data may be inaccurate, incomplete, inconsistent or out-of-date, which may result in losses, financial or otherwise, to a Fund.

U.S. Government Securities. U.S. Government securities are securities issued or guaranteed as to the payment of principal and interest by the U.S. Treasury, by an agency or instrumentality of the U.S. Government, or by a U.S. Government-sponsored entity. Certain U.S. Government securities are not supported as to the payment of principal and interest by the full faith and credit of the U.S. Treasury or the ability to borrow from the U.S. Treasury. Some U.S. Government securities are supported as to the payment of principal and interest only by the credit of the entity issuing or guaranteeing the security. U.S. Government securities include mortgage-backed securities and other types of securitized instruments issued or guaranteed by the U.S. Treasury, by an agency or instrumentality of the U.S. Government, or by a U.S. Government-sponsored entity. For securities not backed by the full faith and credit of the United States, a Fund must look principally to the agency or instrumentality issuing or guaranteeing the securities for repayment and may not be able to assert a claim against the United States if the agency or instrumentality does not meet its commitment. Such securities may involve increased risk of loss of principal and interest compared to U.S. Government securities that are backed by the full faith and credit of the United States. It is possible that the U.S. Government may experience credit downgrades. Such a credit event may adversely affect the financial markets and securities held by the Fund. In addition, from time to time, uncertainty regarding the status of negotiations in the U.S. Congress to increase the statutory debt ceiling could increase the risk that the U.S. Government may default on payments of certain U.S. Government securities, cause the credit rating of the U.S. Government to be downgraded, increase volatility in the stock and bond markets, result in higher interest rates, reduce prices of U.S. Treasury securities, and/or increase the costs of various types of debt instruments, which may adversely affect the Fund.

Variable and Floating Rate Securities. Variable and floating rate securities are debt instruments that provide for periodic adjustments in the interest rate paid on the security. Variable rate securities provide for a specified periodic adjustment in the interest rate, while floating rate securities have interest rates that may change with changes to the level of prevailing interest rates or the issuer's credit quality. There is a risk that the current interest rate on variable and floating rate securities may not accurately reflect current market interest rates or adequately compensate the holder for the current creditworthiness of the issuer. Moreover, because rates on certain floating rate debt securities typically reset only periodically, changes in prevailing interest rates (and particularly sudden and significant changes) can cause fluctuations in value of floating rate debt securities held by the Fund. Variable and floating rate securities may decline in value if their interest rates do not rise as much, or as quickly, as interest rates in general. Conversely, floating rate securities will not generally increase in value if interest rates decline. Inverse floating rate securities may decrease in value if interest rates increase. Inverse floating rate securities may also exhibit greater price volatility than a fixed rate obligation with similar credit quality. When the Fund holds variable or floating rate securities, a decrease (or, in the case of inverse floating rate securities, an increase) in market interest rates will adversely affect the income received from such securities.

Some variable or floating rate securities are structured with liquidity features such as (1) put options or tender options that permit holders (sometimes subject to conditions) to demand payment of the unpaid principal balance plus accrued interest from the issuers or certain financial intermediaries or (2) auction rate features, remarketing provisions, or other maturity-shortening devices designed to enable the issuer to refinance or redeem outstanding debt securities (market-dependent liquidity features). The market-dependent liquidity features may not operate as intended as a result of the issuer's declining creditworthiness, adverse market conditions, or other factors or the inability or unwillingness of a participating broker/dealer to make a secondary market for such securities. As a result, variable or floating rate securities that include market-dependent liquidity features may lose value and the holders of such securities may be required to retain them for an extended period of time or until maturity.

When-Issued, Delayed Delivery, and Forward Commitment Transactions. When-issued, delayed delivery, and forward commitment transactions, including securities purchased or sold in the to be announced (TBA) market, involve a commitment to purchase or sell a specific security at a predetermined price or yield at which payment and delivery take place after the customary settlement period for that type of security. Typically, no interest accrues to the purchaser until the security is delivered. When purchasing securities pursuant to one of these transactions, payment for the securities is not required until the delivery date. However, the purchaser assumes the rights and risks of ownership, including the risks of price and yield fluctuations and the risk that the security will not be issued or delivered as anticipated, and the seller loses the opportunity to benefit if the price of the security rises. If a Fund makes additional investments while a delayed delivery purchase is outstanding, this may result in a form of leverage. When a Fund has sold a security pursuant to one of these transactions, the Fund does not participate in further gains or losses with respect to the security. If the other party to a delayed delivery transaction fails to deliver or pay for the securities, a Fund could miss a favorable price or yield opportunity or suffer a loss. A Fund may renegotiate a when-issued, delayed delivery, or forward commitment transaction and may sell the underlying securities before delivery, which may result in capital gains or losses for the Fund.

TBA Transactions. A Fund may engage in purchases or sales of TBA securities, which usually are transactions in which a Fund buys or sells mortgage-backed securities on a delayed delivery or forward commitment basis. A TBA transaction typically does not designate the actual security to be delivered and only includes an approximate principal amount. TBA trades can be used by a Fund for investment purposes in order to gain or reduce exposure to certain securities, or for hedging purposes to adjust the risk exposure of a Fund’s portfolio without having to restructure the portfolio. Purchases and sales of TBA securities involve risks similar to those discussed above for other delayed delivery and forward commitment purchase and sale transactions. In addition, when a Fund sells TBA securities, it incurs risks similar to those incurred in short sales. For example, when a Fund sells TBA securities without owning or having the right to obtain the deliverable securities, it incurs a risk of loss because it could have to purchase the securities at a price that is higher than the price at which it sold them. Also, a Fund may be unable to purchase the deliverable securities if the corresponding market is illiquid.

FINRA rules include mandatory margin requirements for the TBA market with limited exceptions. The collateralization of TBA trades is intended to mitigate counterparty credit risk between trade and settlement, but could increase the cost of TBA transactions and impose added operational complexity.

Zero Coupon Bonds, Deferred Interest Bonds, and Payment-In-Kind Bonds. Zero coupon and deferred interest bonds are debt instruments which are issued at a discount from face value. The discount approximates the total amount of interest the instruments will accrue and compound over the period until maturity or the first interest payment date at a rate of interest reflecting the market rate of the instrument at the time of issuance. While zero coupon bonds do not require the periodic payment of interest, deferred interest bonds provide for a period of delay before the regular payment of interest begins. Payment-in-kind bonds are debt instruments which provide that the issuer may, at its option, pay interest on such instruments in cash or in the form of additional debt instruments. Such instruments may involve greater credit risks and may experience greater volatility than debt instruments which pay interest in cash currently.

APPENDIX F - INVESTMENT RESTRICTIONS

The Fund has adopted the following fundamental investment restrictions which cannot be changed without the approval of a Majority Shareholder Vote. In addition, the Fund has adopted the following non-fundamental policy which may be changed without shareholder approval.

As fundamental investment restrictions, the Fund may not:

(1) borrow money except to the extent such borrowing is not prohibited by the Investment Company Act of 1940, as amended (the ‘‘1940 Act’’) and exemptive orders granted under such Act;

(2) underwrite securities issued by other persons, except that all or any portion of the assets of the Fund may be invested in one or more investment companies, to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act, and except insofar as the Fund may technically be deemed an underwriter under the Securities Act of 1933, as amended, in selling a portfolio security;

(3) issue any senior securities except to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act; for purposes of this restriction, collateral arrangements with respect to any type of swap, option, Forward Contracts and Futures Contracts and collateral arrangements with respect to initial and variation margin are not deemed to be the issuance of a senior security;

(4) make loans except to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act; and

(5) purchase or sell real estate (excluding securities secured by real estate or interests therein and securities of companies, such as real estate investment trusts, which deal in real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (excluding currencies and any type of option, Futures Contracts and Forward Contracts) in the ordinary course of its business; the Fund reserves the freedom of action to hold and to sell real estate, mineral leases, commodities or commodity contracts (including currencies and any type of option, Futures Contracts and Forward Contracts) acquired as a result of the ownership of securities.

(6) purchase any securities of an issuer (other than securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities; tax-exempt obligations issued or guaranteed by a U.S. territory or possession, a state or local government, or a political subdivision of any of the foregoing; or securities issued by investment companies) in a particular industry if as a result 25% or more of its total assets (taken at market value at the time of purchase) would be invested in securities of issuers whose principal business activities are in the same industry.

As a non-fundamental policy, the Fund will not:

(1) invest in illiquid investments, if more than 5% of the Fund’s net assets (taken at market value) would be invested in such securities.

Except for fundamental investment restriction no. 1 and the Fund’s non-fundamental policy on investing in illiquid securities, these investment restrictions are adhered to at the time of purchase or utilization of assets; a subsequent change in circumstances will not be considered to result in a violation of policy. In the event the investments exceed the percentage specified in the Fund’s non-fundamental policy on illiquid investments, the Fund will reduce the percentage of its assets invested in illiquid investments in due course, taking into account the best interests of shareholders.

For purposes of fundamental investment restriction no. 5, investments in certain types of derivative instruments whose value is related to commodities or commodity contracts, including swaps and structured notes, are not considered commodities or commodity contracts.

For purposes of fundamental investment restriction no. 6, investments in other investment companies are not considered an investment in any particular industry and portfolio securities held by an underlying fund in which the Fund may invest are not considered to be securities purchased by the Fund.

F - 1

APPENDIX G - PORTFOLIO TRANSACTIONS AND BROKERAGE COMMISSIONS

Brokerage Commissions

The following brokerage commissions were paid by the Fund during the specified time periods:

Fund	Fiscal Year Ended	Brokerage Commissions Paid by Fund

MFS Institutional Money Market Portfolio	August 31, 2024	$0
	August 31, 2023	$0
	August 31, 2022	$0

Securities Issued by Regular Broker/Dealers

During the fiscal year ended August 31, 2024, the Fund purchased securities issued by the following regular broker/dealers of the Fund, and the following table sets forth the value of the Fund's aggregate holdings of the securities of each such issuer as of August 31, 2024:

	Fund	Broker/Dealer	Value of Securities

MFS Institutional Money Market Portfolio		BANK OF AMERICA CORP.	$102,727,296
		TORONTO-DOMINION BANK	$149,721,188
		GOLDMAN SACHS GROUP INC	$0[1]
		JPMORGAN CHASE & CO.	$0[1]
		STATE STREET CORP	$0[1]

[1]	The Fund sold the security prior to August 31, 2024.

G - 1

APPENDIX H - RECIPIENTS OF NON-PUBLIC PORTFOLIO HOLDINGS ON AN ONGOING BASIS

This list of recipients below is current as of December 10, 2024, and any additions, modifications, or deletions to this list that have occurred since that date are not reflected.

Name of Recipient	Purpose of Disclosure
AcadiaSoft	Software Vendor
BBH (Brown Brothers Harriman) Infomediary	System/Data Transmission Vendor

Bloomberg Indices	Software Vendor
Bloomberg L.P.	Analytical Tool
Board of Trustees	Fund Governance
Capital Confirmations, Inc.	Electronic Confirmation Services Between Fund Auditors and Brokers

Deloitte & Touche LLP	Independent Registered Public Accounting Firm for Certain of the MFS Funds

Donnelley Financial Services	Typesetting, Printing Services, and Software Vendor

FactSet Research Systems Inc.	Analytical Tool

ICE Data Services	Fund Pricing
Institutional Shareholder Services Inc.	Proxy Service Provider

Investcloud	Software Vendor

Lipper Inc.	Publication Preparation

Marklt Group	Pricing Service
Massachusetts Financial Services Co.	Fund Management
MSCI BARRA	Analytical Tool
OMGEO LLC	Software Vendor
Paragon Group UK Ltd.	Analytical Tool
Ropes & Gray LLP	Legal Counsel

State Street Bank and Trust Company	Fund Custodian for Certain of the MFS Funds
Snowflake, Inc.	Software Vendor
Toppan Merrill LLC	Software Vendor
Virtu ITG LLC	Analytical Tool

H - 1

Investment Adviser

Massachusetts Financial Services Company

111 Huntington Avenue, Boston, MA 02199

(617) 954-5000

Shareholder Servicing Agent

MFS Service Center, Inc.

P.O. Box 219341, Kansas City, MO 64121-9341

Toll free: (800) 225-2606

MFS® SERIES TRUST XIV

MFS® INSTITUTIONAL MONEY MARKET PORTFOLIO

PART C

Item 28. Exhibits

 (a)  1 Declaration of Trust, dated February 27, 2007, previously filed as Exhibit 1 of the Registrant's Registration Statement, filed on March 15, 2007.

   2 Amendment to Declaration of Trust, dated July 31, 2007, to terminate MFS Institutional Municipal Money Market Portfolio, previously filed as Exhibit 1(B) of the Registrant's Post-Effective Amendment No. 1, filed on August 30, 2007.

   3 Certification of Amendment to the Declaration of Trust, dated May 2, 2016, previously filed as Exhibit (a) 3 of the Registrant's Post-Effective Amendment No. 11, filed on August 1, 2016.

 (b)  1 Master Amended and Restated By-Laws, dated January 1, 2002, as revised through September 25, 2024; previously filed as Exhibit (b) 1 of MFS Active Exchange Traded Funds Trust (File Nos. 333-278691 and 811-23953) Pre-Effective Amendment No. 2, filed on September 26, 2024.

   2 Appendix A, as revised March 6, 2024, to the Master Amended and Restated By-Laws, dated January 1, 2002, as revised through March 6, 2024; previously filed as Exhibit (b) 2 of MFS Active Exchange Traded Funds Trust (File Nos. 333-278691 and 811-23953), Registration Statement on Form N-1A filed on April 15, 2024.

 (c)  Copies of instruments defining the rights of shareholders, including the relevant portions of: the Amended and Restated Declaration of Trust, dated February 27, 2007 (see Section 6.2), as amended through May 2, 2016, previously filed as Exhibit 1 of the Registrant's Registration Statement, filed on March 15, 2007, and the Master Amended and Restated By-Laws, dated January 1, 2002, as revised through September 25, 2024 (see Article III), previously filed as Exhibit (b) 1 of MFS Active Exchange Traded Funds Trust (File Nos. 333-278691 and 811-23953) Pre-Effective Amendment No. 2, filed on September 26, 2024.

 (d)  Investment Advisory Agreement, dated February 27, 2007 on behalf of MFS Institutional Money Market Portfolio, previously filed as Exhibit 4 of the Registrant's Registration statement, filed on March 15, 2007.

 (e)  Not Applicable.

 (f)  Not Applicable.

 (g)  1 Custodian Agreement between the Registrant and JPMorgan Chase Bank, N.A., dated November 13, 2006, previously filed as Exhibit 7(A) of MFS Series Trust II (File Nos. 33-07637 and 811-04775) Post-Effective Amendment No. 39, filed on January 26, 2007.

   2 Appendix A, as of May 3, 2022, to the Custodian Agreement between the Registrant and JPMorgan Chase Bank, N.A., dated November 13, 2006, previously filed as Exhibit (g) 9 of MFS Series Trust XII (File Nos. 333-126328 and 811-21780) Post-Effective Amendment No. 71, filed on June 17, 2022.

   3 Appendix E, as of October 7, 2010, to the Custodian Agreement between the Registrant and JPMorgan Chase Bank, N.A., dated November 13, 2006, previously filed as Exhibit (g) 7 of MFS Series Trust X (File Nos. 33-01657 and 811-04492) Post-Effective Amendment No. 76, filed on November 24, 2010.

   4 Amendment No. 1, as of May 5, 2010, to the Custodian Agreement between the Registrant and JPMorgan Chase Bank, N.A., dated November 13, 2006, previously filed as Exhibit (g) 6 of MFS Series Trust X (File Nos. 33-01657 and 811-04492) Post-Effective Amendment No. 73, filed on May 21, 2010.

   5 Amendment, dated December 1, 2022, to the Custodian Agreement between the Registrant and JPMorgan Chase Bank, N.A., dated November 13, 2006, previously filed as Exhibit (g) 6 of MFS Series Trust V (File Nos. 2-38613 and 811-02031) Post-Effective Amendment No. 90, filed on January 26, 2023.

   6 Schedule X, as of May 21, 2013, to the Custodian Agreement between each of the Investment Companies listed on Appendix A thereto and JPMorgan Chase Bank, N.A, previously filed as Exhibit (g) 9 of MFS Series Trust XIII (File Nos. 2-74959 and 811-03327) Post-Effective Amendment No. 53, filed on June 27, 2013.

   7 Fund Accounting Agreement between the Registrant and JPMorgan Investor Services Co., dated November 13, 2006, previously filed as Exhibit 7(B) of MFS Series Trust II (File Nos. 33-07637 and 811-04775) Post-Effective Amendment No. 39, filed on January 26, 2007.

   8 Appendix A, as of May 3, 2022, to the Fund Accounting Agreement between the Registrant and JPMorgan Chase Bank, N.A. (Successor in interest to J.P.Morgan Investor Services Co.), dated November 13, 2006, previously filed as Exhibit (g) 14 of MFS Series Trust XII (File Nos. 333-126328 and 811-21780) Post-Effective Amendment No. 71, filed on June 17, 2022.

   9 Appendix B, as of May 5, 2010, to the Fund Accounting Agreement between the Registrant and JPMorgan Investor Services Co., dated November 13, 2006, previously filed as Exhibit (g) 9 of MFS Series Trust X (File Nos. 33-01657 and 811-04492) Post-Effective Amendment No. 73, filed on May 21, 2010.

  10 Amendment, dated December 1, 2022, to the Fund Accounting Agreement between the Registrant and JPMorgan Chase Bank, N.A., dated November 13, 2006, previously filed as Exhibit (g) 10 of MFS Series Trust V (File Nos. 2-38613 and 811-02031) Post-Effective Amendment No. 90, filed on January 26, 2023.

  11 Supplemental Agreement between the Registrant and JPMorgan Chase Bank, N.A., dated April 9, 2024; previously filed as Exhibit (g) 11 of MFS Series Trust III (File Nos. 2-60491 and 811-02794) Post-Effective Amendment No. 73, filed on May 29, 2024.

  12 Amendment, dated June 20, 2023, to the Special Custody Services Agreement between the Registrant and State Street Bank and Trust Company, previously filed as Exhibit (g) 11 of MFS Series Trust XIV (File Nos. 811-02031) Post-Effective Amendment No. 90, filed on December 28, 2023.

 (h)  1 Shareholder Servicing Agent Agreement, dated February 27, 2007, previously filed as Exhibit 8(a) of the Registrant's Registration Statement, filed on March 15, 2007.

   2 Amendment (Massachusetts Privacy Provision), dated February 15, 2011, to the Shareholder Servicing Agent Agreement, dated February 27, 2007, previously filed as Exhibit (h) 2 of the Registrant's Post-Effective Amendment No. 6, filed on December 28, 2011.

   3 Amendment, dated May 2, 2016, to the Shareholder Servicing Agent Agreement, dated February 27, 2007, previously filed as Exhibit (h) 3 of the Registrant's Post-Effective Amendment No. 11, filed on August 1, 2016.

   4 Amendment, dated February 13, 2018, to the Amended and Restated Shareholder Servicing Agent Agreements, dated August 1, 1985, previously filed as Exhibit (h) 6 of MFS Series Trust VI (File Nos. 33-34502 and 811-06102) Post-Effective Amendment No. 46, filed on February 27, 2018.

   5 Master Administrative Services Agreement, dated March 1, 1997, as amended and restated April 1, 2023, previously filed as Exhibit (h) 7 of Massachusetts Investors Trust (File Nos. 2-11401 and 811-00203) Post-Effective Amendment No. 118, filed on April 27, 2023.

   6 Amendment, dated March 6, 2024, to the Master Administrative Services Agreement, dated March 1, 1997, as amended and restated April 1, 2023, previously filed as Exhibit (h) 8 of MFS Series Trust II (File Nos. 33-7637 and 811-04775) Post-Effective Amendment No. 69, filed on March 27, 2024.

   7 Exhibit A, dated April 1, 2023, to the Master Administrative Services Agreement, dated March 1, 1997, as amended and restated April 1, 2023, previously filed as Exhibit (h) 8 of Massachusetts Investors Trust (File Nos. 2-11401 and 811-00203) Post-Effective Amendment No. 118, filed on April 27, 2023.

   8 Exhibit B, dated April 1, 2023, to the Master Administrative Services Agreement, dated March 1, 1997, as amended and restated April 1, 2023, previously filed as Exhibit (h) 9 of Massachusetts Investors Trust (File Nos. 2-11401 and 811-00203) Post-Effective Amendment No. 118, filed on April 27, 2023.

   9 Exhibit C, dated April 1, 2023, to the Master Administrative Services Agreement, dated March 1, 1997, as amended and restated April 1, 2023, previously filed as Exhibit (h) 10 of Massachusetts Investors Trust (File Nos. 2-11401 and 811-00203) Post-Effective Amendment No. 118, filed on April 27, 2023.

  10 Exhibit D, dated March 6, 2024, to the Master Administrative Services Agreement, dated March 1, 1997, as amended and restated March 6, 2024, previously filed as Exhibit (h) 12 of MFS Series Trust II (File Nos. 33-7637 and 811-04775) Post-Effective Amendment No. 69, filed on March 27, 2024.

 (i)  Not Applicable.

 (j)  1 Power of Attorney, dated April 1, 2024 (Trustees); filed herewith.

   2 Power of Attorney, dated April 1, 2024 (DiLorenzo) (Phillips); filed herewith.

   3 Consent of Deloitte & Touche LLP, dated December 24, 2024, filed herewith.

 (k)  Not Applicable.

 (l)  Not Applicable.

 (m)  Not Applicable.

 (n)  Not Applicable.

 (o)  Reserved.

 (p)  MFS Code of Ethics Policy, effective December 29, 2023, previously filed as Exhibit (p) of MFS Series Trust V (File Nos. 2-38613 and 811-02031) Post-Effective Amendment No. 91, filed on January 25, 2024.

Item 29. Persons Controlled by or under Common Control with the Registrant

 The Registrant does not control or have common control over any persons.

Item 30. Indemnification

 The Registrant's organizational documents contain provisions indemnifying Trustees and officers against liability incurred in their official capacities. Subject to certain exceptions and limitations, Article V of the Registrant's Amended and Restated Declaration of Trust provides that every person who is or has been a Trustee, Advisory Trustee or officer of the Trust shall be indemnified by the Trust against all liability and against all expenses reasonably incurred or paid by him or her in connection with any claim, action, suit or proceeding in which that individual becomes involved as a party or otherwise by virtue of being or having been a Trustee, Advisory Trustee or officer and against amounts paid or incurred by that individual in the settlement thereof.

 In addition, section 4 of the Distribution Agreement provides that MFS Fund Distributors, Inc. ("MFD") will indemnify and hold harmless the Trust and each of its Trustees and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the Securities Act of 1933, as amended (the "Act") against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person's acquiring any shares, which may be based upon the Act or any other statute or common law, on account of any wrongful act of MFD or any of its employees (including any failure to conform with any requirement of any state or federal law or the Rules of Fair Practice of the National Association of Securities Dealers, Inc. (now known as the Financial Industry Regulatory Authority, Inc.) relating to the sale of shares) or on the ground that the registration statement or prospectus as from time to time may be amended and supplemented, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless any such act, statement or omission was made in reliance upon information furnished to MFD by or on behalf of the Trust, provided however that in no case is the indemnity of MFD in favor of any person indemnified to be deemed to protect the Trust or any such person against any liability to which the Trust or any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its or his duties or by reason of its or his reckless disregard of its obligations and duties under the Distribution Agreement.

 In addition, section 9 of the Shareholder Servicing Agent Agreement provides that the Fund will indemnify MFS Service Center, Inc. against and hold harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit (i) not resulting from bad faith or negligence, and arising out of, or in connection with, its duties on behalf of the Fund thereunder, and (ii) as a result of acting in accordance with instructions reasonably believed to have been executed or orally communicated by any person duly authorized by the Fund or its principal underwriter, or as a result of acting in accordance with written or oral advice reasonably believed to have been given by counsel for the Fund, or as a result of acting in accordance with any instrument or share certificate reasonably believed to have been genuine and signed, countersigned or executed by any person or persons authorized to sign, countersign or execute the same (unless contributed to by gross negligence or bad faith).

 The Trustees and Officers of the Registrant and the personnel of the Registrant's investment adviser and principal underwriter are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940, as amended.

 The Trust has also agreed to contractually provide each Trustee with assurance that indemnification will be available. The agreement between the Trust and each Trustee, in addition to delineating certain procedural aspects relating to indemnification and advancement of expenses, provides that each of the Funds severally shall indemnify and hold harmless the Trustee against any and all expenses as defined therein actually incurred or paid by the Trustee in any proceeding as defined therein in connection with the Trustee’s service to the relevant Fund, unless (i) the Trustee did not act in good faith in the reasonable belief that his or her action was in the best interests of the Fund or (ii) the Trustee is liable to the Fund or its shareholders by reason of the Trustee’s disabling conduct, and there has been a final adjudication on the merits in a relevant proceeding that the Trustee’s conduct fell within (i) or (ii).

 Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

Item 31. Business and Other Connections of Investment Adviser

 Business backgrounds of the officers and directors of Massachusetts Financial Services Company, the Registrant’s investment adviser (the “Investment Adviser” or “MFS”), that also hold positions with the Registrant are included under “Trustees and Officers” in the Statement(s) of Additional Information included in this Registration Statement. Certain officers and directors of the Investment Adviser serve as officers or directors of some or all of the Investment Adviser’s corporate affiliates and certain officers of the Investment Adviser serve as officers of some or all of the MFS funds and/or officers or directors of certain MFS investment products.

 The principal executive officer and certain directors of the Investment Advisor not included under “Trustees and Officers” in the Statement(s) of Additional Information included in this Registration Statement are listed below:

Name and Current Position with the Investment Adviser	Business, profession, vocation or employment

Carol W. Geremia Director, President and Head of Global Distribution, MFS	Director, MFS President, MFS Head of Global Distribution, MFS

Amrit Kanwal Director, Executive Vice President and Chief Financial Officer, MFS	Director, MFS Executive Vice President, MFS Chief Financial Officer, MFS

Timothy Deacon Director, MFS	Executive Vice President, Sun Life Financial, Inc. Chief Financial Officer, Sun Life Financial, Inc.

Melissa J. Kennedy Director, MFS	Executive Vice President, Sun Life Financial, Inc. Chief Legal and Public Policy Officer, Sun Life Financial, Inc.

Name and Current Position with the Investment Adviser	Business, profession, vocation or employment

Kevin D. Strain Director, MFS	President, Sun Life Financial, Inc. Chief Executive Officer, Sun Life Financial, Inc.

 The principal executive officer and the directors of MFS have been engaged during the past two fiscal years in no business profession, vocation or employment of a substantial nature other than as a principal executive officer and director of the Investment Adviser and certain Investment Adviser's corporate affiliates.

 The identity of those corporate affiliates is identified below.

Investment Adviser Corporate Affiliate	Address

MFS Institutional Advisors, Inc.	111 Huntington Avenue Boston, Massachusetts 02199 U.S.A.
MFS Service Center, Inc.	111 Huntington Avenue Boston, Massachusetts 02199 U.S.A.
MFS International Australia Pty Ltd.	Level 15, 20 Martin Place Sydney, NSW 2000, Australia
MFS do Brasil Desenvolvimento de Mercado Ltda. (Brazil)	Rua Joaquim Floriano, 1.052 – 11[o] Andar, conjunto 111, Itaim Bibi, São Paulo, SP, Brazil 04534-004
MFS International Singapore Pte. Ltd.	250 North Bridge Road, #08-01/04 Raffles City Tower Singapore 179101
MFS Investment Management Company (Lux.) S.à.r.l.	4 Rue Albert Borschette L-1246 Luxembourg, Grand Duchy of Luxembourg
MFS Investment Management K.K.	16 F Daido Seimei Kasumigaseki Building 1-4-2 Kasumigaseki 1-chome, Chiyoda-ku, Tokyo, Japan 100-0013
Sun Life of Canada (U.S.) Financial Services Holdings, Inc.	111 Huntington Avenue Boston, Massachusetts 02199 U.S.A.
3060097 Nova Scotia Company (NSULC)	Nova Centre – South Tower, Suite 1500 1625 Grafton Street, Halifax, Nova Scotia, Canada B3J 0E8
MFS Investment Management Canada Limited (MFS Canada)	77 King Street West, 35th Floor Toronto, Ontario, Canada M5K 1B7
MFS Heritage Trust Company	111 Huntington Avenue Boston, Massachusetts 02199 U.S.A.
Sun Life Financial Inc.	1 York Street Toronto, Ontario, M5J 0B6, Canada
MFS Fund Distributors, Inc.	111 Huntington Avenue Boston, Massachusetts 02199 U.S.A.

 The MFS Funds include the following. The address of the MFS Funds is: 111 Huntington Ave., Boston, MA 02199.

 Massachusetts Investors Trust

 Massachusetts Investors Growth Stock Fund

 MFS Series Trust I

 MFS Series Trust II

 MFS Series Trust III

 MFS Series Trust IV

 MFS Series Trust V

 MFS Series Trust VI

 MFS Series Trust VII

 MFS Series Trust VIII

 MFS Series Trust IX

 MFS Series Trust X

 MFS Series Trust XI

 MFS Series Trust XII

 MFS Series Trust XIII

 MFS Series Trust XIV

 MFS Series Trust XV

 MFS Series Trust XVI

 MFS Series Trust XVII

 MFS Active Exchange Traded Funds Trust

 MFS Municipal Series Trust

 MFS Variable Insurance Trust

 MFS Variable Insurance Trust II

 MFS Variable Insurance Trust III

 MFS Charter Income Trust

 MFS Government Markets Income Trust

 MFS High Income Municipal Trust

 MFS High Yield Municipal Trust

 MFS Intermediate High Income Fund

 MFS Intermediate Income Trust

 MFS Investment Grade Municipal Trust

 MFS Municipal Income Trust

 MFS Multimarket Income Trust

Item 32. Principal Underwriters

 (a) MFS Fund Distributors, Inc. (the "Distributor") acts as the principal underwriter of the following investment companies:

 Massachusetts Investors Trust

 Massachusetts Investors Growth Stock Fund

 MFS Series Trust I

 MFS Series Trust II

 MFS Series Trust III

 MFS Series Trust IV

 MFS Series Trust V

 MFS Series Trust VI

 MFS Series Trust VII

 MFS Series Trust VIII

 MFS Series Trust IX

 MFS Series Trust X

 MFS Series Trust XI

 MFS Series Trust XII

 MFS Series Trust XIII

 MFS Series Trust XV

 MFS Series Trust XVI

 MFS Series Trust XVII

 MFS Active Exchange Traded Funds Trust

 MFS Municipal Series Trust

 MFS Variable Insurance Trust

 MFS Variable Insurance Trust II

 MFS Variable Insurance Trust III

 (b) Directors and officers of the Distributor are described below:

Name	Title with the Distributor	Positions with the Registrant

Michael S. Keenan	Director and President	None
Carol Geremia	Director and Chairman of the Board	None
Heidi W. Hardin	Secretary	Secretary and Clerk
Charuda (Bee) Upatham- Costello	Treasurer and Senior Group Controller	None
Michael Hunt	Chief Compliance Officer	None
Christopher R. Bohane	Assistant Secretary	Assistant Secretary and Assistant Clerk
Daniel W. Finegold	Assistant Secretary	None
Jay C. Herold	Assistant Secretary	None
Jessica Howell	Assistant Secretary	None
Amanda Mooradian	Assistant Secretary	Assistant Secretary and Assistant Clerk
Joseph A. Zelic	Tax Officer	None

 The principal business address of each of these persons is 111 Huntington Ave., Boston, MA 02199.

 (c) Not applicable.

Item 33. Location of Accounts and Records

 The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

NAME	ADDRESS

Massachusetts Financial Services Company (investment adviser)	111 Huntington Avenue Boston, MA 02199
MFS Fund Distributors, Inc. (principal underwriter)	111 Huntington Avenue Boston, MA 02199
State Street Bank & Trust Company (custodian)	State Street Financial Center One Congress Street, Suite 1 Boston, MA 02114-2016
JPMorgan Chase Bank N.A. (custodian)	383 Madison Avenue New York, NY 10179
MFS Service Center, Inc. (transfer agent)	111 Huntington Avenue Boston, MA 02199
Ropes & Gray (counsel)	Prudential Tower 800 Boylston Street Boston, MA 02199-3600
Iron Mountain, Inc. (storage vendor)	Suite 150, 85 New Hampshire Avenue Portsmouth, NH 03801
Institutional Shareholder Services, Inc. (proxy voting administrator)	702 King Farm Boulevard Suite 400 Rockville, MD 20850-4045
UBS Asset Management (Americas) Inc., (former subadviser)	1285 Avenue of the Americas New York, NY 10019
Sun Capital Advisers LLC (former investment adviser)	1 Sun Life Park Wellesley Hills, MA 02481
Global Relay Communications, Inc. (electronic communications storage vendor)	220 Cambie Street, 2nd Floor Vancouver, BC V6B 2M9
The Depository Trust Company (DTC)	55 Water Street New York, NY 10041
SS&C Technologies (technology vendor)	80 Lamberton Rd Windsor, CT 06095
TerraNua U.S. Corp d.b.a. My Compliance Office (personal trading system)	535 5th Avenue, 4th Floor New York, NY 10017
Charles River Development (investment related records)	700 District Avenue Burlington, MA 01803
Icertis (contract management system)	14711 NE 29th Place, Suite 100 Bellevue, WA 98007
Access Fintech (records relating to failed or cancelled trades)	Amazon AWS Ashburn Data Center Smith Switch Road Ashburn, VA 20147

Item 34. Management Services

 None.

Item 35. Undertakings

 None.

NOTICE

Notice is hereby given that this Registration Statement has been executed on behalf of the Registrant by an officer of the Registrant as an officer and not individually, and the obligations of or arising out of this Registration Statement are not binding upon any of the Trustees, officers, or shareholders of the Registrant individually, but are binding only upon the assets and property of the Registrant.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused its Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston and The Commonwealth of Massachusetts on December 26, 2024.

 MFS® SERIES TRUST XIV

By: CHRISTOPHER R. BOHANE

Name: Christopher R. Bohane

Title: Senior Vice President and Deputy General Counsel

INDEX TO EXHIBITS

EXHIBIT NO. DESCRIPTION OF EXHIBIT

 (j)  1 Power of Attorney, dated April 1, 2024 (Trustees).

   2 Power of Attorney, dated April 1, 2024 (DiLorenzo) (Phillips).

   3 Consent of Deloitte & Touche LLP, dated December 24, 2024.